FOURTH AMENDED AND RESTATED TERM LOAN AND
                          ACQUISITION CREDIT AGREEMENT


                                  by and among


                                ALARMGUARD, INC.,
                                  as Borrower,

           SECURITY SYSTEMS HOLDINGS, INC., ALARMGUARD HOLDINGS, INC.,
               PROTECTIVE ALARMS OF CANADA, INC. AND DETECT, INC.,
                               as the Guarantors,

      BANKBOSTON, N.A. (successor by merger to Bank of Boston Connecticut),
                      GENERAL ELECTRIC CAPITAL CORPORATION,
                       IBJ SCHRODER BANK & TRUST COMPANY,
                                    CIBC INC.
                                       AND
     THE OTHER BANKS AND LENDERS WHICH MAY BECOME A PARTY TO THIS AGREEMENT,
                                 as the Lenders,

      BANKBOSTON, N.A. (successor by merger to Bank of Boston Connecticut), as the Administrative Agent,

                                       and

                    GENERAL ELECTRIC CAPITAL CORPORATION, as
                            the Documentation Agent.

                               AS OF JULY 31, 1998

                    FOURTH AMENDED AND RESTATED TERM LOAN AND
                          ACQUISITION CREDIT AGREEMENT


         This FOURTH AMENDED AND RESTATED TERM LOAN AND ACQUISITION CREDIT AGREEMENT is made as of this 31st day of July, 1998 by and among ALARMGUARD, INC., a Delaware corporation, with its chief executive office located at 125 Frontage Road, Orange, Connecticut 06477 ("Borrower"), the Guarantors which are or may become parties to this Agreement, the banks, financial institutions and other lenders which are or may become parties to this Agreement (individually, a "Lender" and collectively, the "Lenders"), BANKBOSTON, N.A. (successor by merger to Bank of Boston Connecticut), a national banking association, with an office located at 100 Pearl Street, Hartford, Connecticut 06103 as the Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, with an office located at 335 Madison Avenue, 12th Floor, New York, New York 10017 as the Documentation Agent for the Lenders (in such capacity, the "Documentation Agent").

                              W I T N E S S E T H:

         Borrower is a direct wholly-owned subsidiary of Security Systems Holdings, Inc., a Delaware corporation ("SSH"), SSH is a direct wholly-owned subsidiary of Alarmguard Holdings, Inc. ("Alarmguard Holdings"), and Protective Alarms of Canada, Inc. ("Protective Alarms") and Detect, Inc. ("Detect") are each a direct wholly-owned subsidiary of Borrower.

         Borrower, SSH, Alarmguard Holdings, Protective Alarms, BankBoston, N.A., General Electric Capital Corporation, IBJ Schroder Bank & Trust Company and CIBC Inc. entered into a certain Third Amended and Restated Term Loan and Acquisition Credit Agreement dated as of February 2, 1998 (as amended and in effect from time to time, the "Third Restated Credit Agreement") pursuant to which BankBoston, N.A., General Electric Capital Corporation, IBJ Schroder Bank & Trust Company and CIBC, Inc. agreed to make loans and advances to Borrower. Upon the execution of this Agreement, Borrower is currently indebted to the Lenders in the aggregate principal amount of $64,700,000.00 (the "Existing Loans"), exclusive of accrued and unpaid interest and other amounts due and payable under the Third Restated Credit Agreement.

         Borrower has requested that the Lenders amend and restate the terms and conditions of the Third Restated Credit Agreement, inter alia, to continue the Existing Loans, to add Detect as a party thereto and to provide for the extension of a term loan facility to Borrower.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Borrower, the Guarantors, the Lenders, the Administrative Agent and the Documentation Agent hereby agree that the Third Restated Credit Agreement shall (subject to the satisfaction of the conditions set forth in Section 5 hereof) be amended and restated as follows:

                             SECTION 1. DEFINITIONS

         All capitalized terms used in this Agreement, the Notes or the Other Documents, or in any certificate, report or other document, instrument or agreement executed or delivered pursuant hereto and thereto (unless otherwise indicated therein) shall have the meanings ascribed to such terms below.

         Section 1.1. "ACQUISITION" means any acquisition of the assets or Capital Stock of a Person made by Borrower or a Subsidiary of Borrower as permitted under Section 6.2. hereof.

         Section 1.2. "ACQUISITION DOCUMENTS" means the documents, agreements and instruments executed and delivered in connection with an Acquisition.

         Section 1.3. "ACQUISITION INTEGRATION COSTS" means the costs associated with each Acquisition consummated since February 2, 1998, including but not being limited to the Detect Acquistion and the Sentry Acqusition, and which are subject under GAAP to (i) the provisions of the Consensus Positions of the Emerging Issues Task Force under EITF 95-3: Recognition of Liabilities in Connection with a Purchase Business Combination, dated as of January 19, 1995, March 23, 1995, May18/19, 1995, and July20/21, 1995 and (ii) other pronouncements relating to the subject matter therof by other applicable ruling bodies.

         Section 1.4. "ACQUISITION LOAN" means each Revolving Loan obtained by Borrower to finance the purchase price for, and the reasonable fees, expenses and costs, including integration costs, incurred by Borrower in connection with, an Acquisition.

         Section 1.5. "ADJUSTED EURODOLLAR RATE" means, as applied to any Interest Period for a Eurodollar Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                        AER = [  IOR   ] *
                               --------
                              [1.00 - RP]

                        AER = Adjusted Eurodollar Rate
                        IOR = Interbank Offered Rate
                         RP = Reserve Percentage

                  * The amount in brackets shall be rounded upwards, if necessary to the next higher 1/100 of 1%.

         Where:

                  "Interbank Offered Rate" applicable to any Eurodollar Loan for any Interest Period means the rate of interest determined by the Administrative Agent to be the prevailing rate per annum at which deposits in U.S. dollars are offered to the Administrative Agent by first-class banks in the interbank Eurodollar market in which it regularly participates on or about 10:00 a.m. (Boston, Massachusetts time) two
(2) Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period.

                  "Reserve Percentage" applicable to any Interest Period means the rate (expressed as a decimal) applicable to any member bank of the Federal Reserve System during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) of such member bank with respect to "Eurocurrency liabilities" as that terms is defined under such regulations.

         Section 1.6. "ADMINISTRATIVE AGENT" shall have the meaning set forth in the Preamble hereof and shall include any successor to the Administrative Agent appointed pursuant to Section 10.10. hereof.

         Section 1.7. "ADMINISTRATIVE QUESTIONNAIRE" shall have the meaning set forth in Section 10.17. hereof.

         Section 1.8. "AFFILIATE" means any Person (i) which directly or indirectly controls, or is controlled by, or is under common control with, Borrower or any Subsidiary of Borrower; (ii) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of Borrower or any Subsidiary of Borrower or ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by Borrower or any Subsidiary of Borrower; or (iii) which is an officer, director, joint venturer or partner of any Person referred to in clause (i) or
(ii) above. The term "control" (and its correlative meanings "controlled by" and "under common control with") as used in this Section 1.8. means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise. Notwithstanding any provision of this Section 1.8. to the contrary, the Administrative Agent, the Documentation Agent and the Lenders shall not be considered an Affiliate of any Credit Party for purposes of this Agreement.

         Section 1.9. "AFFILIATE SUBORDINATION AGREEMENT" means each subordination agreement executed by an Affiliate of Borrower in favor of the Administrative Agent and the Lenders with respect to any Indebtedness due by Borrower to such Affiliate in substantially the form of EXHIBIT G-1 attached hereto, as any such Affiliate Subordination Agreement may be amended, supplemented, modified or confirmed from time to time.

         Section 1.10. "AGREEMENT" means this Fourth Amended and Restated Term Loan and Acquisition Credit Agreement, including all schedules and exhibits attached hereto, and any and all amendments, modifications and supplements hereto.

         Section 1.11. "ALARMGUARD HOLDINGS" shall have the meaning set forth in the Preamble hereof.

         Section 1.12. "ALARMGUARD HOLDINGS GUARANTEE" means the Guarantee Agreement executed by Alarmguard Holdings in favor of the Administrative Agent for the ratable benefit of the Lenders, as such Alarmguard Holdings Guarantee may be amended, supplemented, modified or confirmed from time to time .

         Section 1.13. "ALARMGUARD HOLDINGS PLEDGE" means the Pledge Agreement executed by Alarmguard Holdings in favor of the Administrative Agent for the ratable benefit of the Lenders , as such Alarmguard Holdings Pledge may be amended, supplemented, modified or confirmed from time to time.

         Section 1.14. "APPLICABLE LENDING OFFICE" means, for each Lender and for each type of Loan, the lending office of such Lender designated for such type of Loan as set forth on SCHEDULE 1.14. attached hereto, as said SCHEDULE
1.14. is amended, supplemented or modified from time to time, as the office by which its Loans of such type are to be made and maintained.

         Section 1.15. "APPROVED ACQUISITION INTEGRATION COSTS" means, as of any date as of which the amount thereof shall be determined, an amount equal to the sum of:

         (i) the aggregate Acquisition Integration Costs incurred in connection with Acquisitions for which the consent of the Lenders is not required under Section 6.2. hereof but which do not exceed in the aggregate for any individual Acquisition an amount equal to two (2) times the RMR acquired in connection with such Acquisition, PLUS

         (ii) the aggregate Acquisition Integration Costs which shall be approved after the Closing Date by the Lenders with respect to each of the Detect Acquisition and the Sentry Acquisition, PLUS

         (iii) the aggregate Acquisition Integration Costs which relate to any other Acquisition which requires the consent of the Lenders under
         Section 6.2. hereof and which were approved by the Administrative Agent, the Documentation Agent and the Lenders in accordance with such
         Section 6.2. hereof,

but excluding from such amount any Acquisition Integration Costs which relate to an Acquisition which was consummated more than one (1) year prior to such date of determination.

         Section 1.16 "ASSET SALE" means any sale, transfer or other disposition by Borrower or any of its Subsidiaries to any Person (other than to Borrower or a Subsidiary) of any asset (including, without limitation, any Capital Stock of another Person, but excluding the sale by such Person of its own Capital Stock) of Borrower or such Subsidiary.

         Section 1.17. "ASSIGNMENT AND ACCEPTANCE" shall have the meaning set forth in Section 13.1. hereof.

         Section 1.18. "BANKRUPTCY CODE" means Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time, and all rules and regulations promulgated thereunder.

         Section 1.19. "BASE RATE" means the greater of (i) the rate of interest announced from time to time by BankBoston, N.A. at its head office located at 100 Federal Street, Boston, Massachusetts 02100 as its "Base Rate", or (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/16 of 1%).

         Section 1.20. "BASE RATE LOAN" means any Loan bearing interest at a rate determined by reference to the Base Rate.

         Section 1.21. "BASE RATE MARGIN" means a percentage per annum determined as set forth in Section 2.4.5. hereof.

         Section 1.22. "BORROWER" shall have the meaning set forth in the Preamble hereof.

         Section 1.23. "BORROWER PLEDGE AGREEMENT" means the Pledge Agreement executed by Borrower in favor of the Administrative Agent for the ratable benefit of the Lenders, as such Borrower Pledge Agreement may be amended, supplemented, modified or confirmed on the Closing Date and from time to time thereafter.

         Section 1.24. "BORROWER SECURITY AGREEMENT" means the Amended and Restated Security Agreement executed by Borrower in favor of the Administrative Agent for the ratable benefit of the Lenders, as such Borrower Security Agreement may be amended, supplemented, modified or confirmed on the Closing Date and from time to time thereafter.

         Section 1.25. "BORROWING BASE" means, as of any date as of which the amount thereof shall be determined, an amount which is equal to RMR as of such date multiplied by 22.5.

         Section 1.26. "BUSINESS DAY" means, in the case of a Eurodollar Loan, any day in which dealings in foreign currencies and exchange between lenders may be carried on in the place where the Eurodollar Office is located and in Boston, Massachusetts and Hartford, Connecticut and, in all other cases, any day other than a Saturday, Sunday, legal holiday or other day on which lenders in the State of Connecticut or the Commonwealth of Massachusetts are required or permitted by law to close.

         Section 1.27. "CAPITAL EXPENDITURES" means, without duplication, for any period, the aggregate of all expenditures made by Borrower and its Subsidiaries that, in conformity with GAAP, are required to be included in the "additions to property, plant, equipment" or similar fixed asset account reflected within the consolidated Financial Statements of Borrower and its Subsidiaries.

         Section 1.28. "CAPITAL LEASE" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

         Section 1.29. "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents, however designated, of the capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         Section 1.30. "CASH PROCEEDS" means, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by Borrower and/or any of its Subsidiaries from such Asset Sale.

         Section 1.31. "CHANGE IN CONTROL EVENT" means any event which results in (i) Alarmguard Holdings ceasing to own directly 100% on a fully diluted basis of the Capital Stock of SSH (other than as a result of the consolidation of Alarmguard Holdings with SSH), (ii) SSH or Alarmguard Holdings ceasing to own directly 100% on a fully diluted basis of the Capital Stock of the Borrower, or
(iii) any Person (other than a Continuing Shareholder) or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (other than a group of the Continuing Shareholders) directly or indirectly having directly or indirectly acquired beneficial or record ownership of more than 20% of the aggregate ordinary voting power represented by the issued and outstanding shares of the Capital Stock of Alarmguard Holdings (including, but not being limited to, the acquisition of such beneficial or record ownership by way of proxy, voting trust, voting agreement or stock pledge) or (iv) the board of directors of Alarmguard Holdings ceasing to consist of a majority of Continuing Directors.

         Section 1.31.A. "CLASS" means with respect to any Loan such Loan's classification as either a Revolving Loan or a Term Loan.

         Section 1.32. "CLOSING DATE" means the date hereof or, if later, the date on which all conditions precedent to the amendment and restatement of the Third Restated Credit Agreement and the making of the initial Extension of Credit hereunder are satisfied or waived.

         Section 1.33. "CODE" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         Section 1.34. "COLLATERAL" means all collateral received or delivered as security for the Obligations pursuant to the Security Documents, and any properties and interests provided in addition to or in substitution for any of the foregoing.

         Section 1.35. "COLLATERAL DISCLOSURE LIST" means each list completed by Borrower for the purpose of disclosing certain information with respect to the Collateral in substantially the form attached hereto as EXHIBIT G-2, as any such Collateral Disclosure List may be amended, supplemented or modified from time to time.

         Section 1.36. "COMMITMENT" means, with respect to any Lender, at any time, such Lender's Revolving Loan Commitment and/or Term Loan Commitment, individually or collectively, as the case may be.

         Section 1.37. "COMMITMENT PERCENTAGE" means, with respect to each Lender, at any time, such Lender's Revolving Loan Commitment Percentage and/or Term Loan Commitment Percentage, as the case may be.

         Section 1.38. "CONSOLIDATED CURRENT ASSETS" means, as of any date as of which the amount thereof shall be determined, all amounts that should, in accordance with GAAP, be included as current assets on a consolidated balance sheet of Borrower and its Subsidiaries prepared as of such date; provided, however, that such amounts shall not include (a) cash or cash equivalents, (b) any amounts for any Indebtedness owing by an Affiliate of Borrower, unless such Indebtedness arose in connection with the sale of goods or other property in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (c) any Capital Stock issued by an Affiliate of Borrower,
(d) the cash surrender value of any life insurance policy or (e) any Consolidated Intangibles.

         Section 1.39. "CONSOLIDATED CURRENT LIABILITIES" means, as of any date as of which the amount thereof shall be determined, all amounts that should, in accordance with GAAP, be included as current liabilities (inclusive of deferred revenue) on the consolidated balance sheet of Borrower and its Subsidiaries prepared as of such date, plus, to the extent not already included therein, (a) all Indebtedness of any such Person that is payable upon demand or within one
(1) year from such date of determination unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one (1) year from such date of determination and (b) all reserves in respect of liabilities or Indebtedness payable on demand or, at the option of the Person to whom such Indebtedness is owed, within one (1) year from such date of determination, the validity of which is contested at such date, but excluding any payments in respect of any Indebtedness of any such Person (whether installment, serial maturity or sinking fund payments or otherwise) having an original term of more than one (1) year required to be made not more than one
(1) year after such date of determination.

         Section 1.40. "CONSOLIDATED EBITDA" means, in respect of Borrower and its consolidated Subsidiaries, for any period, the sum for such period of (a) Consolidated Net Income, (b) the sum of provisions for taxes, interest expense and depreciation and amortization expense used in determining such Consolidated Net Income and (c), without duplication of any amounts set forth in subsection
(b) hereof, the Direct Marketing Program Net Loss for such period but excluding from the calculation thereof Approved Acquisition Integration Costs actually incurred during such period.

         Section 1.41. "CONSOLIDATED INTANGIBLES" means, as of any date as of which the amount thereof shall be determined, all assets of Borrower and its Subsidiaries, determined on a consolidated basis as of such date, that would be classified as intangible assets in accordance with GAAP, but in any event including, without limitation, items such as (a) unamortized debt discount and expense, (b) unamortized organization and reorganization expense, (c) costs in excess of the net asset value of acquired companies, (d) patents, trade and service marks and names, copyrights, (e) research and development expenses except prepaid expenses, (f) all reserves not already deducted from assets; (g) any write-up in the book value of assets resulting from any reevaluation thereof (other than revaluations arising out of foreign currency valuations in accordance with GAAP) subsequent to the date of the Financial Statements referred to in Section 4.7 hereof, and (h) the value of any minority interests in any Person.

         Section 1.42. "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income (or deficit) of Borrower and its consolidated Subsidiaries for such period, determined in accordance with GAAP but excluding
(a) the income (or deficit) of any Person accrued prior to the date on which it becomes a Subsidiary or is merged into or consolidated with Borrower or any Subsidiary, (b) the income (or deficit) of any Person (other than a Subsidiary) in which Borrower or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by Borrower or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation or Requirement of Law applicable to such Subsidiary, (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period, (e) any aggregate net gain (but not aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), (f) any write-up of any asset, (g) any net gain from the collection of the proceeds of life insurance policies, (h) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of Borrower or any Subsidiary, (i) in the case of a successor to Borrower by merger or consolidation or as a transferee of its assets, any earnings of the successor corporation prior to such merger, consolidation or transfer of assets, (j) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary and (k) any extraordinary gains or losses other than those described in (a) through (j) above.


         Section 1.43. "CONSOLIDATED SENIOR DEBT" means, as of any date or for any period as of which the amount thereof shall be determined, the aggregate amount of Revolving Loans as of such date or during such period determined on a consolidated basis.


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                                       9


         Section 1.44. "CONSOLIDATED TOTAL DEBT SERVICE" means, for any period, the sum of (a) the amounts deducted for Consolidated Total Interest in determining Consolidated Net Income for such period and (b) the amounts of scheduled payments of principal of Indebtedness of Borrower and its consolidated Subsidiaries during such period.

         Section 1.45. "CONSOLIDATED TOTAL DEBT" means, as of any date or for any period as of which the amount thereof shall be determined, the aggregate Indebtedness of any Person and its Subsidiaries as of such date or during such period determined on a consolidated basis.

         Section 1.46. "CONSOLIDATED TOTAL INTEREST" means, for any period, the amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or similar caption (including without limitation, imputed interest included in payment under Capital Leases) on a consolidated income statement of Borrower and its consolidated Subsidiaries for such period, less the amount of any interest earned during such period.

         Section 1.47. "CONTINGENT OBLIGATION" means, as applied to any Credit Party or any of its Subsidiaries, any guarantee, endorsement or other contingent or surety obligation with respect to obligations of any other Person, whether or not reflected on the consolidated balance sheet of such Credit Party and its Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

         Section 1.48. "CONTINUING DIRECTORS" means the directors of Alarmguard Holdings on the Closing Date as set forth on SCHEDULE 1.48. attached hereto and each other director elected or appointed after the Closing Date if such director's nomination or appointment to the board of directors is recommended by a majority of the then Continuing Directors.

         Section 1.49. "CONTINUING SHAREHOLDERS" means the Persons possessing shares of the Capital Stock of Alarmguard Holdings as of the Closing Date and listed on SCHEDULE 1.49. attached hereto.

         Section 1.50. "CONTRACTUAL OBLIGATION" means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         Section 1.51. "CONTROL" means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise. "Controlling" and "Controlled" shall have meanings correlative thereto.

         Section 1.52. "CONTROLLED GROUP" means all trades or businesses (whether or not incorporated) under common control that together with Borrower or any Subsidiary, are treated as a single employer under Section 413(b) or 413(c) of the Code or Section 4001 of ERISA.

         Section 1.53. "CREDIT PARTIES" means Borrower, each of its Subsidiaries, SSH and Alarmguard Holdings, collectively.

         Section 1.54. "CREDIT PARTY" means Borrower, each of its Subsidiaries, SSH or Alarmguard Holdings, individually.

         Section 1.55. "CUSTOMER CONTRACTS" means contracts and agreements (x) which have been duly executed by and between Borrower and its customers, or any Subsidiary of Borrower and its customers, for regular and ongoing electrical protection, monitoring, closed circuit television and access control services and maintenance, fire and sprinkler inspection and testing and other related services and (y) which (i) have not been canceled by Borrower or any Subsidiary of Borrower in accordance with Borrower's cancellation policies and procedures in effect on April 15, 1997 as set forth in the Price Waterhouse Report, (ii) are not subject to cancellation in accordance with such policies and procedures or (iii) have not otherwise been canceled or terminated by Borrower or a customer.

         Section 1.56. "DEALER PROGRAM" means an internal marketing program conducted by Borrower, the costs and expenses of which are separately identified and segregated for accounting purposes in a manner satisfactory to the Administrative Agent and the Lenders, for the purpose of generating new Customer Contracts through authorized dealers and independent sales agents.

         Section 1.57. "DEALER PROGRAM COSTS" means, as of any date as of which the amount thereof shall be determined, the aggregate amount of all Program Capital Expenditures which relate to the Dealer Program as of such date plus the Dealer Program Net Loss as of such date.

         Section 1.58. "DEALER PROGRAM NET LOSS" means, for any period, the difference between (i) the revenue derived from the Dealer Program during such period less (ii) all expenses (excluding depreciation and amortization for such period relating to the Dealer Program) incurred by Borrower in connection with the Dealer Program during such period, all of the foregoing being calculated in accordance with GAAP.

         Section 1.59. "DEFAULT" means an event or condition that, but for the lapse of time, the giving of notice, or both, would constitute an Event of Default if that event or condition was not cured or removed within any applicable grace or cure period.

         Section 1.60. "DEFAULT RATE" means the rate of interest determined by increasing the rate of interest otherwise chargeable under this Agreement to a rate which shall be the lower of (i) the highest rate allowed by law or (ii) two percentage points (2.0%) above the rate of interest which would otherwise be in effect under this Agreement.

         Section 1.61. "DEFAULTING LENDER" shall have the meaning set forth in
Section 2.7.2. hereof.

         Section 1.62. "DEFERRED PURCHASE PRICE OBLIGATIONS" means any and all obligations of any Credit Party other than Borrower or a Subsidiary of Borrower incurred as permitted under Section 8.1.(g) hereof for amounts deferred or withheld in respect of the purchase price for any Acquisition, including amounts withheld as potential set-offs against Customer Contract terminations, purchase price adjustments or otherwise.

         Section 1.62.A. "DETECT" shall have the meaning set forth in the Preamble hereof.

         Section 1.62.B. "DETECT ACQUISITION" means the Acquisition by Borrower of Detect as of February 3, 1998.

         Section 1.63. "DIRECT MARKETING PROGRAM" means an internal marketing program conducted by Borrower, the costs and expenses of which are separately identified and segregated for accounting purposes in a manner satisfactory to the Administrative Agent and the Lenders for the purpose of generating new Customer Contracts through telemarketing or other marketing techniques by making an investment in the initial installation of a residential or small commercial security alarm monitoring system.

         Section 1.64. "DIRECT MARKETING PROGRAM COSTS" means, as of any date as of which the amount thereof shall be determined, the aggregate amount of all Program Capital Expenditures which relate to the Direct Marketing Program as of such date plus the Direct Marketing Program Net Loss as of such date.

         Section 1.65. "DIRECT MARKETING PROGRAM NET LOSS" means, for any period, the difference between (i) the revenue derived from the Direct Marketing Program during such period less (ii) all expenses (excluding depreciation and amortization for such period relating to the Direct Marketing Program) incurred by Borrower in connection with the Direct Marketing Program during such period, all of the foregoing being calculated in accordance with GAAP.

         Section 1.66. "DIVIDEND" or "DIVIDENDS" means the payment of any dividend or other distribution in respect of the Capital Stock of a Person in cash or other property (excepting distribution in the form of such Capital Stock) or the redemption or acquisition of any Capital Stock or security of a Person.

         Section 1.67. "DOCUMENTATION AGENT" shall have the meaning set forth in the Preamble hereof.

         Section 1.68. "DOLLARS" and "$" means dollars in the lawful currency of the United States of America.

         Section 1.69. "ENCUMBRANCE or "ENCUMBRANCES" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a financing lease or any analogous arrangements in any Credit Party's properties or assets, intended as, or having the effect of, security.

         Section 1.70. "ENVIRONMENTAL CERTIFICATE" shall have the meaning set forth in Section 5.2.11. hereof.

         Section 1.71. "ENVIRONMENTAL LAWS" means any and all applicable laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to the environment, including without limitation, the Clean Water Act, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), and as may be further amended (all together herein called "CERCLA"), the Federal Water Pollution Control Amendments, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, and any comparable or similar applicable environmental laws of the State of Connecticut and any other state in which Borrower maintains business premises. Likewise, the terms "hazardous substance," "release," and "threatened release" herein referenced in connection with Environmental Laws shall have the meanings specified in CERCLA and the terms "solid waste" and "dispose" (or "disposed") shall have the meanings specified in RCRA; PROVIDED, HOWEVER, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment, and PROVIDED FURTHER that, to the extent the laws of any state which establish a meaning for "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply to business operations conducted in that particular state.

         Section 1.72. "ERISA" means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder; collectively, as the same may from time to time be supplemented or amended and remain in effect.

         Section 1.72.A. "ESCROW AGREEMENT" means that certain Escrow Agreement executed and delivered by Detect, the Administrative Agent and the Administrative Agent's legal counsel as of February 2, 1998, as such Escrow Agreement may be amended, supplemented, modified or confirmed on the Closing Date and from time to time thereafter.

         Section 1.73. "EURODOLLAR LOAN" means any Loan which is bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

         Section 1.74. "EURODOLLAR MARGIN" means a per annum percentage determined in the manner set forth in Section 2.4.5. hereof.

         Section 1.75. "EURODOLLAR TRANCHE" means all Eurodollar Loans with respect to which the Interest Periods applicable thereto begin on the same date and end on the same later date (whether or not such Loans were originally made on the same day).

         Section 1.76. "EVENT OF DEFAULT" shall have the meaning set forth in
Section 11.1. hereof.

         Section 1.77. "EXCESS CASH FLOW" means, for any Fiscal Year, all amounts which would be included in Consolidated Net Income of Borrower and its Subsidiaries during such Fiscal Year,

      plus, (a) the sum of (i) to the extent that such amounts have been deducted in determining Consolidated Net Income for such fiscal period, all amounts attributable to depreciation and/or amortization and other non-cash charges to Consolidated Net Income and (ii) the decrease, if any, in the amount of the excess of Consolidated Current Assets over Consolidated Current Liabilities at the end of such Fiscal Year compared to the amount of the excess of Consolidated Current Assets over Consolidated Current Liabilities at the end of the immediately preceding Fiscal Year, minus, (b) the sum of (i) the amount of all regularly scheduled payments of principal of the Loans actually made during such Fiscal Year and the amount of any voluntary prepayment of principal of the Loans made during such Fiscal Year, (ii) the amount of Capital Expenditures permitted by
      Section 8.9. actually made during such Fiscal Year, (iii) the amount of payments made in respect of Capital Leases actually made during such Fiscal Year and (iv) the increase, if any, in the amount of the excess of Current Consolidated Assets over Consolidated Current Liabilities at the end of such Fiscal Year compared to the amount of the excess of Consolidated Current Assets over Current Consolidated Liabilities at the end of the immediately preceding Fiscal Year.

         Section 1.78. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         Section 1.79. "EXISTING LOANS" shall have the meaning set forth in the Preamble hereof.

         Section 1.80. "EXTENSION OF CREDIT" means any Loan or other extension of credit made by the Lenders to Borrower under this Agreement.

         Section 1.81. "FACILITY FEE" shall have the meaning set forth in
Section 2.5.1. hereof.

         Section 1.82. "FEDERAL FUNDS EFFECTIVE RATE" means for any day a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent.

         Section 1.83. "FEES" means the Facility Fee and any other fees payable under this Agreement to the Lenders, including, but not being limited to, any fees payable under Section 2.4.7. and Section 2.6.2., but excluding any fees payable to the Administrative Agent for its own account.

         Section 1.84. "FINANCIAL STATEMENT" or "FINANCIAL STATEMENTS" means, as of any date, or with respect to any period, as applicable, a financial report or reports consisting of (i) a balance sheet; (ii) an income statement; (iii) a statement of cash flow; and (iv) a statement of changes in stockholders' equity.

         Section 1.85. "FISCAL QUARTER" means each fiscal period of Borrower and its Subsidiaries ending on each March 31, June 30, September 30 and December 31 in each Fiscal Year.

         Section 1.86. "FISCAL YEAR" means each fiscal period of Borrower and its Subsidiaries commencing on January 1 in each calendar year and ending on December 31 in such year.

         Section 1.87. "FORECASTS" shall have the meaning set forth in Section
4.8. hereof.

         Section 1.88. "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Closing Date, consistently applied but subject to adjustment in accordance with Section 14.20. hereof.

         Section 1.89. "GOVERNING DOCUMENTS" means, as to any Person, the articles or certificate of incorporation and by-laws or other organic organizational or governing documents of such Person.

         Section 1.90. "GOVERNMENTAL AUTHORITY" means any Federal, state, local or foreign court, commission or tribunal, or governmental, administrative or regulatory agency, department, authority, instrumentality or other body exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

         Section 1.91. "GOVERNMENT OBLIGATIONS" means securities which are general obligations of the United States of America or which are unconditionally guaranteed by the United States of America as to timely payment of principal and interest.

         Section 1.92. "GUARANTEE" means the Alarmguard Holdings Guarantee, the SSH Guarantee or any Subsidiary Guarantee, individually.

         Section 1.93. "GUARANTEES" means the Alarmguard Holdings Guarantee, the SSH Guarantee and each Subsidiary Guarantee, collectively.

         Section 1.94. "GUARANTOR" means Alarmguard Holdings, SSH or any Subsidiary of Borrower, individually.

         Section 1.95. "GUARANTORS" means Alarmguard Holdings, SSH and the Subsidiaries of Borrower, collectively.

         Section 1.96. "HAZARDOUS MATERIALS" means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or terms of similar import under any applicable Federal, state or local law or under the regulations adopted or promulgated pursuant thereto, including, without limitation, Environmental Laws; (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (a) could pose a hazard to any properties or assets of Borrower or its Subsidiaries or (b) could cause any of such properties or assets to be in violation of any Environmental Laws; (iii) asbestos in any form, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; and (iv) any other chemical, material or substance, exposure to, or disposal of, which is now or hereafter prohibited, limited or regulated by any Federal, state or local governmental body, instrumentality or agency.

         Section 1.97. "INDEBTEDNESS" means, as of any date as applied to any Person, without duplication: (a) all indebtedness for borrowed money (whether by loan or the issuance and sale of debt securities); (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (e) obligations of such Person under interest rate swaps, caps, collars and similar arrangements and (f) all indebtedness secured by any Encumbrance on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person but Indebtedness shall not include Deferred Purchase Price Obligations or amounts payable by Alarmguard Holdings to the Internal Revenue Service in an aggregate amount not to exceed NINE HUNDRED SEVENTY-SEVEN THOUSAND AND N0/100 DOLLARS ($977,000.00) minus any amortization thereof since April 15, 1997.

         Section 1.98. "INTEREST PERIOD" means,

                  (a) with respect to each Eurodollar Loan, the period commencing on the date of the making or continuation of, or conversion to, such Eurodollar Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as Borrower may elect in the applicable Notice; and

                  (b) with respect to each Base Rate Loan, the period commencing on the date of the making or continuation of, or conversion to, such Base Rate Loan and ending on the Maturity Date or such earlier date as the Borrower may elect in the applicable Notice;

PROVIDED, HOWEVER, that:

                        (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans, such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                       (ii) any Interest Period applicable to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

                      (iii) any Interest Period that would otherwise end after the Maturity Date shall end on the Maturity Date;

                       (iv) notwithstanding clause (iii) above, no Interest Period applicable to a Eurodollar Loan shall have a duration of less than one
                                    (1) month and if any Interest Period
                                    applicable to such Loan would be for a
                                    shorter Interest Period, such Interest
                                    Period shall not be available hereunder; and

                        (v) notwithstanding any provision of this Agreement to the contrary, no Interest Period applicable to a Eurodollar Loan which is a Term Loan shall have a duration in excess of one (1) month.

         Section 1.99. "INTEREST PROTECTION ARRANGEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar interest rate protection agreement or arrangement.

         Section 1.100. "INVESTMENT" means, as applied to any Credit Party and its Subsidiaries, (i) the purchase or acquisition of (x) any share of Capital Stock, indebtedness or other equity security of any other Person, or (y) all or any material portion of the properties and assets of any Person, (ii) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, (iii) any real estate held for sale or investment, (iv) any commodities futures contracts held other than in connection with bona fide hedging transactions permitted under this Agreement, (v) any other investment in any other Person, and (vi) the making of any commitment or acquisition of any option to make an Investment.

         Section 1.101. "LEASE ASSIGNMENT" means each Collateral Assignment of Lease executed by Borrower in favor of the Administrative Agent for the ratable benefit of the Lenders, substantially in the form of EXHIBIT G-3 attached hereto, as any such Lease Assignment may be amended, supplemented, modified or confirmed from time to time.

         Section 1.102. "LEASE OBLIGATIONS" means, for any period, the aggregate rental obligation of Borrower and its Subsidiaries payable during such period in respect of real and/or personal property (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of Borrower and its Subsidiaries or in the notes thereto but excluding obligations under Capital Leases.

         Section 1.103. "LEASEHOLD MORTGAGE" means each leasehold mortgage or deed of trust executed or amended and confirmed by Borrower in favor of the Administrative Agent for the ratable benefit of the Lenders, substantially in the form of EXHIBIT G-4 attached hereto, individually or collectively, as the case may be, as any such Leasehold Mortgage may be amended, supplemented, modified or confirmed from time to time.

         Section 1.104. "LENDER" shall have the meaning set forth in the Preamble hereof, and shall specifically refer to any Existing Lender.

         Section 1.105. "LENDERS" shall have the meaning set forth in the Preamble hereof.

         Section 1.106. "LENDER AFFILIATE" or "LENDER AFFILIATES" means any affiliate of the Administrative Agent, the Documentation Agent, the Lenders or their parent holding companies.

         Section 1.107. "LENDER AGENTS" means the Administrative Agent, the Documentation Agent, any Lender and any Lender Affiliate, and any of their directors, officers, employees, counsel, accountants, consultants and agents.

         Section 1.108. "LEVERAGE RATIO" means, for any period with respect to Borrower and its Subsidiaries, the ratio of Consolidated Total Debt as of the last day of such period to Consolidated EBITDA for such period.

         Section 1.109. "LINE OF CREDIT" shall have the meaning set forth in
Section 2.1.1. hereof.

         Section 1.110. "LOAN" means each Existing Loan, each Revolving Loan, each Term Loan, and each Swingline Loan.

         Section 1.111. "LOAN ACCOUNT" means the account established by Borrower with the Administrative Agent for purposes of administering the Loans.

         Section 1.112. "MANDATORY BORROWING" shall have the meaning set forth in Section 2.2.4. hereof.

         Section 1.113. "MARGIN CHANGE" shall have the meaning set forth in
Section 2.4.5. hereof.

         Section 1.114. "MATERIAL ADVERSE EFFECT" means a material adverse effect upon the (i) business, operations, assets or financial condition or prospects of any Credit Party and its Subsidiaries, taken as a whole, or (ii) the enforceability of this Agreement, the Notes or the Other Documents or the rights or remedies of the Administrative Agent, the Documentation Agent or any Lender hereunder or thereunder or (iii) the ability of the Administrative Agent, the Documentation Agent or any Lender to enforce or collect any of the Obligations including the obligations of any Guarantor to perform, or of the Administrative Agent, the Documentation Agent or any Lender to enforce, any Guarantee. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such an effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

         Section 1.115. "MATURITY DATE" means January 31, 2005.

         Section 1.115.A. "NEGATIVE PLEDGE AGREEMENT" means that certain Negative Pledge Agreement executed and delivered by Detect as of February 2, 1998, as such Negative Pledge Agreement may be amended, supplemented, modified or confirmed on the Closing Date and from time to time thereafter.

         Section 1.116. "NET PROCEEDS" means the excess of (i) Cash Proceeds received by Borrower or any Subsidiary in connection with any Asset Sale over
(ii) the out-of-pocket expenses incurred by Borrower or such Subsidiary (other than any expenses paid to any Affiliate of Borrower or such Subsidiary) in connection with such Asset Sale and the amounts of any taxes incurred in connection with such Asset Sale, in each case as certified by a Responsible Officer to the Administrative Agent at the time of such Asset Sale.

         Section 1.117. "NON-DEFAULTING LENDER" means each Lender which is not a Defaulting Lender.

         Section 1.118. "NOTE" means any Revolving Credit Note, any Term Note, or the Swingline Note.

         Section 1.119. "NOTES" means the Revolving Credit Notes, the Term Notes and the Swingline Note.

         Section 1.120. "NOTICE" means a Notice of Borrowing, a Notice of Continuation or Conversion or a Swingline Notice.

         Section 1.121. "NOTICE OF BORROWING" shall have the meaning set forth in Section 2.1.3. hereof.

         Section 1.122. "NOTICE OF CONTINUATION OR CONVERSION" shall have the meaning set forth in Section 2.4.2. hereof.

         Section 1.123. "NOTICE OFFICE" means the office of the Administrative Agent located at 100 Pearl Street, Hartford, Connecticut 06103 or such other office as the Administrative Agent may designate for such purpose to Borrower and the Lenders from time to time.

         Section 1.124. "OBLIGATIONS" means any and all loans, advances, indebtedness, liabilities, obligations, covenants or duties of any Credit Party to the Administrative Agent, the Documentation Agent or the Lenders of any kind or nature, including obligations to pay money and to perform acts or refrain from taking action, arising under or pursuant to this Agreement, the Notes or the Other Documents, and any and all extensions and renewals thereof, and modifications and amendments thereto, whether in whole or in part, whether created directly or acquired by assignment, purchase, discount or otherwise, whether any of the foregoing are direct or indirect, joint or several, absolute or contingent under, due or to become due, now existing or hereafter arising, and whether or not evidenced by a writing and specifically including but not being limited to (i) the unpaid principal amount outstanding at any time under the Notes, plus all accrued and unpaid interest thereon, together with all fees, expenses, including attorneys' fees, penalties, and other amounts owing by or chargeable to any Credit Party under this Agreement, the Notes or the Other Documents and (ii) interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of, any Credit Party, whether or not allowed in such case or proceeding.

         Section 1.125. "OTHER DOCUMENTS" means the Collateral Disclosure List, the Guarantees, the Security Documents, the Affiliate Subordination Agreement and any other document, agreement or instrument executed by any Credit Party in connection with any Extension of Credit and any and all amendments, modifications and supplements thereto.

         Section 1.126. "OUTSTANDING AMOUNT" means, as of any date as of which the amount thereof shall be determined, the outstanding principal amount of all Revolving Loans as of the date of determination.

         Section 1.127. "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or part of its functions under ERISA.

         Section 1.128. "PERMITTED ACQUISITION" means any Acquisition as to which all of the applicable conditions precedent set forth in Section 6.2. hereof have been satisfied.

         Section 1.129. "PERMITTED ENCUMBRANCE" shall have the meaning set forth in Section 8.5. hereof.

         Section 1.130. "PERMITTED INDEBTEDNESS" shall have the meaning set forth in Section 8.1. hereof.

         Section 1.131. "PERMITTED SSH ACTIVITIES" means holding the Capital Stock of Borrower, guaranteeing the Loans and granting security therefor under the Security Documents, serving as the maker of any Indebtedness permitted to be incurred under Section 8.1. hereof, and employing corporate staff.

         Section 1.132. "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature, whether public or private.

         Section 1.133. "PLAN" means, at any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group or (ii) if such plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one (1) employer makes contributions and to which Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

         Section 1.134. "POST CLOSING MATTERS" shall have the meaning set forth on Section 11.1. hereof.

         Section 1.135. "PREFERRED STOCK OFFERING" means the offering of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock by Alarmguard Holdings concluded on February 2, 1998 pursuant to and in accordance with the Transaction Documents.

         Section 1.136. "PRICE WATERHOUSE REPORT" means that certain Limited Collateral Analysis report dated November 8, 1996 delivered by Price Waterhouse LLP to the Administrative Agent with respect to the procedures performed by Price Waterhouse LLP related to the Customer Contracts and management information system environment of the Borrower and supplemented by that certain letter dated as of April 15, 1997.

         Section 1.137. "PROGRAM CAPITAL EXPENDITURES" means, without duplication, for any period, the aggregate of all Capital Expenditures made by Borrower in connection with the Direct Marketing Program and the Dealer Program.

         Section 1.138. "PROHIBITED TRANSACTION" shall have the definition set forth in Section 406 of ERISA and Section 4975 of the Code, other than those transactions in which an exemption from the prohibited transaction rules apply under Section 408 of ERISA and
Section 4975(d) of the Code and applicable regulations thereunder, including prohibited transaction class exemptions.

         Section 1.139. "QUALIFICATION" means, with respect to any report of independent public accountants covering any Financial Statements of Borrower and its Subsidiaries, a qualification to such report (such as a "subject to" or "except for" statement therein) (i) resulting from a limitation on the scope of examination of the Financial Statements or the underlying data; (ii) as to the capability of the Person whose Financial Statements are certified to continue operations as a going concern; or (iii) which could be eliminated by changes in the Financial Statements or notes thereto covered by such report (such as, by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would constitute an Event of Default; provided that the following shall not constitute a Qualification: a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose Financial Statements are being examined have concurred.

         Section 1.140. "QUALIFIED INVESTMENTS" means, as applied to Borrower and its Subsidiaries, investments in (i) Governmental Obligations; (ii) certificates of deposit or other deposit instruments or accounts of Lenders or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least FIVE HUNDRED MILLION AND NO/100 DOLLARS ($500,000,000.00) having maturities of not more than ninety (90) days from the date of acquisition; (iii) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors having maturities of not more than ninety (90) days from the date of acquisition; and
(iv) any repurchase agreement secured by any one (1) or more of the foregoing with a term of not more than seven (7) days.

         Section 1.141. "RECURRING MONTHLY REVENUE" or "RMR" means, for any calendar month, the aggregate recurring regular monthly amount billed under Customer Contracts for a one-month period (regardless of whether billed monthly or less frequently with billings made other than on a monthly basis being adjusted to the equivalent monthly amount) for electrical protection, monitoring, maintenance, closed circuit television and access control service charges, fire and police panel charges, equipment lease rental charges relating to Customer Contracts derived from the Direct Marketing Program, the Dealer Program and fire and sprinkler inspection and testing charges (but excluding revenues from any Customer Contracts relating to any non-recurring, special or other one-time charges) as such RMR is calculated by Borrower in accordance with the practices, policies and procedures followed by Borrower therefor on April 15, 1997 as set forth in the Price Waterhouse Report and reflected in the RMR Report.

         Section 1.142. "REGISTER" shall have the meaning set forth in Section
13.2. hereof.

         Section 1.143. "RELEASE" means any release, emission, disposal, leaching, or migration into the environment (including, without limitation, the abandonment or disposal of any barrels, containers, or other closed receptacles containing any Hazardous Materials), or into or out of any property owned, occupied or used by Borrower.

         Section 1.144. "REPLACEMENT LENDER" shall have the meaning set forth in
Section 2.6.6. hereof.

         Section 1.145. "REPORTABLE EVENT" means any of the events described in
Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under applicable regulations issued by PBGC.

         Section 1.146. "REQUIRED LENDERS" means collectively (and not individually) Non-Defaulting Lenders the sum of whose (i) outstanding Loans of each Class plus (ii), if there are no Revolving Loans outstanding, aggregate Revolving Loan Commitments, constitute at least 66.66% of the sum of the aggregate principal amount of outstanding Loans of each Class plus, if applicable, aggregate Revolving Loan Commitments less the sum of the aggregate principal amount of outstanding Loans of Defaulting Lenders and, if applicable, aggregate Revolving Loan Commitments of Defaulting Lenders.

         Section 1.147. "REQUIREMENT OF LAW" means any laws, ordinances, rules regulations and orders of any Governmental Authority applicable to any Credit Party or its Subsidiaries or their business, properties and assets.

         Section 1.148. "RESPONSIBLE OFFICER" means David Heidecorn, John Scerbo or any other senior officer of Borrower or any other Credit Party, as the case may be, designated as such by written notice to the Administrative Agent and acceptable to the Administrative Agent in its sole and absolute discretion.

         Section 1.149. "REVOLVING CREDIT NOTE" or "REVOLVING CREDIT NOTES" shall have the meaning set forth in Section 2.1.9. hereof.

         Section 1.150. "REVOLVING CREDIT PERIOD" means the period beginning on the Closing Date and extending through and including the Revolving Credit Termination Date or such earlier date on which the obligation of the Lenders to make Revolving Loans is terminated or the Commitment Amount is reduced to zero
(0) in accordance with the terms hereof.

         Section 1.151. "REVOLVING CREDIT TERMINATION DATE" means January 31, 2000.

         Section 1.152. "REVOLVING LOANS" shall have the meaning set forth in
Section 2.1.1. hereof, and shall in any event include any loan(s) or advance(s) deemed made pursuant to said Section 2.1.1.

         Section 1.153. "REVOLVING LOAN COMMITMENT" means, with respect to each Lender, the amount set forth next to its name on SCHEDULE 1.153. attached hereto, as such SCHEDULE 1.153.

may be amended, modified and/or substituted from time to time by the Administrative Agent in accordance with Section 13.2 hereby.

         Section 1.154. "REVOLVING LOAN COMMITMENT PERCENTAGE" means, with respect to each Lender, the percentage set forth opposite such Lender's name on
SCHEDULE 1.153. attached hereto, as the same may be amended, modified and/or substituted from time to time by the Administrative Agent in accordance with
Section 13.2. hereof.

         Section 1.155. "RMR REPORT" shall have the meaning set forth in Section
7.2.3. hereof.

         Section 1.156. "SECURITY DOCUMENTS" means the Borrower Pledge Agreement, the Borrower Security Agreement, each Lease Assignment, each Leasehold Mortgage, the Alarmguard Holdings Pledge Agreement, the SSH Pledge Agreement, each Subsidiary Pledge Agreement, each Subsidiary Security Agreement, the Escrow Agreement and the Negative Pledge Agreement.

         Section 1.156.A. "SENTRY ACQUISITION" means the Acquisition by Borrower of Security Systems, Inc. d/b/a Sentry as of March 17, 1998.

         Section 1.157. "SOLVENT" means, when used with respect to any Person, that as of the date as to which the Person's solvency is to be determined:

                  (a) the fair value of such Person's properties and assets is in excess of the total amount of the liabilities (including contingent liabilities) of such Person;

                  (b) the fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured;

                  (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and

                  (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's properties and assets would constitute an unreasonably small capital.

The amount of contingent liabilities (such as litigation, Guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents an amount which can be reasonably expected to become an actual or matured liability.

         Section 1.158. "SSH" shall have the meaning set forth in the Preamble hereof.

         Section 1.159. "SSH GUARANTEE" means the Amended and Restated Guarantee Agreement executed by SSH in favor of the Administrative Agent for the ratable benefit of the Lenders, as such SSH Guarantee may be amended, supplemented, modified or confirmed as of the Closing Date and from time to time thereafter.

         Section 1.160. "SSH PLEDGE" means the Amended and Restated Pledge Agreement executed by SSH in favor of the Administrative Agent for the ratable benefit of the Lenders, as such SSH Pledge may be amended, supplemented, modified or confirmed on the Closing Date and from time to time thereafter.

         Section 1.161. INTENTIONALLY OMITTED

         Section 1.162. "SUBORDINATED INDEBTEDNESS" means Indebtedness, whether now existing or hereafter arising, with respect to which the payment of the principal of and interest on is expressly subordinated and junior in right of payment on terms approved by the Administrative Agent and the Lenders in writing to the prior indefeasible payment in full of the Obligations and which is not subject to terms, conditions, rights or remedies, including but not limited to, events of default, affirmative and negative covenants and otherwise, which are either (i) more restrictive upon any Credit Party than those set forth in this Agreement or (ii) more favorable to the holders of any such Subordinate Indebtedness than those possessed by the Lenders under this Agreement. Notwithstanding any provision of this Section 1.162. to the contrary, no Subordinated Indebtedness shall contain or be subject to any covenant with respect to which the compliance by any Credit Party therewith is determined by reference to the financial performance or financial condition of such Credit Party.

         Section 1.163. "SUBSIDIARY" means any Person of which more than fifty percent (50%) or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such Person is held or Controlled by Borrower or a Subsidiary of Borrower; or any other such organization the management of which is Controlled by Borrower or a Subsidiary of Borrower; or any joint venture, whether incorporated or not, in which Borrower has more than fifty percent (50%) ownership interest.

         Section 1.164. "SUBSIDIARY GUARANTEE" means each Guarantee Agreement executed by a Subsidiary of Borrower in favor of the Administrative Agent for the ratable benefit of the Lenders, substantially in the form of EXHIBIT G-5 attached hereto, as any such Subsidiary Guarantee may be amended, supplemented, modified or confirmed on the Closing Date and from time to time thereafter.

         Section 1.165. "SUBSIDIARY PLEDGE AGREEMENT" means each Pledge Agreement executed by a Subsidiary of Borrower in favor of the Administrative Agent for the ratable benefit of the Lenders, substantially in the form of EXHIBIT G-6 attached hereto, as any such Subsidiary Pledge Agreement may be amended, supplemented, modified or confirmed on the Closing Date and from time to time thereafter.

         Section 1.166. "SUBSIDIARY SECURITY AGREEMENT" means each Security Agreement executed by a Subsidiary of Borrower in favor of the Administrative Agent for the ratable benefit of the Lenders, substantially in the form of EXHIBIT G-7 attached hereto, as any such Subsidiary Security Agreement may be amended, supplemented, modified or confirmed on the Closing Date and from time to time thereafter.

         Section 1.167. "SWINGLINE" shall have the meaning set forth in Section
2.2.1. hereof.

         Section 1.168. "SWINGLINE COMMITMENT" means the amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00).

         Section 1.169. "SWINGLINE LOANS" means each loan and advance made by the Administrative Agent to Borrower under the Swingline.

         Section 1.170. "SWINGLINE NOTE" shall have the meaning set forth in
Section 2.2.3. hereof.

         Section 1.171. "SWINGLINE NOTICE" shall have the meaning set forth in
Section 2.2.2. hereof.

         Section 1.172. "TERM LOAN" or "TERM LOANS" shall have the meaning set forth in Section 2.4.1. hereof.

         Section 1.173. "TERM LOAN COMMITMENT" means for any Lender, the amount set forth opposite such Lender's name on SCHEDULE 1.153. attached hereto, as such SCHEDULE 1.153. may be amended, modified and/or substituted from time to time by the Administrative Agent in accordance with Section 13.2. hereof.

         Section 1.174. "TERM LOAN COMMITMENT PERCENTAGE" means, with respect to each percentage set forth opposite such Lender's name of SCHEDULE 1.153. attached hereto, as such SCHEDULE 1.153. may be amended, modified and/or substituted from time to time by the Administrative Agent in accordance with
Section 13.2 hereof.

         Section 1.175. INTENTIONALLY OMITTED

         Section 1.176. "TERM NOTE" or "TERM NOTES" shall have the meaning set forth in Section 2.4.1. hereof.

         Section 1.177. "THIRD RESTATED CREDIT AGREEMENT" shall have the meaning set forth in the Preamble hereof.

         Section 1.178. "TOTAL REVOLVING LOAN COMMITMENT AMOUNT" means, as of any date as of which the amount thereof shall be determined, (a) if such date is prior to the Revolving Credit Termination Date, the amount of NINETY MILLION AND NO/100 DOLLARS ($90,000,000.00) or any lesser amount, including zero (0), resulting from a termination or reduction of such amount in accordance with Section 2.1.12. or Section 12.1. hereof and (b) if such date is on or after the Revolving Credit Termination Date, the outstanding principal amount of the Loans as of such date.

         Section 1.179. "TOTAL TERM LOAN COMMITMENT AMOUNT" means an amount of THREE MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,900,000.00).

         Section 1.180. "TRANSACTION DOCUMENTS" means any and all documents, agreements, certificates and instruments executed and/or delivered by any Credit Party in connection with the Preferred Stock Offering or any transactions associated therewith, including, without limitation, the documents and agreements listed and described on SCHEDULE 1.180. attached hereto.

         Section 1.181. "TYPE" means, as to any Loan, such Loan's characterization as either a Base Rate Loan or a Eurodollar Loan.

         Section 1.182. "UNUSED REVOLVING LOAN COMMITMENT" means, in the case of each Lender, as of the date as of which the amount thereof shall be determined, the positive difference, if any, between (i) the amount of such Lender's Revolving Loan Commitment as of such date and (ii) such Lender's Revolving Loan Commitment Percentage of the Outstanding Amount as of such date.

         Section 1.183. "UNUSED TOTAL REVOLVING LOAN COMMITMENT AMOUNT" means, as of any date as of which the amount thereof shall be determined, the positive difference, if any, between (i) the Total Revolving Loan Commitment Amount as of such date and (ii) the Outstanding Amount as of such date.

         Section 1.184. "UNUSED TERM LOAN COMMITMENT" means, in the case of each Lender, as of the date as of which the amount thereof shall be determined, the positive difference, if any, between (i) the amount of such Lender's Term Loan Commitment as of such date and (ii) such Lender's Term Loan Commitment Percentage of the Total Term Loan Commitment Amount as of such date.


                        Section 2. THE CREDIT FACILITIES

         Section 2.1. THE LINE OF CREDIT.

         Section 2.1.1. REVOLVING LOANS. Upon the execution of this Agreement, the Lenders with a Revolving Loan Commitment agree to extend to Borrower a line of credit, so that as long as no Default or Event of Default has occurred and is continuing and all conditions precedent to the making of any Extension of Credit have been satisfied, such Lenders agree to continue the Existing Loans and each such Lender severally agrees to make revolving credit loans ("Revolving Loans") from time to time during the Revolving Credit Period in an aggregate principal amount at any one time not to exceed the lesser of (i) such Lender's Unused Revolving Loan Commitment, and (ii) such Lender's Revolving Loan Commitment Percentage of the Borrowing Base then in effect; provided, that in no event shall any Revolving Loan be made if, after giving effect to such Revolving Loan, the sum of the Unused Total Revolving Loan Commitment Amount and the aggregate amount of Swingline Loans then outstanding would exceed the Total Revolving Loan Commitment Amount (the "Line of Credit"). During the Revolving Credit Period, the Borrower may use the Revolving Loan Commitments by borrowing, prepaying Existing Loans and Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

         Section 2.1.2. REQUIREMENTS FOR REVOLVING LOANS. Except as otherwise provided in this Agreement or permitted by the Lenders having Revolving Loan Commitments, Revolving Loans shall be (i) designated in U.S. Dollars, (ii) in an amount which is at least, in the case of Base Rate Loans, THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00) and, in the case of Eurodollar Loans, ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), (iii) in an amount which is an integral multiple of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), (iv) at the option of Borrower, obtained and maintained as, or continued or converted into, Base Rate Loans or Eurodollar Loans, and (v) limited, in the case of Eurodollar Loans, to no more than five (5) Eurodollar Tranches.

         Section 2.1.3. NOTICE OF BORROWING. Except as provided in Section
2.4.6. hereof, whenever Borrower desires to obtain a Revolving Loan (excluding Revolving Loans incurred pursuant to a Mandatory Borrowing ), Borrower shall provide the Administrative Agent with written notice (or telephonic notice promptly confirmed in writing) received at its Notice Office no later than 12:00 noon (Boston, Massachusetts time) on the date one (1) Business Day before the day on which the requested Revolving Loan is to be made as a Base Rate Loan, and received no later than 12:00 noon (Boston, Massachusetts time) on the date three
(3) Business Days before the day on which the requested Revolving Loan is to be made as a Eurodollar Loan. Each such notice (a "Notice of Borrowing") shall, except as provided in Section 2.4.6. hereof, be irrevocable, be in the form of EXHIBIT A attached hereto and be appropriately completed to specify: (i) the amount of the requested Revolving Loan; (ii) the effective date of such Revolving Loan, (iii) the Type of Loan to be applicable thereto; (iv) whether such Revolving Loan is to be an Acquisition Loan and (v) the duration of the Interest Period, if any (subject to the provisions of the definition of Interest Period). The Administrative Agent shall, except as provided in Section 2.2.4. hereof, promptly (and in no event later than 1:00 p.m. (Boston, Massachusetts time)) give each Lender with a Revolving Loan Commitment written notice (or telephonic notice promptly confirmed in writing) of each requested Revolving Loan, such Lender's proportionate share thereof and such other matters covered by the Notice of Borrowing. Borrower hereby acknowledges and agrees that the Administrative Agent may, prior to the receipt of written confirmation, act without liability upon the basis of any telephonic notice provided under this
Section 2.1.3., believed by the Administrative Agent, in good faith, to be from a Responsible Officer of Borrower and Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice. Revolving Loans which relate to Mandatory Borrowings shall be made upon the delivery of the notice specified in Section 2.2.4. hereof with Borrower hereby irrevocably agreeing, by its incurrence of any Swingline Loan to the making of Mandatory Borrowings as set forth in such Section 2.2.4. hereof.

         Section 2.1.4. FUNDING OF LOANS. Except as set forth in Section 2.2. hereof, not later than 2:00 p.m. (Boston, Massachusetts time) on the date of the making of each Revolving Loan, each Lender with a Revolving Loan Commitment shall make available to the Administrative Agent, at the office designated by the Administrative Agent for payment on the Administrative Questionnaire, in U.S. Dollars and in immediately available funds, such Lender's pro rata share of the requested Revolving Loan. The Administrative Agent will promptly make such amounts available to Borrower by depositing to the Loan Account the aggregate of such amounts so made available to the Administrative Agent in the type of funds received.

         Section 2.1.5. RELATIONSHIP OF REVOLVING LOANS TO TOTAL REVOLVING LOAN COMMITMENT AMOUNT. Each Revolving Loan shall consist of either an Existing Loan continued by or a Revolving Loan made by each Lender with a Revolving Loan Commitment in respect of its Revolving Loan Commitment, which Revolving Loan shall be continued or made by each Lender in the proportion that such Lender's Revolving Loan Commitment bears to the Total Revolving Loan Commitment Amount; PROVIDED, HOWEVER, that, except as provided in Section 2.2. hereof, if at any time, for any reason, the proportion that any such Lender's Unused Revolving Loan Commitment bears to the Unused Total Revolving Loan Commitment Amount is not equal to the proportion that the Revolving Loan Commitment of such Lender bears to the Total Revolving Loan Commitment Amount, then, each such Lender shall promptly purchase or sell, as may be necessary, participations in the Revolving Loans held by the other Lenders in such amounts as will (but only if and to the extent that the purchase of such participations would not cause any Lender to have outstanding Revolving Loans in an amount in excess of its Revolving Loan Commitment and would not cause any Lender to exceed its lending limit or to violate any other legal requirement to which it is subject), and make such other adjustments from time to time as shall be necessary to, cause the proportion that such Lender's Unused Revolving Loan Commitment bears to the Unused Total Revolving Loan Commitment Amount to be equal to the proportion that such Lender's Revolving Loan Commitment bears to the Total Revolving Loan Commitment Amount.

         Section 2.1.6. LOAN ACCOUNT. Each Revolving Loan shall be recorded in the Loan Account in accordance with Section 2.6.9.

         Section 2.1.7. SEVERAL OBLIGATIONS. The failure of any Lender with a Revolving Loan Commitment to make available its proportionate share of any Revolving Loan on the date specified therefor shall not relieve any other Lender with a Revolving Loan Commitment of its obligation to make available its proportionate share of such Revolving Loans on such date, but no Lender shall be responsible for the failure of any other Lender to make available such other Lender's proportionate share of the Revolving Loan.

         Section 2.1.8. CALCULATION OF BORROWING BASE. The Borrowing Base as of any time shall be calculated by reference to the most recent RMR Report and other financial reports delivered by Borrower under Sections 6.1.2. or 7.2.3. hereof and such other information as may be available to the Administrative Agent, the Documentation Agent or the Lenders from time to time.

         Section 2.1.9. REVOLVING CREDIT NOTES. On the Closing Date, Borrower shall issue to each of the Lenders with a Revolving Loan Commitment a promissory note executed by Borrower in substantially the form attached hereto as EXHIBIT B with all blanks appropriately completed in conformity with this Agreement (each a "Revolving Credit Note" and, collectively, the "Revolving Credit Notes"), with all blanks therein appropriately completed. The Revolving Credit Notes shall evidence the obligation of Borrower to repay to the Lender to which it is issued all Loans continued or made by such Lender to Borrower on account of such Lender's Revolving Loan Commitment . Each Revolving Credit Note shall (i) be payable to the Lender to which it is issued or its registered assigns, (ii) be dated as of the Closing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender, (iv) be payable in the principal amount of such Lender's pro rata percentage of the Loans evidenced thereby, (v) mature on the Maturity Date, (vi) bear interest as provided in Section 2.4.4. hereof, (vii) be subject to voluntary prepayments as provided in Section 2.6.7. hereof and mandatory prepayments as provided in Section 2.6.8. hereof and (viii) be entitled to the benefit of this Agreement and the Other Documents, and all security granted or provided to the Administrative Agent for the ratable benefit of the Lenders thereunder. Each Lender shall prior to any transfer or assignment of its Revolving Credit Note endorse on the reverse side thereof the outstanding principal amounts of the Loans evidenced thereby; provided, however, that such Lender's failure to make any such record or endorsement shall not affect Borrower's obligations in respect thereof. In addition, following the effectiveness of this Agreement, and, if possible, on the Closing Date, each of the Lenders shall deliver to the Administrative Agent the notes or promptly thereafter an affidavit of lost note then held by such Lender evidencing loans and advances under the Third Restated Credit Agreement for delivery to and cancellation by the Borrower.

         Section 2.1.10. PAYMENT OF PRINCIPAL. The aggregate unpaid principal amount of all Revolving Loans, together with accrued and unpaid interest thereon, as evidenced by the Revolving Credit Notes, shall, unless sooner accelerated by the Lenders following the occurrence of an Event of Default, be repaid by Borrower in twenty (20) consecutive quarterly installments in an amount equal to the following percentages of the outstanding principal amount of the Revolving Loans on the Revolving Credit Termination Date commencing on April 30, 2000 and continuing on the last day of each succeeding calendar quarter thereafter as follows:

         DATE OF PAYMENT                  PERCENTAGE OF OUTSTANDING
                                               PRINCIPAL AMOUNT

          April 30, 2000                             3.75%
          July 31, 2000                              3.75%
         October 31, 2000                            3.75%
         January 31, 2001                            3.75%
          April 30, 2001                               5%
          July 31, 2001                                5%
         October 31, 2001                              5%
         January 31, 2002                              5%

          April 30, 2002                               5%
          July 31, 2002                                5%
         October 31, 2002                              5%
         January 31, 2003                              5%
          April 30, 2003                               5%
          July 31, 2003                                5%
         October 31, 2003                              5%
            January 31, 2004                           5%
          April 30, 2004                             6.25%
          July 31, 2004                              6.25%
         October 31, 2004                            6.25%
         January 31, 2005                            6.25%

         Section 2.1.11. USE OF PROCEEDS. Revolving Loans shall be used solely for the working capital needs and general corporate purposes of Borrower, for Permitted Acquisitions, for Direct Marketing Program Costs, for Dealer Program Costs, to refinance the existing Indebtedness of Borrower set forth on SCHEDULE
2.1.11. attached hereto and to pay expenses associated with the consummation of the transactions contemplated by this Agreement.

         Section 2.1.12. REDUCTION OF TOTAL REVOLVING LOAN COMMITMENT AMOUNT. Borrower may from time to time, by written notice delivered to the Administrative Agent at least five (5) Business Days prior to the date of the requested reduction, reduce the Unused Total Revolving Loan Commitment Amount by integral multiples of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00). No reduction of the Total Revolving Loan Commitment Amount shall be subject to reinstatement.

         Section 2.2. SWINGLINE LOANS.

         Section 2.2.1. THE SWINGLINE. Upon the execution of this Agreement, the Administrative Agent in its individual capacity hereby agrees to extend to Borrower a line of credit, so that as long as no Default or Event of Default has occurred and is continuing, the Administrative Agent agrees to lend to Borrower, and Borrower may borrow, repay and reborrow, on a revolving basis, in one (1) or more Swingline Loans from time to time during the period commencing on the Closing Date and continuing through the close of business on the Revolving Credit Termination Date, amounts which do not exceed at any one time outstanding the Swingline Commitment (the "Swingline"). All Swingline Loans shall constitute usage of the Administrative Agent's Revolving Loan Commitment under this Agreement. Notwithstanding any provision of this Agreement to the contrary, Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) shall be denominated in U.S. Dollars, (iii) may be repaid and reborrowed in accordance with the provisions of this Agreement, (iv) shall not exceed in the aggregate at any one time outstanding the Swingline Commitment and (v) shall not, together with all Revolving Loans, exceed in the aggregate at any one time outstanding the lesser of the Borrowing Base or the Total Revolving Loan Commitment Amount.

         Section 2.2.2. NOTICE FOR SWINGLINE LOANS. Except as provided in
Section 2.2.4. hereof, whenever Borrower desires to obtain a Swingline Loan, Borrower shall provide the Administrative Agent with written notice (or telephonic notice promptly confirmed in writing) received at its Notice Office no later than 12:00 noon (Boston, Massachusetts time) on the day on which the requested Swingline Loan is to be made. Each such notice (a "Swingline Notice") shall be irrevocable, be in substantially the form of EXHIBIT C attached hereto and be appropriately completed to specify: (i) the amount of the requested Swingline Loan and (ii) the effective date of such Swingline Loan. Borrower hereby acknowledges and agrees that the Administrative Agent may, prior to the receipt of written confirmation act without liability upon the basis of any telephonic notice provided under this Section 2.2.2., believed by the Administrative Agent, in good faith, to be from a Responsible Officer of Borrower and Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice. Notwithstanding the foregoing, the Administrative Agent shall not make any Swingline Loans if the Administrative Agent has received prior to the making of the requested Swingline Loan a certificate or notice from Borrower or any Lender stating the existence of Default or Event of Default or that any conditions to the making of such Swingline Loan have not been satisfied.

         Section 2.2.3. SWINGLINE NOTE. On the Closing Date, Borrower shall issue to the Administrative Agent a promissory note executed by Borrower in substantially the form attached hereto as EXHIBIT D with all blanks appropriately completed in conformity with this Agreement (the "Swingline Note"). The Swingline Note shall evidence the obligation of Borrower to repay to the Administrative Agent all Swingline Loans by the Administrative Agent to Borrower. The Swingline Note shall (i) be payable to the Administrative Agent or its registered assigns, (ii) be dated as of the Closing Date, (iii) be in a stated principal amount equal to the Swingline Commitment, (iv) be payable in the principal amount of the Swingline Loans evidenced thereby, (v) mature on the Revolving Credit Termination Date, (vi) bear interest as provided in Section
2.4.4. hereof, (vii) be subject to voluntary prepayments as provided in Section
2.6.7. hereof and mandatory prepayments as provided in Section 2.6.8. hereof and
(viii) be entitled to the benefit of this Agreement and the Other Documents, and all security granted or provided to the Administrative Agent for the ratable benefit of the Lenders thereunder. The Administrative Agent shall record on its internal records the amount of each Swingline Loan made by it and each payment received by it in respect thereof and will prior to any transfer or assignment of the Swingline Note endorse on the reverse side thereof the outstanding principal amount of the Swingline Loan evidenced thereby; provided, however, that the Administrative Agent's failure to make any such record or endorsement shall not affect Borrower's obligations in respect thereof.

         Section 2.2.4. MANDATORY BORROWINGS. On any Business Day, the Administrative Agent may, in its sole discretion, and, in any event, upon the day which is seven (7) days after the borrowing of a Swingline Loan (or if such day is not a Business Day, the next succeeding Business Day) shall provide notice (which notice shall be deemed to have been automatically provided upon the occurrence of a Default or Event of Default under Section 11.1.(g) or 11.1.(h)) to the Lenders having Revolving Loan Commitments that all outstanding Swingline Loans shall be repaid pursuant to Revolving Loans to be made by such Lenders as Base Rate Loans on the immediately succeeding Business Day (such Revolving Loans, a "Mandatory Borrowing") pro rata based upon each such Lender's Revolving Loan Commitment Percentage, and the proceeds of such Revolving Loans shall be applied directly to repay the Administrative Agent for such outstanding Swingline Loans. Each Lender with a Revolving Loan Commitment hereby irrevocably agrees to make Base Rate Loans upon one (1) Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner provided in the foregoing sentence and on the date specified by the Administrative Agent notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum borrowing amount otherwise required under this Agreement, (ii) whether any of the conditions precedent in Section 6 of this Agreement shall have been satisfied, (iii) whether a Default or Event of Default shall have occurred and be continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Revolving Loan Commitment Amount after such Swingline Loans were made. In the event that any Mandatory Borrowing cannot be made as set forth above for any reason, including, without limitation, the commencement of a proceeding under the Bankruptcy Code with respect to Borrower), each Lender with a Revolving Loan Commitment (other than the Administrative Agent) hereby agrees that it shall forthwith purchase from the Administrative Agent (without recourse or warranty) an assignment of such outstanding Swingline Loans as shall be necessary to cause such Lenders to share in such Swingline Loans ratably based upon their respective Revolving Loan Commitment Percentages; provided, however, that all interest payable on the Swingline Loans shall be for the account of the Administrative Agent until the effective date of the purchase of each respective assignment and, to the extent attributable to the purchased assignment, shall be payable to the Lender purchasing the same from and after such effective date.

         Section 2.3. THE TERM LOANS.

         Section 2.3.1. THE LOANS. Upon the execution of this Agreement, and so long as no Default or Event of Default has occurred and is continuing, or would occur as a result thereof, and all conditions precedent to the making of any Extension of Credit have been satisfied, each Lender with a Term Loan Commitment severally agrees to make a term loan (each a "Term Loan" and, collectively, the "Term Loans") to Borrower on the Closing Date. The Term Loan of each such Lender shall be made in dollars and be in that amount which is equal to such Lender's Term Loan Commitment on the Closing Date. The Term Loans made under this Agreement may not be reborrowed if repaid.

         Section 2.3.2. TERM NOTE. On the Closing Date, Borrower shall issue to each of the Lenders with a Term Loan Commitment a promissory note executed by Borrower in substantially the form attached hereto as EXHIBIT E with all blanks appropriately completed in conformity with this Agreement (each a "Term Note" and, collectively, the "Term Notes"). The Term Notes shall evidence the obligation of Borrower to repay to the Lender to which it is issued the Term Loan made by such Lender to Borrower on account of such Lender's Term Loan Commitment. Each Term Note shall (i) be payable to the Lender to which it is issued or its registered assigns, (ii) be dated as of the Closing Date, (iii) be in a stated principal amount equal to the Term Loan Commitment of such Lender,
(iv) be payable in Dollars in the outstanding principal amount of the Term Loans evidenced thereby, (v) mature on the Maturity Date, (vi) bear interest as provided in Section 2.4.4. hereof, (vii) be subject to voluntary prepayments as provided in Section 2.6.7.


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                                       33


hereof and mandatory prepayments as provided in Section 2.6.8. hereof and (viii) be entitled to the benefit of this Agreement and the Other Documents, and all security granted or provided to the Agent for the ratable benefit of the Lenders thereunder. The Adminisitrative Agent shall record each Term Loan in the Loan Account and each Lender shall record on its internal records the amount of the Term Loan made by it and each payment received by it in respect thereof and will prior to any transfer thereof endorse on the reverse side thereof the outstanding principal amount of the Term Loan evidenced thereby; PROVIDED, however, that such Lender's failure to make any such record or endorsement shall not affect Borrower's obligations in respect thereof.

         Section 2.3.3. PAYMENT OF PRINCIPAL. The outstanding principal amount of the Term Loans shall be paid in full on the Maturity Date.

         Section 2.3.4. USE OF PROCEEDS. The proceeds of the Term Loans shall be used solely to provide liquidity to Borrower to effect a dividend or other distribution to SSH, which dividend or other distribution shall be used solely to indefeasibly retire in full certain subordinated indebtedness of SSH existing under that certain Note Purchase Agreement dated as of April 15, 1997 by and among SSH and and the noteholders specified therein.

         Section 2.4. INTEREST ON THE LOANS.

         Section 2.4.1. BASE RATE. Each adjustment in the Base Rate shall result immediately, without notice or demand of any kind, in a new rate of interest effective with respect to periods on and after the date of such adjustment. The Base Rate is a base interest rate for loans making reference thereto and is not necessarily the lowest rate at which any Lender may lend money. The Base Rate is neither tied to any external rate of interest nor is it a rate charged by any Lender to any particular class or category of customer. If the Base Rate shall be discontinued or for any other reason not be available for determining the rate of interest chargeable under this Agreement, then the Administrative Agent (with the consent of the Required Lenders) shall select a substitute method of determining the rate of interest chargeable under this Agreement and shall notify Borrower of such selection, which method shall, in the Administrative Agent's estimation, yield a rate of return to each Lender substantially equivalent to the rate of return that such Lender would have expected to receive if the Base Rate remained available for that purpose.

         Section 2.4.2. CONTINUATION OR CONVERSION OF LOANS. As long as no Default or Event of Default shall have occurred and be continuing, Borrower may continue or convert all or any part (in integral multiples of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00)) of any outstanding Loan as a Loan of the same Type or into a Loan of any other Type provided for in this Agreement. If Borrower wishes to continue or convert a Loan as aforesaid, Borrower shall provide the Administrative Agent with written notice (or telephonic notice promptly confirmed in writing) received at its Notice Office no later than 10:00 a.m. (Boston, Massachusetts time) on the date one (1) Business Day before the day on which the requested Loan is to be continued as or converted to a Base Rate Loan, and received no later than 10:00 a.m. (Boston, Massachusetts time) on the date three (3) Business Days before the day on which the requested Loan is to be continued as or converted to a Eurodollar Loan. Each such


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                                       34


notice (a "Notice of Continuation or Conversion") shall, except as provided in
Section 2.4.6. hereof, be irrevocable, be in the form of EXHIBIT F attached hereto and be appropriately completed to specify: (i) the amount of the Loan to be continued or converted, (ii) the effective date of such continuation or conversion which shall, in the case of a Eurodollar Loan, be the last day of the Interest Period applicable thereto, (iii) the Type or Types of Loans to be applicable thereto; and (iv) the duration of the Interest Period, if any (subject to the provisions of the definition of Interest Period). The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each requested continuation or conversion of a Loan, such Lender's proportionate share thereof and such other matters covered by the Notice of Conversion or Continuation. Borrower hereby acknowledges and agrees that the Administrative Agent may, prior to the receipt of written confirmation act without liability upon the basis of any telephonic notice provided under this Section 2.4.2. believed by the Administrative Agent, in good faith, to be from a Responsible Officer of Borrower and Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice.

         Section 2.4.3. DURATION OF INTEREST PERIODS.

                  (a) Subject to the provisions of the definition of Interest Period, the duration of each Interest Period applicable to a Loan shall be as specified in the applicable Notice; provided, however, that in the case of Term Loans, the Interest Period for a Eurodollar Loan shall be one (1) month.

                  (b) If the Administrative Agent does not receive a Notice for a Eurodollar Loan pursuant to subsection (a) above within the applicable time limits specified therein, or if, when such notice must be given, a Default or Event of Default shall have occurred and be continuing, Borrower shall be deemed to have elected to convert such Loan in whole into a Base Rate Loan on the last day of the then current Interest Period with respect thereto.

                  (c) Notwithstanding the foregoing, Borrower may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Maturity Date.

         Section 2.4.4. INTEREST RATES AND PAYMENTS OF INTEREST.

                  (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate in effect from time to time plus the Base Rate Margin applicable thereto. Interest accruing in respect of each Base Rate Loan shall be payable on the last day of each month commencing August 31, 1998 and continuing until such Base Rate Loan is due (whether at maturity, by reason of acceleration, prepayment or otherwise). Interest accrued but unpaid under the Third Restated Credit Agreement in respect of Base Rate Loans shall be paid on the Closing Date.

                  (b) Each Eurodollar Loan, including any Existing Loan which is a Eurodollar Loan, shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the Adjusted Eurodollar Rate plus the Eurodollar Margin applicable thereto, which interest shall be payable on the last day of each Interest Period (but, in the case of Interest Periods having a duration of six (6) months or greater, if available, at least quarterly) and when such Eurodollar Loan is due (whether at maturity, by reason of acceleration or otherwise).

                  (c) Interest shall be computed daily on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed during each Interest Period. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day (subject to clause (i) of the definition of Interest Period), and such extension shall be included in computing interest in connection with such payment.

         Section 2.4.5. INTEREST RATE MARGINS. The Base Rate Margin applicable to Term Loans shall be 2.50% and the Eurodollar Margin applicable to Term Loans shall be 4.10%. As of the Closing Date, the Base Rate Margin applicable to Revolving Loans shall be 1.50% and the Eurodollar Margin applicable to Revolving Loans shall be 2.75%. Commencing with the end of the first Fiscal Quarter following the Closing Date and continuing on the last day of each succeeding Fiscal Quarter, and as long as no Default or Event of Default shall have occurred and be continuing, the Base Rate Margin and the Eurodollar Margin applicable, in each case, to Revolving Loans shall be subject to change (each such change, a "Margin Change") by reference to Borrower's Leverage Ratio as of the last day of any such Fiscal Quarter as follows:

           LEVERAGE RATIO               BASE RATE MARGIN       EURODOLLAR MARGIN
                                          APPLICABLE TO          APPLICABLE TO
                                         REVOLVING LOANS        REVOLVING LOANS

      Equal to or greater than                1.50%                  2.75%
   3.75 to 1.0 (or if a Default or
          Event of Default
             shall exist)

      Equal to or greater than                1.25%                  2.50%
  3.50 to 1.0 but less than 3.75 to
                 1.0

      Equal to or greater than                1.00%                  2.25%
  3.00 to 1.0 but less than 3.50 to
                 1.0

 Less than 3.0 to 1.0                         .75%                   2.00%

The calculation of the Leverage Ratio for purposes of a Margin Change shall be reviewed and verified by the Administrative Agent, in its sole and absolute discretion, by reference to the Financial Statements to be provided by Borrower under Section 7.1. hereof. In making such calculation, and for purposes of the determination of any Margin Change only, Consolidated EBITDA shall be calculated on an annualized basis by reference to the most recent Fiscal Quarter then ending multiplied by four (4). Each Margin Change shall be effective, including with respect to Loans which are then outstanding, as of the date on which the Financial Statements referred to in Section 7.1. hereof are provided to the Administrative Agent (notwithstanding the fact that the calculation of the Leverage Ratio associated with such Margin Change is reviewed and verified by the Administrative Agent at a later date). The Administrative Agent shall review and verify the Borrower's calculation of the Leverage Ratio no later than three
(3) Business Days after its receipt of such Financial Statements. The Administrative Agent shall, as soon as practicable, promptly notify each Lender of the occurrence of any Margin Change.

         Section 2.4.6. CHANGED CIRCUMSTANCES. In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clause (ii) below, any Lender, shall have determined in a commercially reasonable manner (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date on which the Eurodollar Rate would otherwise be set the Administrative Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the Interbank Offered Rate, or

                  (ii) at any time such Lender shall have determined in good faith that:

                            (A) the making or continuation of or conversion of any Loan to a Eurodollar Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affect the interbank Eurodollar market or (2) compliance by such Lender in good faith with any Requirement of Law enacted after the date hereof or interpretation or change thereof after the date hereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law); or

                            (B) the Adjusted Eurodollar Rate shall, after the date hereof, no longer represent the effective cost to such Lender for U.S. dollar deposits in the interbank Eurodollar market for deposits in which it regularly participates;

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) within five (5) Business Days after any such event and (y) within five (5) Business Days of the date on which such event no longer exists give notice (in writing or by telephone confirmed in writing) to Borrower and (except in the case of clause (i) above) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to the other Lenders). Thereafter, (x) in the case of clause
(i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer apply, and any Notice given by Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by Borrower and (y) in the case of clause (ii) above, Borrower shall, as applicable, either (a) pay to such Lender, upon written demand therefor (accompanied by the written notice referred to below), any such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender may determine in its sole discretion) as shall be required to compensate such Lender for any increased costs or reductions in amounts received or receivable under this Agreement (a written notice as to the additional amounts owed to such Lender showing the basis for the calculation thereof, submitted to Borrower by such Lender, shall, absent manifest error, be final and conclusive and binding upon all parties hereto) or (b), as promptly as possible, and, in any event, with the time period required by law, either (A), if any affected Eurodollar Loan has not yet been made, continued or converted, cancel any such Notice by giving the Administrative Agent a telephonic notice (confirmed promptly in writing) thereof on the same date that Borrower was notified by a Lender as aforesaid or (B), if any affected Eurodollar Loan has been made, continued or converted, upon at least three (3) Business Days' notice to the Administrative Agent, require the affected Lender (and any other similarly affected Lender) to convert each such affected Eurodollar Loan into a Base Rate Loan (which conversion shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date if required by any Requirement of Law).

         Section 2.4.7. COMPENSATION. Borrower shall compensate each Lender, promptly upon its written request (which request shall be accompanied by a notice setting forth the basis for such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any such loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profit with respect to any Eurodollar Loans) which such Lender may sustain: (i) if for any reason (other than a default by the Administrative Agent or such Lender) a Eurodollar Loan is not made, continued or converted on the date specified therefor in a Notice (whether or not withdrawn by Borrower or deemed withdrawn under Section 2.4.6. hereof), (ii) if any repayment (including any voluntary or mandatory repayment under Sections 2.6.7. and 2.6.8. hereof or as the result of the acceleration of the Loans) or conversion of Eurodollar Loan occurs on a date which is not the last day of the Interest Period applicable thereto, (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by Borrower, (iv) as a consequence of (x) any other failure or default by Borrower to repay Eurodollar Loans when required by this Agreement or (y) any election by Borrower under Section 2.4.6. hereof. The calculation of all amounts payable to a Lender under this Section 2.4.7. shall be made as though that Lender has actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner which it elects in its sole and absolute discretion. It is further understood and agreed by Borrower that if any repayment of Eurodollar Loans pursuant to Sections 2.6.7. or 2.6.8. or any conversion of Eurodollar Loans shall occur on a day which is not the last day of an Interest Period applicable thereto, such repayment or conversion shall be accompanied by any amounts owing to any Lender under this Section 2.4.7.

         Section 2.5. FEES APPLICABLE TO THIS AGREEMENT AND EXTENSIONS OF
CREDIT.

         Section 2.5.1. FACILITY FEE. Borrower shall pay to the Administrative Agent for the account of the Lenders having a Revolving Loan Commitment during the Revolving Credit Period a facility fee (the "Facility Fee") computed at the rate of .375% per annum on the average daily amount of the Unused Total Revolving Loan Commitment Amount in effect during the period for which payment is made. The Facility Fee shall be payable quarterly in arrears commencing October 31, 1998 and continuing on the last day of each quarter thereafter during the Revolving Credit Period and on the Revolving Credit Termination Date. The Facility Fee accrued but unpaid under the Third Restated Credit Agreement shall be paid on the Closing Date.

         Section 2.5.2. AGENCY FEE. Borrower shall pay to the Administrative Agent for its own account an agency fee in the amount of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) for each year or portion thereof in which the Obligations remain outstanding in consideration of its service as the Administrative Agent for the Lenders under this Agreement (the "Agency Fee"). The Agency Fee shall be payable in advance on February 2, 1999 (the Administrative Agent hereby acknowledges the receipt of the Agency Fee for the period February 2, 1998 through February 1, 1999 paid in connection with the Third RestatedCredit Agreement.

         Section 2.5.3. CALCULATION OF FEES. Any Fees due and payable under
Section 2.5.1. hereof to the Administrative Agent for the account of the Lenders shall be calculated on the basis of a year of 360 days and according to the actual number of days elapsed in each accrual period.

         Section 2.5.4. TERM LOAN FEE. On the Closing Date, the Borrower shall pay or cause to be paid to the Administrative Agent for the ratable benefit of the Lenders having a Term Loan Commitment a closing fee in an amount equal to one percent (1%) of the principal amount of the Term Loan, to wit, THIRTY NINE THOUSAND AND NO/100 DOLLARS ($39,000.00).

         Section 2.6. GENERAL TERMS APPLICABLE TO ANY EXTENSION OF CREDIT

         Section 2.6.1. INCREASED COSTS AND CAPITAL ADEQUACY.

                  (a) If the Administrative Agent, the Documentation Agent or any Lender determines that any change in any law or regulation or directive or bulletin or in the interpretation thereof after the Closing Date by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against any credit extended by the Administrative Agent, the Documentation Agent or any Lender under this Agreement, or (ii) impose on the

Administrative Agent, the Documentation Agent, any Lender or their parent holding company any other condition regarding this Agreement and the result of any event referred to in the preceding clause (i) or (ii) above shall be to increase the cost to the Administrative Agent, the Documentation Agent, any Lender or such holding company of issuing, funding or maintaining any Extension of Credit (which increase in cost shall be determined by the Administrative Agent's, the Documentation Agent's or such Lender's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon written demand by the Administrative Agent, the Documentation Agent or any such Lender, Borrower shall pay to the Administrative Agent, the Documentation Agent or such Lender from time to time as specified by the Administrative Agent, the Documentation Agent or any such Lender, additional amounts which shall be sufficient to compensate the Administrative Agent, the Documentation Agent or any such Lender for such increased cost from the date of such change. A certificate as to such increased cost incurred by the Administrative Agent, the Documentation Agent or any Lender as a result of any event mentioned in clause
(i) or (ii) above prepared in reasonable detail (which shall include the method employed by the Administrative Agent, the Documentation Agent or any such Lender in determining the allocation of such costs to Borrower) and otherwise in accordance with this subsection (a), submitted by the Administrative Agent, the Documentation Agent or any such Lender to Borrower, shall be conclusive evidence, absent manifest error, as to the amount thereof.

                  (b) If the Administrative Agent, the Documentation Agent or any Lender shall determine that the adoption after the Closing Date of any applicable law, rule or regulation pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, or regulation regarding capital adequacy, or any change therein, or any change after the date hereof in the interpretation or administration thereof, or compliance by the Administrative Agent, the Documentation Agent, any Lender or their parent holding company with any requirement or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, except any such adoption or change or any such compliance with a request or directive which applies or has been applied solely to the Administrative Agent, the Documentation Agent, any such Lender or such parent holding company by reason of events or conditions relating solely to the Administrative Agent, the Documentation Agent or any such Lender, has the effect of reducing the rate of return on the Administrative Agent's, the Documentation Agent's, any Lender's or their parent holding company's capital as a consequence of its commitment hereunder or to a level below that which the Administrative Agent, the Documentation Agent, any such Lender or such holding company could have achieved but for such adoption, change or compliance by an amount deemed by the Administrative Agent, the Documentation Agent or any such Lender to be material (for which reduction of the rate of return shall be determined by the Administrative Agent's, the Documentation Agent's, any such Lender's or such holding company's reasonable allocation of such reduction of the rate of return resulting from such event) then, upon written demand by the Administrative Agent, the Documentation Agent or any such Lender, Borrower shall pay to the Administrative Agent, the Documentation Agent or such Lender, from time to time as specified by the Administrative Agent, the Documentation Agent or any such Lender, such additional amount or amounts which shall be sufficient to compensate the Administrative Agent, the Documentation Agent or any such Lender for such reduction. A certificate as to such increased cost incurred by the Administrative Agent, the Documentation Agent or any such Lender as a result of any event mentioned in this subsection (b), prepared in reasonable detail (which shall include the method employed by the Administrative Agent, the Documentation Agent or any such Lender in determining the allocation of such costs to Borrower) and otherwise in accordance with this subsection (b) submitted by the Administrative Agent, the Documentation Agent or any such Lender to Borrower, shall be conclusive evidence, absent manifest error, as to the amount thereof.

                  (c) Amounts payable by Borrower pursuant to this Section
2.6.1. shall be payable within ten (10) Business Days of receipt by Borrower of a certificate described in subsection (a) or (b) of this Section 2.6.1.

         Section 2.6.2. METHOD OF PAYMENT. All payments and prepayments of principal and all payments of Fees and interest shall be made by Borrower to the Administrative Agent for the ratable account of the Lenders at the head office of the Administrative Agent (or such other place specified by the Administrative Agent for such purpose) in immediately available funds and in U.S. Dollars, on or before 12:00 noon (Boston, Massachusetts time) on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments. Any payments which are made later than 12:00 noon (Boston, Massachusetts time) shall be deemed to have been made on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day (unless otherwise provided herein), the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension as the applicable rate in effect immediately prior to such extension of time.

         Section 2.6.3. TAXES. All payments by Borrower under this Agreement shall be made without set-off, counterclaim or other claim or defense. Except as otherwise provided herein, all payments by or on behalf of Borrower hereunder shall be made free and clear of, and without deduction or withholding for, any and all current or future taxes, levies, imposts, duties, fees, assessments or other charges of any kind or nature now or hereinafter imposed by a Governmental Authority with respect to any such payment but excluding, except as provided below, (i) any tax imposed on or measured by the net income or net profits of any Lender or transferee or assignee thereof (a "Transferee") pursuant to any Requirement of Law, or (ii) or franchise taxes imposed on net income or in lieu thereof on any Lender or Transferee or (iii) any tax imposed by reason of any connection between the jurisdiction imposing such tax and any Lender or Transferee (other than a connection arising solely by virtue of the making of any Extension of Credit under this Agreement) and all interest, penalties or similar liabilities (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to as "Taxes"). If any Taxes are required to be withheld or deducted from any payment under this Agreement, Borrower agrees to pay the full amount of such Taxes deducted to the relevant Government Authority in accordance with applicable law, and the payments under this Agreement shall be increased by such additional amounts as may be necessary so that every payment under this Agreement, after required withholding or deduction on account of any Taxes, will not be less than the amount otherwise required to be paid under this Agreement. Borrower shall furnish to the Administrative Agent within thirty (30) days after the date the payment of any Taxes is due certified copies of any tax receipts evidencing such payment by Borrower. Borrower agrees to indemnify and hold harmless the Administrative Agent, the Documentation Agent and each Lender, and reimburse the Administrative Agent, the Documentation Agent and each Lender upon its written request, for the amount of any Taxes specified in this Section 2.6.3. as are paid by such Lender, the Administrative Agent or the Documentation Agent. A certificate as to the amount of any such indemnification prepared by such Lender, the Administrative Agent or the Documentation Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

         Section 2.6.4. WITHHOLDING TAX EXEMPTION. Each Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to Borrower and the Administrative Agent on or prior to the Closing Date (i) two complete executed copies of Internal Revenue Service Form 4224 or Form 1001 (or successor forms thereto) certifying such Lender's entitlement to an exemption from United States withholding tax with respect to payment to be made under this Agreement or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Form 4224 or Form 1001, a certificate in a form approved by the Administrative Agent and two complete executed copies of Internal Revenue Service Form W-8 (or successor form thereto) certifying such Lender's entitlement to exemption from such withholding. In addition, each Lender agrees to deliver to Borrower and the Administrative Agent updates or replacements to the foregoing forms and certificates from time to time when due to the lapse of time, the change in circumstances or otherwise, any such form or certificate previously provided under this Section 2.6.4. shall become obsolete or inaccurate. Each Lender agrees to immediately notify Borrower and the Administrative Agent in the event that it is unable to certify that it is entitled to an exemption from withholding as aforesaid. Notwithstanding any provision of Section 2.6.3 or this
Section 2.6.4. to the contrary, Borrower shall be entitled, to the extent required by any Requirement of Law, to deduct and withhold income or similar taxes imposed by the United States (or any other Governmental Authority) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as defined above) for U.S. Federal income tax purposes to the extent that such Lender has not provided to Borrower forms establishing an exemption therefrom as aforesaid and Borrower shall not be obligated to pay any amounts under this Section 2.6.4. hereof in respect of income or withholding taxes imposed by the United States if any Lender has not provided the forms required to be provided pursuant to this Section 2.6.4. hereof or, in the case of a payment, other than interest, to a Lender to the extent that any such forms do not establish a complete exemption from withholding of such taxes.

         Section 2.6.5. LENDING OFFICES. Loans of each Type made by any Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.4.6., 2.6.1. or 2.6.3. hereof with respect to such Lender, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Extension of Credit affected by such event; provided that in the sole judgment of such Lender, such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any of the foregoing Sections. Nothing in this Section 2.6.5. shall affect or postpone any of the obligations of Borrower or the rights of any Lender under said Sections 2.4.6., 2.6.1. or 2.6.3.

         Section 2.6.6. REPLACEMENT OF LENDERS. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Sections 2.4.6., 2.6.1. or 2.6.3. with respect to any Lender which results in such Lender charging to Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as provided in Section 10.14. hereof Borrower shall have the right, if no Default or Event of Default then exists or, in the case of clause (z) above, would exist after giving effect to such replacement, to replace such Lender (the "Replaced Lender") with one or more other lenders, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be acceptable to the Administrative Agent; provided that (i) at the time of any replacement pursuant to this Section 2.6.6., the Replacement Lender shall enter into an Assignment and Acceptance pursuant to Section 13.1. (and with all fees payable pursuant to said Section
13.1 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the Revolving Loan Commitment and/or Term Loan Commitment, as applicable, and the Revolving Loans and/or Term Loan, as applicable, of the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender and (B) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender and (y) the Administrative Agent an amount equal to such Replaced Lender's pro rata share of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations of Borrower then owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 2.4.6.) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Acceptance, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.2. and, if so requested by the Replacement Lender of the appropriate Note or Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender.

         Section 2.6.7. VOLUNTARY PREPAYMENTS. Borrower shall have the right to prepay the Loans, in whole or in part, without penalty or premium except as otherwise provided in this Agreement from time to time on the following terms and conditions: (i) Borrower shall provide written notice to the Administrative Agent at its Notice Office (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment, whether such prepayment is being made in respect of Revolving Loans or Term Loans, and, in the case of Eurodollar Loans, the specific Loans to which such prepayment is to be made, which notice shall be provided prior to 12:00 noon (Boston, Massachusetts time) (x) at least one (1) Business Day prior to the date of such prepayment in the case of Base Rate Loans, (y) on the date of such prepayment in the case of Swingline Loans and (z) at least three (3) Business Days prior to the date of such prepayment in the case of Eurodollar Loans and (ii) each prepayment shall be in an aggregate principal amount of at least ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) or, if the then outstanding principal amount of the Loans of the Class being prepaid are less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), such remaining principal amount; provided, that no partial prepayment of any Eurodollar Loan shall reduce the remaining aggregate outstanding principal amount of such Eurodollar Loan to an amount which is less than the minimum borrowing amount applicable under this Agreement for Eurodollar Loans. The Administrative Agent shall promptly notify each Lender of any such intended prepayment. Upon receipt by the Administrative Agent, any such prepayment shall be applied pro rata among the Loans of each of the Lenders being prepaid; provided, however, that such prepayment shall not be applied to any Loans of a Defaulting Lender, until such time as the proportion that such Lender's Unused Revolving Loan Commitment or Unused Term Loan Commitment bears to the Total Revolving Loan Commitment Amount or Total Term Loan Commitment, as applicable, is equal to the proportion that such Lender's Revolving Loan Commitment or Term Loan Commitment bears to the Total Revolving Loan Commitment Amount or Total Term Loan Commitment Amount, as applicable.

         Section 2.6.8. MANDATORY PREPAYMENTS.

                  (a) If, at any time, the Outstanding Amount, together with the amount of the Swingline Loans, shall exceed the Borrowing Base in effect from time to time then any such excess amount shall be immediately due and payable without notice or demand by the Administrative Agent or the Lenders. Any payments made by Borrower under this subsection (a) shall be applied first to any outstanding Swingline Loans and then to outstanding Revolving Loans.

                  (b) Borrower shall prepay the Loans in an amount equal to the Net Proceeds from any Asset Sale in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00). Any amounts payable under this subsection (b) shall be payable concurrently with Borrower's receipt of any such Net Proceeds.

                  (c) Borrower shall prepay the Loans in an amount equal to fifty percent (50%) of Excess Cash Flow for each Fiscal Year commencing with the Fiscal Year ending December 31, 2000, together with interest on the amount being prepaid. Any amounts payable under this subsection (c) shall be payable on or before the earlier of (i) the date on which the Financial Statements required to be delivered under Section 7.1.1. hereof in respect of such Fiscal Year are required to be delivered or (ii) the date on which such Financial Statements are actually delivered.

                  (d) Any amounts payable under this Section 2.6.8. shall be applied prior to the Revolving Credit Termination Date first to Swingline Loans, then to outstanding Revolving Loans and finally to outstanding Term Loans in inverse order of maturity and following the Revolving Credit Termination Date to outstanding Revolving Loans in inverse order of maturity and then to outstanding Term Loans in inverse order of maturity.

         Section 2.6.9. LOAN ACCOUNT. All Loans shall be recorded in the Loan Account. There shall also be recorded in the Loan Account all prepayments and payments made by Borrower in respect of the Loans and other appropriate debits and credits as herein provided. The Administrative Agent shall from time to time, but at least monthly, and upon Borrower's reasonable request, render and send to Borrower a statement of the Loan Account showing the respective outstanding principal balance of the Loans of each Class, together with interest and other appropriate debits and credits as of the date of the statement. The statement of the Loan Account shall be considered correct in all respects and accepted by and be conclusively binding upon Borrower absent manifest error unless Borrower makes specific written objection thereto within sixty (60) days after the date the statement of the Loan Account is sent.

         Section 2.7. PAYMENTS AMONG THE ADMINISTRATIVE AGENT AND THE LENDERS.

         Section 2.7.1. PRO RATA TREATMENT. Except as otherwise provided herein:
(A) each borrowing from the Lenders pursuant to Section 2.1.1., in the case of Revolving Loans, or Section 2.3.1., in the case of Term Loans, will be made from the Lenders PRO RATA in accordance with the amounts of their respective Revolving Loan Commitment Percentages or Term Loan Commitment Percentages, (B) payments and prepayments of principal or interest will be made to the Administrative Agent for the account of the Lenders with Revolving Loan Commitments PRO RATA in accordance with the unpaid principal amount of the Line of Credit and for Lenders with Term Loan Commitments PRO RATA in accordance with the unpaid principal amount of the Term Loans, (C) any reduction in the Total Revolving Loan Commitment Amount shall reduce each Lender's Revolving Loan Commitment Percentage PRO RATA based upon their then respective Revolving Loan Commitment Percentages and (D) all payments of Fees made to the Administrative Agent for the account of the Lenders shall be made PRO RATA based upon their then respective Revolving Loan Commitment Percentages or Term Loan Commitment Percentages, as applicable.

         Section 2.7.2. NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT.

                  (a) Unless the Administrative Agent shall have received notice from a Lender prior to the date on which such Lender is to provide funds to the Administrative Agent for a Loan under such Lender's Revolving Loan Commitment or Term Loan Commitment, as the case may be, that such Lender will not make available to the Administrative Agent such funds, the Administrative Agent may assume that such Lender has made such funds available to the Administrative Agent on such date, and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such funds available to the Administrative Agent, such Lender (a "Defaulting Lender") agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan under its Revolving Loan Commitment or Term Loan Commitment, as the case may be, for purposes of this Agreement. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall be entitled to all interest earned thereon or Fees earned in respect thereof through the date of the payment of any such amount by such Lender. A Defaulting Lender (regardless of whether such Lender serves as the Administrative Agent) shall be deemed to have assigned to the extent of the delinquency any and all payments due to it from Borrower in respect of such Lender's Revolving Loan Commitment or Term Loan Commitment, as the case may be, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining Non-Defaulting Lenders for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans of the Class at issue. The Defaulting Lender hereby authorizes the Administrative Agent to distribute such payments to the Non-Defaulting Lenders of the Class at issue in proportion to their respective PRO RATA shares of all outstanding Loans of such Class. A Defaulting Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the Non-Defaulting Lenders of the Class at issue, the Lenders' respective PRO RATA shares of all outstanding Loans of such Class have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

                  (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand, which shall be made promptly after discovery thereof, such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

                  (c) Nothing contained in this Section 2.7.2. shall be construed to relieve any Lender of its obligation to make funds available to the Administrative Agent under this Agreement except as otherwise expressly provided herein, nor to relieve the Borrower of its obligations to make any payment when due.

                  (d) The Administrative Agent shall have no obligation to remit to the Lenders any amounts under this Agreement not actually collected from the Borrower. In addition, in the event that any payment received by the Administrative Agent is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Borrower or any substantial part of its properties or assets, or otherwise, and if the Administrative Agent paid any Lender its pro rata share of such payment, then such Lender shall, on demand from the Administrative Agent, immediately pay to the Administrative Agent an amount equal to such Lender's pro rata share of any such payment which must be rescinded, restored or returned by the Administrative Agent. Any such amount shall be paid no later than 3:00 p.m. (Boston, Massachusetts time) on the Business Day following the date of demand for payment by the Administrative Agent and shall bear interest at the rate and in the manner set forth in Section 2.7.2.(b) hereof.

         Section 2.7.3. SHARING OF PAYMENTS, ETC. Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may have hereunder or otherwise, each Lender and Lender Affiliate shall be entitled at its option, but subject to Section 12.3. hereof, to offset balances held by it at any of its offices against any principal of or interest on any Loans, or any fee or expense payable to the Administrative Agent, the Documentation Agent or the Lenders that is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and the Administrative Agent thereof; PROVIDED, that its failure to give such notice shall not affect the validity thereof. If a Lender shall effect payment of any principal, interest, fee or expense under this Agreement through the exercise of any right of set-off, banker's lien, counterclaim or similar right, it shall, subject to Section 12.3. hereof, be deemed to have purchased from each of the other Lenders participations in the Loans of the Class to which any such payment shall have been effected made by the other Lenders of such Class in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that the Lenders of such Class shall share the benefit of such payment PRO RATA in accordance with the respective amounts of unpaid principal of and interest on the Loans of such Class made by each of them. To such end, the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees that any Lender so purchasing a participation in the Loans made by the other Lenders may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of the such Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower to such Lender.

                     SECTION 3. SECURITY FOR THE OBLIGATIONS

         Section 3.1. COLLATERAL DISCLOSURE LIST. Borrower shall deliver to the Administrative Agent and the Documentation Agent on or prior to the Closing Date a completed Collateral Disclosure List certified by a Responsible Officer.

         Section 3.2. SECURITY. The Obligations shall be secured by:

         Section 3.2.1. All properties and assets of Borrower, including goods, accounts receivable, inventory, contract rights, accounts, documents, instruments and chattel paper, business and financial records and general intangible assets of Borrower (including all Capital Stock of each Subsidiary of Borrower), and all proceeds thereof, as more particularly defined in and pursuant to the Borrower Pledge Agreement and the Borrower Security Agreement.

         Section 3.2.2. The guarantee of Alarmguard Holdings and SSH pursuant to the Alarmguard Holdings Guarantee and the SSH Guarantee, respectively.

         Section 3.2.3. A pledge of all of SSH's right, title and interest in and to all shares of Capital Stock of Borrower pursuant to the SSH Pledge Agreement.

         Section 3.2.4. A pledge of all of Alarmguard Holding's right, title and interest in and to all shares of Capital Stock of SSH pursuant to the Alarmguard Holdings Pledge Agreement.

         Section 3.2.5. A leasehold mortgage, deed of trust or collateral assignment with respect to all of Borrower's right, title and interest, as lessee, in, to and under leases for the premises listed and described on
SCHEDULE 3.2.5. attached hereto pursuant to a Leasehold Mortgage or a Lease Assignment, respectively.

         Section 3.2.6. The guarantee of each Subsidiary of Borrower, including, specifically Detect and Protective, pursuant to a Subsidiary Guarantee.

         Section 3.2.7. All properties and assets of each Subsidiary of Borrower which has executed a Subsidiary Guarantee, including goods, accounts receivable, inventory, contract rights, accounts, documents, instruments and chattel paper, business and financial records and general intangible assets of each such Subsidiary (including all Capital Stock of any Subsidiaries of any such Subsidiary), and all proceeds thereof, as more particularly defined in or pursuant to a Subsidiary Pledge Agreement and a Subsidiary Security Agreement; provided, however, that the Security Documents executed and delivered by Detect (other than the Escrow Agreement and the Negative Pledge Agreement) shall be held in escrow by the Administrative Agent's legal counsel pursuant to the Escrow Agreement and Detect shall continue to be bound by the terms and conditions of the Negative Pledge Agreement.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

         In order to induce the Administrative Agent, the Documentation Agent and the Lenders to enter into this Agreement and to make any Extension of Credit, each Credit Party, as applicable, makes the following representations and warranties to the Administrative Agent, the Documentation Agent and the Lenders, which shall be deemed made both before and after giving effect to the Extensions of Credit made as of the date hereof and, except as otherwise provided in this Section 4., on the date of each Extension of Credit. Any knowledge acquired by the


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                                       48


Administrative Agent, the Documentation Agent or the Lenders shall not diminish their rights to rely upon such representations and warranties.

         Section 4.1. CORPORATE EXISTENCE. Each Credit Party is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified in all other jurisdictions in which the properties and assets owned, leased or operated by it, or the nature of the business conducted by it, make such qualification necessary and where failure to so qualify could reasonably be expected to have a Material Adverse Effect.

         Section 4.2. CORPORATE AUTHORITY. The execution, delivery and performance of this Agreement, the Notes, the Other Documents and the Transaction Documents, the consummation of the transactions herein and therein contemplated, the fulfillment of and compliance with the terms and provisions hereof and thereof have been duly authorized by all necessary corporate action of each Credit Party and are within its corporate power and will not result in a violation of its Governing Documents.

         Section 4.3. BINDING OBLIGATIONS. This Agreement, the Notes, the Other Documents and the Transaction Documents constitute the legal, valid and binding obligations of each Credit Party which is a party thereto, enforceable against it in accordance with their respective terms.

         Section 4.4. NONCONTRAVENTION. The execution, delivery and performance by each Credit Party of this Agreement, the Notes, the Other Documents and the Transaction Documents will not violate any existing law, ordinance, rule, regulation or order of any Governmental Authority or result in a breach of any of the terms of, or constitute a default under, any Contractual Obligation to which any such Credit Party is a party or by which it or any of its properties or assets are bound or result in or require the imposition of any Encumbrance on any of such Credit Party's properties or assets except to the extent that such violation or breach could not reasonably be expected to have a Material Adverse Effect.

         Section 4.5. PERMITS. Each Credit Party possesses all material permits, authorizations, licenses, approvals, waivers and consents, without unusual restrictions or limitations, the failure of which to possess could not reasonably be expected to have a Material Adverse Effect, all of which are in full force and effect.

         Section 4.6. NO CONSENTS. The execution, delivery and performance of this Agreement, the Notes, the Other Documents and the Transaction Documents does not require any approval, consent or waiver under any Contractual Obligation except where the absence thereof could not reasonably be expected to have a Material Adverse Effect. No approval, authorization, consent, waiver or order of, or registration, application or filing with, any Governmental Authority is required in connection with the transactions contemplated by this Agreement, the Notes, the Other Documents and the Transaction Documents except where the absence thereof could not reasonably be expected to have a Material Adverse Effect.


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                                       49


         Section 4.7. FINANCIAL STATEMENTS. Borrower has provided to the Administrative Agent and the Documentation Agent the consolidated Financial Statements of SSH dated as of December 31, 1997, and related footnotes, audited and certified by Ernst & Young, LLP. Borrower has also provided to the Administrative Agent and the Documentation Agent the internally prepared consolidated Financial Statements of (i) Borrower and its Subsidiaries and (ii) the Direct Marketing Program, each dated as of May 31, 1998, certified by a Responsible Officer but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount. All Financial Statements of any Credit Party heretofore provided to the Administrative Agent and the Documentation Agent present fairly the financial condition and results of business operations of the Persons covered thereby for the periods indicated in accordance with GAAP. Neither Alarmguard Holdings, Borrower nor any of their Subsidiaries has any material direct or contingent liabilities, liabilities for taxes, unusual commitments or unrealized or unanticipated losses not disclosed in such Financial Statements. Since the date of the latest dated consolidated balance sheet included in the Financial Statements specified in this Section 4.7., there has been no development or event which could reasonably be expected to have a Material Adverse Effect and no Dividends have been declared or made to stockholders, nor has any of its Capital Stock been purchased or acquired by any Person in any manner nor has Alarmguard Holdings, SSH, Borrower or any of their Subsidiaries made any Investment except as set forth on SCHEDULE 4.7 attached hereto.

         Section 4.8. FINANCIAL FORECASTS. Borrower has provided to the Administrative Agent and the Documentation Agent forecasted Financial Statements together with appropriate supporting details and a statement of the underlying assumptions, covering the five (5) year period commencing on January 1, 1998 (the "Forecasts"). The Forecasts have been prepared in good faith and have a reasonable basis.

         Section 4.9. FINANCIAL INFORMATION. All written data, reports and information which any Credit Party has supplied to the Administrative Agent, the Documentation Agent or the Lenders or caused to be so supplied by a third party on its behalf in connection with this Agreement, was, at the time so supplied, when taken as a whole, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information at such time in light of the circumstances under which such information was provided.

         Section 4.10. BUSINESS RELATIONSHIPS. There exists no actual or, to any Credit Party's knowledge threatened, termination, cancellation or limitation of, or any modification or change in, the business relationship of any Credit Party with any customer or group of customers, or with any supplier (other than in the ordinary course of business where one supplier is replaced by another offering terms which are no less favorable to such Credit Party) which could reasonably be expected to have a Material Adverse Effect.

         Section 4.11. BROKERS. No broker or finder has brought about the obtaining, making or closing of, and no broker's or finder's fees or commissions will be payable by any Credit Party or its Affiliates to any Person in connection with, the transactions contemplated by this Agreement.

         Section 4.12. USE OF PROCEEDS. Borrower is not an "investment company," or a company "controlled by" an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (14 U.S.C. ss.ss.80(a)(1) ET SEQ.). No Extension of Credit, the application of the proceeds and repayment thereof by Borrower or the performance of the transactions contemplated by this Agreement will violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder. The proceeds of each Extension of Credit will be used only for the purposes set forth in this Agreement. None of the proceeds of any Extension of Credit will be used, or have been used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any "margin stock" or for any other purpose which might constitute such Extension of Credit a "purpose credit" within the meaning of said Regulation U or Regulation X of the Federal Reserve Board. Borrower will not take, or permit any Person acting on its behalf to take, any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

         Section 4.13. STATUTORY COMPLIANCE. Each Credit Party is in compliance with all material laws, ordinances, rules, regulations and orders of any Governmental Authority applicable to it, its properties or assets or the business conducted by it (excepting ERISA and Environmental Laws which are the subject of other provisions of this Agreement), except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

         Section 4.14. COMMITMENTS. No Credit Party has any fixed, contingent or other obligations to issue any of its Capital Stock except as set forth on
SCHEDULE 4.14. attached hereto.

         Section 4.15. EVENTS OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         Section 4.16. OTHER DEFAULTS. No Credit Party is in default in the performance, observance or fulfillment of any Contractual Obligation which could reasonably be expected to have a Material Adverse Effect.

         Section 4.17. TAXES. Each Credit Party has filed all tax returns and reports required to be filed by it with any Governmental Authority and has paid in full, or made adequate provisions or established adequate reserves in accordance with GAAP for, the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect to such tax returns and reports.

         Section 4.18. OWNERSHIP OF BORROWER. SSH is the holder of all of the issued and outstanding shares of capital stock of Borrower, and no other Person has any rights and/or claim to any issued or unissued shares of such capital stock.

         Section 4.19. SOLVENCY. Both before and after giving effect to (a) any Extension of Credit to be made on the Closing Date or such other date on which any Extension of Credit requested hereunder is made, (b) the disbursement of the proceeds of any such Extension of Credit pursuant to the instructions of Borrower, (c) the other transactions contemplated by this Agreement and the Other Documents and (d) the payment and accrual of costs and expenses incurred in connection with the foregoing, each Credit Party is Solvent. No Credit Party is contemplating either the filing of a petition by it under Bankruptcy Code or any state bankruptcy or insolvency law or the liquidating of all or a major portion of its properties and assets, and no Credit Party has any knowledge of any Person contemplating the filing of any such petition against it. If the proceeds of the Term Loans are to be used to pay a Dividend to SSH by Borrower, then Borrower is legallyable to pay such a Dividend under applicable law.

         Section 4.20. BUSINESS NAME. Each of Borrower and its Subsidiaries conducts its business solely through the names set forth on SCHEDULE 11 of the Collateral Disclosure List, without the use of any trade name, or the intervention of or through any other Person. Neither Borrower nor any of its Subsidiaries has, except as set forth in the Collateral Disclosure List, during the preceding five (5) years, conducted its business through any other name or trade name or been the surviving corporation in a merger or consolidation or acquired all or substantially all of the assets of any other Person.

         Section 4.21. AFFILIATE CONTRACTS. Except as otherwise provided in this Agreement or as set forth on Schedule 4.21. hereof, all contracts and transactions between any Credit Party and any Affiliate or Subsidiary of such Credit Party have been executed or will be executed on such terms as would be contained in an agreement executed at arms' length with an unrelated third party.

         Section 4.22. CAPITALIZATION. The outstanding shares of Capital Stock of each Credit Party which have been pledged to the Administrative Agent for the ratable benefit of the Lenders under the Security Documents have been duly issued and are fully paid and non-assessable.

         Section 4.23. LITIGATION. Except as set forth on SCHEDULE 4.23. attached hereto, there are no actions, suits or proceedings by or before any Governmental Authority or any arbitration or alternate dispute resolution proceeding, pending or, to the knowledge of any Credit Party or any of its officers, threatened, against any Credit Party or its properties and assets, which if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         Section 4.24. TITLE TO PROPERTIES. Each of Borrower and its Subsidiaries has good and marketable title to all of its properties and assets as are reflected in the Financial Statements referred to in Section 4.7. (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances or those Encumbrances disclosed in SCHEDULE 4.24. attached hereto, and, free from all defects of title that could reasonably be expected to have a Material Adverse Effect. The properties, assets and rights of Borrower and its Subsidiaries are sufficient to permit Borrower and such Subsidiaries to conduct the business in which it is presently engaged. Borrower and its


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                                       52


Subsidiaries possess all trademarks, service marks, trade names, trade service styles, copyrights and patents that may be necessary to own their properties and assets, and to conduct their business as it is presently conducted or as intended to be conducted hereafter, without any infringement or conflict with the rights of any other Person or any violation of law which could reasonably be expected to have a Material Adverse Effect.

         Section 4.25. LABOR RELATIONS. No Credit Party is a party to any collective bargaining or other agreement with any union and there are no material grievances, disputes or controversies with any union or other organization of such Credit Party's employees, or threats of strikes, work stoppages or demands by any union or such other organization.

         Section 4.26. CONTINGENT OBLIGATIONS. No Credit Party is a party to any Guarantee or other similar type of agreement, and it has not offered its endorsement to any Person which would in any way create a contingent liability (except by endorsement of negotiable instruments payable at sight for deposit or collection or similar banking transactions in the ordinary course of business).

         Section 4.27. SUBSIDIARIES. As of the date of this Agreement, all of the Subsidiaries and Affiliates of Borrower are set forth on SCHEDULE 13 of the Collateral Disclosure List. Borrower or a Subsidiary of Borrower is the owner free and clear of all Encumbrances, of all of the issued and outstanding Capital Stock of each Subsidiary. Neither Borrower nor any of its Subsidiaries is engaged in any joint venture, partnership or other business arrangement with any other Person except as described on said SCHEDULE 13.

         Section 4.28. ERISA. Each Credit Party and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in substantial compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA except where non-compliance or liability could not reasonably be expected to have a Material Adverse Effect; and no Prohibited Transaction or Reportable Event has occurred with respect to any Plan.

         Section 4.29. ENVIRONMENTAL PROTECTION. Except as set forth on SCHEDULE
4.29. attached hereto:

                  (a) The business operations of each of Borrower and its Subsidiaries comply in all material respects with all Environmental Laws except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

                  (b) Neither Borrower nor any of its Subsidiaries has received
(i) any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Materials or
(ii) any letter or request for information under CERCLA or any other Environmental Laws, and, to the best of Borrower's or any such Subsidiaries' actual knowledge, based upon reasonable investigation, the business operations of Borrower and such


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                                       53


Subsidiaries are not the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Material or claim, or threatened lawsuit or claim arising under or related to any Environmental Law except, in each case, where non-compliance could not reasonably be expected to have a Material Adverse Effect.

                  (c) Borrower, its Subsidiaries and their properties, assets and operations are not subject to any outstanding written order or agreement with any Governmental Authority or private party respecting any Environmental Laws except for any such written order or agreement which could not reasonably be expected to have a Material Adverse Effect.

                  (d) Neither Borrower nor any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment or disposal of Hazardous Materials, and none of the operations of Borrower or any such Subsidiaries involve the generation, transportation, treatment, storage or disposal of Hazardous Materials except where such activity could not reasonably be expected to have a Material Adverse Effect.

                  (e) To the best of Borrower's and its Subsidiaries' actual knowledge, based upon reasonable investigation, no Hazardous Material exists on, under or about any of the properties or assets of Borrower or any such Subsidiaries, real or personal, in a manner that is likely to give rise to any claim or suit against Borrower or any such Subsidiaries, and neither Borrower nor any Subsidiary of Borrower has filed any notice or report of a Release of any Hazardous Materials that could give rise to any such claim or suit against Borrower except, in each case, where such claim or suit or filing could not reasonably be expected to have a Material Adverse Effect.

         Section 4.30. INVESTMENTS. Except as set forth on SCHEDULE 4.30., attached hereto no Credit Party has an Investment in any Person other than existing Investments in Subsidiaries and Qualified Investments.

         Section 4.31. SECURITY DOCUMENTS.

                  (a) The provisions of each Security Document are effective to create in favor of the Administrative Agent for the ratable benefit of the Lenders, a legal, valid and enforceable lien or security interest in all right, title and interest of the Credit Party which is a party thereto in the Collateral described therein.

                  (b) (i) When UCC financing statements, assignment and/or amendments have been filed in the offices in the jurisdictions listed in
SCHEDULE 3 of the Collateral Disclosure List, the Borrower Security Agreement and each Subsidiary Security Agreement, as applicable, shall constitute a fully perfected first lien on, and security interest in, all right, title and interest of the applicable Credit Party in the Collateral described therein, which can be perfected by such filing.


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                                       54


                           (ii) When certificates representing the Pledged Stock
(as such term is defined in the Borrower Pledge Agreement) are delivered to the Administrative Agent, together with stock powers endorsed in blank by a duly authorized officer of Borrower, the Borrower Pledge Agreement shall constitute a fully perfected first lien on, and security interest in, all right, title and interest of Borrower in the Collateral described therein.

                           (iii) When certificates representing the Pledged
Stock (as such term is defined in the SSH Pledge Agreement) are delivered to the Administrative Agent, together with stock powers endorsed in blank by a duly authorized officer of SSH, the SSH Pledge Agreement shall constitute a fully perfected first lien on, and security interest in, all right, title and interest of SSH in the Collateral described therein.

                           (iv) When certificates representing the Pledged Stock
(as such term is defined in the Alarmguard Holdings Pledge Agreement) are delivered to the Administrative Agent, together with stock powers endorsed in blank by a duly authorized officer of Alarmguard Holdings, the Alarmguard Holdings Pledge Agreement shall constitute a fully perfected first lien on, and security interest in, all right, title and interest of Alarmguard Holdings in the Collateral described therein.

                           (v) When the Leasehold Mortgage, or assignments and
amendments thereto, have been filed in the offices and jurisdictions listed in
SCHEDULE 2 of the Collateral Disclosure List, each Leasehold Mortgage shall constitute a fully perfected first lien on all right, title and interest of Borrower in the Collateral described therein.

                  (c) Borrower does not own any properties or assets, or have any interest in any properties or assets, that is not subject to a fully perfected first priority lien on, or security interest in, such properties or assets in favor of the Administrative Agent, other than properties or assets having an aggregate fair market value at any one time not exceeding $50,000.00.

         Section 4.32. INSURANCE. Each of Borrower and its Subsidiaries maintains its properties and assets insured against fire and other hazards (so called "All Risk Coverage") in amounts and with companies set forth on SCHEDULE
4.32. attached hereto covering such risks as is customary in such Credit Party's line of business. Borrower and each of its Subsidiaries also maintain public liability coverage against claims for personal injuries or death, errors and omissions, directors and officers coverage, business interruption, worker's compensation, employment or similar insurance with coverages and in amounts as set forth on SCHEDULE 4.32.

               SECTION 5. CONDITIONS TO OBLIGATION OF THE LENDERS

         The Administrative Agent, the Documentation Agent and the Lenders shall have no obligation under this Agreement to amend and restate the Third Restated Credit Agreement or to continue or make any Extension of Credit unless and until they are satisfied, in their sole and absolute discretion, that all of the following conditions shall have been satisfied prior to or on the Closing Date:

         Section 5.1. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in Section 4 are true and correct, and each Credit Party, by a Responsible Officer, shall have so certified to the Administrative Agent, the Documentation Agent and the Lenders.

         Section 5.2. DELIVERY OF DOCUMENTS. Each Credit Party shall have duly executed and delivered to the Administrative Agent, the Documentation Agent and the Lenders, in form and substance satisfactory to the Administrative Agent, the Documentation Agent, the Lenders and their legal counsel, this Agreement, the Notes, the Other Documents and all further documents as the Administrative Agent, the Documentation Agent and the Lenders may request to evidence the Obligations or to create, perfect or continue any security interest or lien contemplated by this Agreement and the Other Documents. In addition, the Administrative Agent, the Documentation Agent and the Lenders shall have received or agreed in writing to waive or delay the receipt of:

         Section 5.2.1. Copies of all corporate action taken by each Credit Party to authorize the execution and delivery of this Agreement, the Notes, the Other Documents and the Transaction Documents, together with a certificate of the corporate secretary of such Credit Party certifying that the same are true, correct and complete as of the Closing Date.

         Section 5.2.2. Copies of each Credit Party's Governing Documents, together with a certificate of the corporate secretary of such Credit Party certifying that the same are true, correct and complete as of the Closing Date.

         Section 5.2.3. A certificate issued by the office of the Secretary of State of the state of each Credit Party's incorporation to the effect that each such Credit Party is legally existing and in good standing under the laws of such states.

         Section 5.2.4 A certificate issued by the office of the Secretary of State of each state in which each Credit Party is qualified as a foreign corporation to the effect that each such Credit Party is duly qualified and in good standing as a foreign corporation under the laws of such states.

         Section 5.2.5. A certificate of the corporate secretary of each Credit Party certifying to the incumbency and signatures of all officers of such Credit Party who are authorized to execute this Agreement, the Notes, the Other Documents and the Transaction Documents.

         Section 5.2.6. An ALTA title insurance policy or endorsement with respect to the Leasehold Mortgages satisfactory in form and substance to the Administrative Agent, the Documentation Agent, the Lenders and their legal counsel.

         Section 5.2.7. UCC and land record searches conducted by a Person satisfactory to the Administrative Agent and the Documentation Agent for each Credit Party under each name set forth on the Collateral Disclosure List listing the filings against each such Credit Party as debtor under such names at each filing office in each jurisdiction in which any Collateral or Credit Party is located.


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                                       56


         Section 5.2.8. Objective evidence satisfactory to the Administrative Agent, the Documentation Agent, the Lenders and their legal counsel that the Indebtedness (other than Indebtedness under this Agreement) of each Credit Party to any Person in excess of $600,000 as of the Closing Date constitutes Subordinated Indebtedness.

         Section 5.2.9. Such UCC financing statements, assignments and amendments as the Administrative Agent, the Documentation Agent and the Lenders deem necessary to perfect any security interests contemplated by this Agreement or the Other Documents.

         Section 5.2.10. Insurance policies and certificates evidencing adequate insurance coverage in amounts satisfactory to the Administrative Agent and the Documentation Agent on the Credit Parties' properties and assets which insurance policies shall name the Administrative Agent as an additional insured/loss payee.

         Section 5.2.11. A confirmation of the environmental certificate and indemnity agreement executed by Borrower on April 15, 1997, satisfactory in form and substance to the Administrative Agent, the Documentation Agent, the Lenders and their legal counsel (as confirmed, the "Environmental Certificate").

         Section 5.2.12. Such further documents, instruments and agreements as the Administrative Agent, the Documentation Agent and the Lenders shall reasonably request, all satisfactory in form and substance satisfactory to the Administrative Agent, the Documentation Agent, the Lenders and their legal counsel.

         Section 5.3. VALIDITY OF LIENS. All Encumbrances in the Collateral shall have been created or maintained in favor of the Administrative Agent for the benefit of the Lenders, which Encumbrances shall constitute legal, valid and enforceable and, unless otherwise consented to by the Administrative Agent, the Documentation Agent and the Lenders, first security interests in and liens upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the sole and absolute discretion of the Administrative Agent, the Documentation Agent, the Lenders and their legal counsel to create said Encumbrances shall have been made, taken and/or effected.

         Section 5.4. OPINIONS OF COUNSEL. The Administrative Agent, the Documentation Agent and the Lenders shall have received from legal counsel for the Credit Parties a written opinion, in substantially the form of EXHIBIT H attached hereto, satisfactory in form and substance to the Administrative Agent, the Documentation Agent, the Lenders and their legal counsel.

         Section 5.5. PAYMENT OF FEES. Borrower shall have paid any applicable fees and expenses due to the Administrative Agent, the Documentation Agent and the Lenders at closing, including the fees and expenses of their legal counsel.


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                                       57


         Section 5.6. LEGAL MATTERS. All legal matters incident to the transactions hereby contemplated shall be satisfactory to the Administrative Agent, the Documentation Agent, the Lenders and their legal counsel.

         Section 5.7. RMR. The Administrative Agent, the Documentation Agent and the Lenders shall have received a certificate of a Responsible Officer of Borrower, satisfactory in form and substance to the Administrative Agent and the Documentation Agent, certifying that RMR as of the Closing Date is at least $2,945,043.00.

                  SECTION 6. CONDITIONS TO EXTENSION OF CREDIT

         The Administrative Agent, the Documentation Agent and the Lenders shall have no obligation to make any Extension of Credit, including the initial Extension of Credit, unless and until, they are satisfied, in their sole and absolute discretion, that all of the following conditions shall have been fulfilled prior to or contemporaneously with the making of such Extension of Credit.



         Section 6.1. IN GENERAL.

         Section 6.1.1. NOTICE OF BORROWING. The Administrative Agent shall have received, in a timely manner, a Notice of Borrowing for Revolving Loans in a form satisfactory to the Administrative Agent.

         Section 6.1.2. RMR REPORT. The Administrative Agent and the Documentation Agent shall have received, in the case of Revolving Loans, a RMR Report, in a timely manner, as required under Section 7.2.3. hereof, satisfactory in form and substance to the Administrative Agent and the Documentation Agent showing that the Borrowing Base is sufficient to permit the Lenders to make the requested Revolving Loan.

         Section 6.1.3. TRUTH OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties set forth in Section 4 of this Agreement (with the exception of representations and warranties which, by their terms, are limited to an earlier date) are true and correct as of the date on which the requested Extension of Credit is made.

         Section 6.1.4. NO DEFAULT. No Default or Event of Default shall have occurred and be continuing or shall occur as a result of the requested Extension of Credit or the application of the proceeds of such Extension of Credit.

         Section 6.1.5. PAYMENT OF FEES. Borrower shall have paid any applicable fees and expenses due to the Administrative Agent, the Documentation Agent and the Lenders including any fees and expenses of their legal counsel.


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                                       58


         Section 6.1.6. CORPORATE ACTION. The corporate action of each Credit Party referred to in Section 5.2.1. continues to be in full force and effect and the incumbency of officers continues to be as stated in the certificates of incumbency delivered pursuant to Section 5.2.5. or as subsequently reflected in a new certificate of incumbency delivered to the Administrative Agent in connection with the requested Extension of Credit.

         Section 6.1.7. LEGAL MATTERS. All legal matters incident to the transactions contemplated by the requested Extension of Credit shall be satisfactory to the Administrative Agent, the Documentation Agent and their legal counsel and no change shall have occurred in any law or regulation or interpretation thereof, which, in the opinion of either the Administrative Agent or, the Documentation Agent and their respective legal counsel, would make it illegal or against the policy of any Governmental Authority for the Lenders to make the requested Extension of Credit.

         Section 6.2. SUBSEQUENT ACQUISITION LOANS. In addition to the satisfaction of the conditions set forth in Section 6.1. hereof, the obligation of the Lenders to make any Acquisition Loan is subject to the satisfaction of the following conditions precedent:

         Section 6.2.1. CONSENT OF LENDERS. The Administrative Agent, the Documentation Agent and the Lenders shall have consented to the proposed Acquisition and the projected Acquisition Integration Costs reported under
Section 7.2.9.(a) hereof in writing; provided, however, that the consent of the Administrative Agent, the Documentation Agent and the Lenders as aforesaid shall not be required if:

                  (i) the proposed Acquisition involves a purchase price (including any Deferred Purchase Price Obligations) which does not exceed (x) $5,000,000.00 or (y) $10,000,000.00 if $5,000,000.00 or more of the purchase price paid in connection with such Acquisition consists of the capital stock of Alarmguard Holdings; and

                  (ii) the purchase price (including any Deferred Purchase Price Obligations) for the proposed Acquisition, when aggregated with the purchase price (including Deferred Purchase Price Obligations) of all other Acquisitions completed by Borrower since February 2, 1998 other than the Detect Acquisition and the Sentry Acquisition, does not exceed $15,000,000; and

                  (iii) the proposed Acquisition consists solely of, and is structured as, the acquisition by Borrower of assets which consist of, Customer Contracts (and, in each case, inventory and vehicles not to exceed $100,000 of the purchase price thereof) and will not result in the creation of a new Subsidiary of Borrower; and

                  (iv) the proposed Acquisition will not result in an expansion of Borrower's business outside of the geographic areas set forth on SCHEDULE
6.2. attached hereto.

         Section 6.2.2. LIABILITIES. Neither Borrower nor any Subsidiary of Borrower shall incur or assume any Indebtedness, Contractual Obligations, Contingent Liabilities or other liabilities in


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                                       59


connection with the proposed Acquisition except for Acquisition Loans necessary to pay all or a portion of the purchase price relating thereto.

         Section 6.2.3. SUBORDINATION OF DEFERRED PURCHASE PRICE OBLIGATIONS. Any Deferred Purchase Price Obligations shall comply with the terms of Section 8.1.(g) hereof.

         Section 6.2.4. COLLATERAL. Borrower and each other Credit Party shall promptly take such actions, and execute and deliver such documents, agreements and instruments as the Administrative Agent and the Documentation Agent and their respective legal counsel shall require to insure that the Administrative Agent obtains a first priority perfected lien on any of the properties and assets acquired by Borrower or such other Credit Party in connection with the proposed Acquisition, including but not being limited to uniform commercial code financing statements and termination statements, all of the foregoing to be acceptable to the Administrative Agent, the Documentation Agent, the Lenders and their respective legal counsel.

         Section 6.2.5. SUBSIDIARIES. If the proposed Acquisition will be effected by Borrower through the establishment of a new Subsidiary or the acquisition of the Capital Stock of a Person with the effect of establishing such Person as a new Subsidiary of Borrower, such Subsidiary shall become a party to this Agreement by executing a joinder agreement in a form satisfactory to the Administrative Agent and its legal counsel, shall guarantee the Obligations pursuant to a Subsidiary Guarantee, shall grant a lien and security interest in all of its properties and assets to the Administrative Agent for the ratable benefit of the Lenders pursuant to a Subsidiary Security Agreement and/or Subsidiary Pledge Agreement and Borrower shall pledge all of the Capital Stock of such Subsidiary to the Administrative Agent for the ratable benefit of the Lenders, all in a manner satisfactory to the Administrative Agent, the Documentation Agent, the Lenders and their respective legal counsel.

         Section 6.2.6. NO DEFAULT. Borrower shall have certified by a Responsible Officer that no Default or Event of Default exists as of the date of the requested Acquisition Loan, or would result as a result of the making of such Acquisition Loan, the consummation of the proposed Acquisition or the application of the proceeds of such Acquisition Loan.

         Section 6.2.7. HOSTILE ACQUISITIONS. The proposed Acquisition shall not be considered by the Administrative Agent, the Documentation Agent and the Lenders, in their sole and absolute discretion, to be a so-called "hostile acquisition."

         Section 6.2.8. RMR FROM PERMITTED ACQUISITIONS. Borrower shall not include any RMR resulting from an Acquisition which does not require the consent of the Lenders under Section 6.2.1. hereof within the Borrowing Base unless and until Borrower has delivered to the Administrative Agent a Notice of Borrowing with respect to the proposed Acquisition, accompanied by a true and correct copy of the proposed draft purchase and sale agreement relating to the Acquisition. Borrower shall not include any RMR resulting from any Acquisition requiring the consent of the Lenders unless and until Borrower has satisfied (i) any and all terms and conditions imposed by the Lenders in connection with the provision of such consent and (ii)


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                                       60


all of the legal matters associated with such Acquisition have been satisfied to the satisfaction of the Administrative Agent and its legal counsel, including, but not being limited to, the confirmation of the filing of any and all documents, agreements and instruments required under Section 6.2.4. hereof and the receipt of opinions from legal counsel to Borrower as to certain matters relating to the proposed Acquisition satisfactory in form and substance to the Administrative Agent, the Lenders and their legal counsel.

         Section 6.2.9. CERTIFICATE AS TO THE PROPOSED ACQUISITION. Within three
(3) Business Days following the consummation of any Permitted Acquisition, Borrower shall deliver a certificate to the Administrative Agent, the Documentation Agent and the Lenders stating that (i) the proposed Acquisition shall have been consummated in accordance with (x) the terms and conditions of the Acquisition Documents relating thereto and (y), in the case of Acquisitions requiring the prior consent of the Lenders, the terms and conditions approved by the Lenders without material amendment, modification or revision, (ii) none of the parties to the proposed Acquisition shall have failed to perform any material agreement, obligation or covenant or make any representation or warranty required to be performed or made by such party, as applicable, in connection therewith and (iii) the Administration Agent has a first priority Encumbrance in the Collateral acquired. If Borrower fails to deliver such certificate within such three (3) Business Day period, then any RMR purchased in connection with such Acquisition shall be immediately deleted from the Borrowing Base and Borrower shall, if necessary comply with the requirements of Section 2.6.8.(a) hereof and no Acquisition Integration Costs relating thereto shall be considered to be Approved Acquisition Integration Costs.

                        SECTION 7. AFFIRMATIVE COVENANTS

         Borrower and each of the other Credit Parties, as applicable, covenant and agree that from the date hereof until the payment and performance in full of the Obligations and the termination of the Commitments:

         Section 7.1. FINANCIAL STATEMENTS AND REPORTING REQUIREMENTS. Borrower shall furnish to the Administrative Agent, the Documentation Agent and the
Lenders:

         Section 7.1.1. ANNUAL REPORTS. As soon as available, but in no event later than ninety (90) days after the end of each Fiscal Year of Borrower, consolidated Financial Statements for such Fiscal Year of (i) Alarmguard Holdings and its Subsidiaries and (ii) Borrower and its Subsidiaries, in each case audited and certified by Ernst & Young (or other independent certified public accountants of nationally recognized standing) and consisting of a consolidated balance sheet as of the end of such Fiscal Year and the related statements of income and statements of cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and reported on without a Qualification.

         Section 7.1.2. MONTHLY REPORTS. As soon as available, but in no event later than thirty (30) days after the end of each calendar month (forty-five
(45) days if the end of such calendar quarter coincides with the end of a Fiscal Quarter), an unaudited, internally prepared consolidated and consolidating balance sheet of Borrower, the Direct Marketing Program, the Dealer Program and the consolidated Subsidiaries of Borrower as of the end of such calendar month, and the related unaudited, internally prepared consolidated and, if applicable, consolidating statements of income and statements of cash flows for such calendar month and the portion of the Fiscal Year through such calendar month, all in form and substance satisfactory to the Administrative Agent, the Documentation Agent and the Required Lenders and setting forth in each case in comparative form the figures for the previous Fiscal Year and the Forecasts, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated Financial Statements of Borrower and its consolidated Subsidiaries but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount and the absence of footnotes.

         Section 7.1.3. GAAP COMPLIANCE. All Financial Statements provided under this Section 7.1. shall fairly present the financial conditions and results of business operations for the periods indicated in accordance with GAAP (but subject, in the case of monthly or other interim Financial Statements, to the absence of footnotes and year-end adjustments).

         Section 7.2. CERTIFICATES AND OTHER INFORMATION. Borrower shall furnish to the Administrative Agent, the Documentation Agent and the Lenders:

         Section 7.2.1. DEFAULT CERTIFICATE. Concurrently with the delivery of the Financial Statements referred to in Section 7.1.1. above, a certificate of Ernst & Young, LLP (or such other independent certified public accountant) reporting on such Financial Statements stating that in making the examination necessary therefor no knowledge was obtained of the existence of any Default or Event of Default as a result of non-compliance by any Credit Party with any of the financial covenants set forth in Section 9 hereof except as set forth in such certificate.

         Section 7.2.2. OFFICER'S CERTIFICATE. Concurrently with the delivery of the Financial Statements referred to in Section 7.1.1. and 7.1.2. above, a certificate of a Responsible Officer substantially in the form of EXHIBIT I attached hereto, (i) stating that, to the best of such officer's knowledge, Borrower and each other Credit Party, as applicable, during the period covered by any such Financial Statements has observed or performed all of its covenants, obligations and other agreements, and satisfied the terms and conditions, contained in this Agreement to be observed, performed or satisfied by Borrower or such Credit Party, and that such Responsible Officer has obtained no knowledge of the occurrence or continuance of any Default or Event of Default except as set forth in such certificate, (ii) showing in detail the breakdown and calculation of Borrower's compliance with the financial covenants set forth in Section 9 of this Agreement and (iii) showing, on a per Acquisition basis, Acquisition Integration Costs and Approved Acquisition Integration Costs for the period covered by such Financial Statements.

         Section 7.2.3. RMR REPORT. Concurrently with the delivery of the Financial Statements referred to in Section 7.1.2. above, a report setting forth RMR for the month covered by such Financial Statements and such other information in respect of RMR, any component thereof and the calculation thereof as the Administrative Agent or the Documentation Agent may require, and being accompanied by an internally prepared report reconciling said report and the information set forth thereon to such Financial Statements, all of the foregoing being in substantially the form of EXHIBIT J attached hereto, and being certified as being true, correct, complete, and calculated in accordance with the requirements of Section 1.141. hereof by a Responsible Officer (the "RMR Report").

         Section 7.2.4. FORECASTS. As soon as available, but in no event later than thirty (30) days after the end of each Fiscal Year, forecasts as to the operating budget and cash flow of Borrower and its Subsidiaries for the next succeeding Fiscal Year, and including a forecasted consolidated balance sheet and the related statement of income and statement of cash flow, and accompanied by a certificate of a Responsible Officer to the effect that such forecasts have been prepared in accordance with the standards set forth in Section 4.8. hereof and that such officer has no reason to believe that the same are false or misleading in any material respect.

         Section 7.2.5. MANAGEMENT AND OTHER REPORTS. Within five (5) days following the receipt thereof, copies of any and all reports or similar documents submitted to any Credit Party by Ernst & Young, including, without limitation, any formally issued management letter commenting upon any Credit Party's internal controls, submitted by such accountants to management in connection with their annual audit report or relative to Acquisition Integration Costs.

         Section 7.2.6. SHAREHOLDER AND SEC REPORTS. Within ten (10) days after the same are sent, copies of all financial statements and financial and other reports which any Credit Party sends to its shareholders or which any such Credit Party makes or files with any securities exchange or the United States Securities and Exchange Commission (or any successor or analogous Governmental Authority), and promptly upon the availability of the same, copies of all other notices and proxy statements sent or made available and all final registration and prospectuses, if any, filed by any such Credit Party with any such securities exchange or Governmental Authority.

         Section 7.2.7. INSURANCE. During the month of September in each calendar year, a report of a reputable insurance broker with respect to the insurance maintained by Borrower and its Subsidiaries in accordance with the provisions of this Agreement and the Security Documents and such other supplemental reports relating thereto as the Administrative Agent and the Documentation Agent may reasonably request from time to time.

         Section 7.2.8. ACQUISITION INFORMATION. As soon as available, but in no event later than thirty (30) days following the consummation thereof, the following documents, agreements, reports and other information with respect to each Acquisition:

                  (a) True and correct copies of any and all documents, agreements and instruments executed and delivered in connection with the Acquisition, together with all schedules and exhibits thereto, certified as true, correct and complete by a Responsible Officer of Borrower;


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                                       63


                  (b) An updated Collateral Disclosure List reflecting the consummation of the Acquisition if the proposed Acquisition requires the consent of the Lenders under Section 6.3.1. hereof;

                  (c) A pro forma consolidated balance sheet for Borrower reflecting the consummation of the Acquisition if the purchase price for the proposed Acquisition is greater than FIVE MILLION AND N0/100 DOLLARS ($5,000,000.00); and

                  (d) Such other information as the Administrative Agent, the Documentation Agent or the Lenders may reasonably request relating to any such Acquisition.

         Section 7.2.9. ACQUISITION INTEGRATION COSTS.

                  (a) As soon as available, but in no event later than fifteen
(15) days prior to the closing of any Permitted Acquisition which requires the consent of the Lenders under Section 6.2. hereof, a pro forma report as to the Acquisition Integration Costs which Borrower expects to incur in connection with such Acquistion in form and substance acceptable to the Administrative Agent, the Documentation Agent and the Lenders.

                  (b) As soon as available, but in no event later than thirty
(30) days after the end of each calendar month (forty-five (45) days if the end of such calendar month coincides with the end of a Fiscal Quarter), a report as to Approved Acquisition Integration Costs and Acquisition Integration Costs for such calendar month on a per Acquisition basis as a part of the certificate provided under Section 7.2.2. hereof.

         Section 7.2.10. OTHER INFORMATION. Promptly following any request therefor, such additional financial and other operating information in respect of the Credit Parties which the Administrative Agent, the Documentation Agent or any Lender may reasonably request from time to time.

         Section 7.3. FIRE AND HAZARD INSURANCE. Each of Borrower and its Subsidiaries shall keep its properties and assets insured against fire and other hazards (so called "All Risk Coverage") in amounts and with companies reasonably satisfactory to the Administrative Agent and the Documentation Agent to the same extent and covering such risks as is customary in such Credit Party's line of business (but in no event shall such insurance fail to cover such risks or be in amounts less than the insurance coverages in effect on the Closing Date as set forth on SCHEDULE 4.32. attached hereto) which policies shall name the Administrative Agent as first loss payee for the ratable benefit of the Lenders as its interest may appear. Borrower and each of its Subsidiaries shall also maintain public liability coverage against claims for personal injuries or death, errors and omissions, business interruption, worker's compensation, employment or similar insurance with coverage and in amounts satisfactory to the Administrative Agent and the Documentation Agent and as may be required by applicable law (but in no event shall such insurance fail to cover such risks or be in amounts less than the insurance coverages in effect on the Closing Date as set forth on SCHEDULE 4.32. attached hereto). Such all risk policy shall name



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the Administrative Agent as an additional insured and provide for a minimum of thirty (30) days' written cancellation or material change notice to the Administrative Agent. Borrower agrees to deliver full information as to all of the aforesaid insurance policies to the Administrative Agent, the Documentation Agent and the Lenders upon request therefor. In the event of any loss or damage to the Collateral, Borrower shall give immediate written notice to the Administrative Agent and to its insurers of such loss or damage and shall promptly file proof of loss with its insurers. Borrower also agrees to review the foregoing insurance in connection with each Acquisition and increase the amount of coverage thereunder as a result of any such Acquisition if requested by the Required Lenders.

         Section 7.4. MAINTENANCE OF EXISTENCE. Except as otherwise permitted under Section 8 of this Agreement, each Credit Party shall preserve and maintain its corporate existence and its material rights, franchises and privileges, including its corporate name, in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable.

         Section 7.5. PRESERVATION OF COLLATERAL. Each Credit Party shall preserve and maintain the Collateral in good repair, working order and operating condition (ordinary wear and tear excepted) and shall promptly notify the Administrative Agent of any event causing material loss in the value of the Collateral.

         Section 7.6. TAXES AND OTHER ASSESSMENTS. Each Credit Party shall pay and discharge, and maintain adequate reserves for the payment and discharge of, all taxes, assessments, government charges or levies, or claims for labor, supplies, rent or other obligations made against it or its properties and assets which, if unpaid, might become an Encumbrance against such Credit Party or its properties and assets, except liabilities which are being contested in good faith in appropriate proceedings. Each Credit Party shall file all Federal, state and local tax returns and other reports that it is required by law to file and shall promptly notify or cause notice to be given to the Administrative Agent of any pending or future audits of its income tax returns by the Internal Revenue Service or by any state in which any such Credit Party conducts business operations and the results of each such audit.

         Section 7.7. BOOKS AND RECORDS; INSPECTION RIGHTS. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and account, in which full, true and complete entries are made of all dealings and transactions in all material respects in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or the Documentation Agent (upon prior notice to the Administrative Agent), and as long as no Default or Event of Default shall have occurred, upon reasonable prior notice to Borrower, to visit and inspect its properties, to examine and make abstracts of its books and records, and to discuss its affairs, finances and condition with its officers and, subject to a representative of any such Credit Party being provided the opportunity to be present, independent accountants, all at such reasonable times and as often as reasonably requested. In handling any information obtained in connection with any of the foregoing, the Administrative Agent, the Documentation Agent, the Lenders or their respective


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                                       65


designees shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types, to maintain the confidentiality of any non-public information thereby received or received pursuant to Section 7.1. or Section 7.2. hereof except that disclosure of such information may be made (i) to Lender Affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of an interest in the Obligations; (iii) as, in the opinion of Lender's legal counsel, required by law, regulation, rule or order, subpoena, judicial order or similar order; (iv) as may be requested or required in connection with the examination, audit or similar investigation of any Lender, (v) to any legal counsel or other professional advisors of the Administrative Agent, the Documentation Agent or any Lender, (vi) in connection with the exercise of any rights and remedies under this Agreement, the Notes or the Other Documents or any other litigation or proceeding to which the Administrative Agent, the Documentation Agent or any Lender is a party or (vii) to the extent that any such information ceases to be confidential through no fault of the Administrative Agent, the Documentation Agent or the Lenders.

         Section 7.8. NOTICES. Borrower shall promptly upon becoming aware of the occurrence of a Default or Event of Default notify the Administrative Agent and the Lenders thereof in writing. Borrower shall also advise the Administrative Agent and the Lenders as soon as practicable:

                  (a) of any action, suit, or proceeding by or before any Government Authority or arbitration or alternate dispute resolution proceeding, which could reasonably be expected to have a Material Adverse Effect;

                  (b) of any change in Borrower's independent certified public accountants from Ernst & Young;

                  (c) of the occurrence of an "Event of Noncompliance" as defined in the Transaction Documents;

                  (d) of any material change in the Borrower's accounting practices or procedures relating to, or material restatement of, Acquisition Integration Costs for any reason, including as a result of any review thereof undertaken under Section 7.20. hereof; or

                  (e) of any other matter which could be reasonably expected to have a Material Adverse Effect.

Each notice pursuant to this Section 7.8. shall be accompanied by a statement of a Responsible Officer setting forth details relating to the matters reported therein and the action which Borrower or any other Credit Party proposes to take with respect thereto.

         Section 7.9. MAINTENANCE OF PERMITS. Except as otherwise permitted under this Section 7, Borrower and its Subsidiaries shall obtain and/or maintain in full force and effect all material


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                                       66


permits, authorizations, licenses, approvals, waivers and consents which it presently possesses or which may become necessary in the future to conduct its business operations.

         Section 7.10. USE OF PROCEEDS. Borrower will use the proceeds of any Extension of Credit solely for the purposes set forth in Section 2.1.11. and
Section 2.3.4. hereof.

         Section 7.11. INTENTIONALLY OMITTED.

         Section 7.12. ADDITIONAL OFFICES. Borrower shall give the Administrative Agent written notice of each additional facility or office of Borrower or its Subsidiaries to be opened after the Closing Date. Except to the extent set forth in any such notice, the chief executive office of Borrower and all records relating to the Collateral shall be located at the locations set forth in the Collateral Disclosure List.

         Section 7.13. ACCESS TO COLLATERAL. With respect to each location at which the Collateral is now or hereafter located, Borrower will obtain such lien waivers, estoppel certificates or subordination agreements as the Administrative Agent, the Documentation Agent or the Lenders may reasonably require to insure the priority and perfection of their security interest in, and their ability to take possession of, the Collateral situated at such locations.

         Section 7.14. COMPLIANCE WITH LAWS. Each Credit Party shall comply with all Requirements of Law applicable to it and its Subsidiaries in all material respects except where non-compliance is being contested in good faith and in accordance with applicable procedures therefor.

         Section 7.15. ERISA. The Credit Parties shall: (i) make prompt payments of contributions required to meet the minimum funding standards set forth under ERISA with respect to each and every Plan and, promptly after the filing thereof, furnish to the Administrative Agent copies of each annual report required to be filed under ERISA in connection with each and every Plan for each and every Plan year; (ii) notify the Administrative Agent immediately of any fact, including, but not limited to, any Reportable Event, arising in connection with any Plan which might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States district court of a trustee to administer the Plan; (iii) promptly after the issuance thereof, furnish to the Administrative Agent a copy of any notice of any Reportable Event given to the PBGC with respect to any Plan; (iv) promptly after receipt thereof, furnish to the Administrative Agent a copy of any notice received from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan; and (v) furnish to the Administrative Agent, promptly upon its request therefor, such additional information concerning each and every Plan as may be reasonably requested.

         Section 7.16. COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (a) Borrower shall, from time to time, if requested by the Administrative Agent or the Required Lenders, upon reasonable cause, retain, at Borrower's expense, an independent


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                                       67


professional consultant to prepare a report relating to Hazardous Materials at any or all of the properties and assets of Borrower or any of its Subsidiaries and to conduct an investigation of any or all of the properties and assets of Borrower or any of its Subsidiaries. Borrower agrees also that the Administrative Agent (or its agents) may, from time to time retain, an independent professional consultant to advise the Administrative Agent as to any such report relating to Hazardous Materials and Borrower shall be responsible for the reasonable fees and expenses of such consultant. Borrower hereby grants to the Administrative Agent, its Administrative Agents, employees, consultants and contractors the right to enter into or onto Borrower's or its Subsidiaries' business premises to view the premises as is reasonably necessary to provide such advice, provided, however, that the Administrative Agent shall provide reasonable prior notice of such visit and not unreasonably interfere with operations at such premises.

                  (b) Borrower shall promptly advise the Administrative Agent and the Lenders in writing and in reasonable detail of any of the following to the extent that the occurrence thereof could reasonably be expected to have a Material Adverse Effect: (i) any Release of any Hazardous Material required to be reported to any Governmental Authority under any applicable Environmental Laws; (ii) any and all written communications with respect to claims or suits under such laws or any Release of Hazardous Materials required to be reported to any Governmental Authority; (iii) any remedial action taken by Borrower, any of its Subsidiaries or any other Person in response to (A) any Hazardous Materials on, under or about the properties or assets of Borrower or any of its Subsidiaries or (B) any claim or suit arising under Environmental Laws; (iv) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of Borrower's or any of its Subsidiaries' business premises that could reasonably be expected to cause such premises or any part thereof to be classified as "border-zone property" or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws; and (v) any request for information from any Governmental Authority that indicates such authority, instrumentality or agency is investigating whether Borrower or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

                  (c) Borrower shall, at its own expense, provide copies of such documents or information as the Administrative Agent, the Documentation Agent or any Lender may reasonably request in relation to any matters disclosed pursuant to this Section 7.16.

                  (d) Borrower and its Subsidiaries shall comply with all Environmental Laws in all material respects. Borrower and its Subsidiaries shall promptly take any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about its business premises. If Borrower or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about its business premises, Borrower or such Subsidiary shall conduct and complete such remedial action in compliance with the policies, orders and directives of any Governmental Authority except when and only to the extent that Borrower's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Material, or


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                                       68


such policies, orders or directives, are being contested in good faith by Borrower or such Subsidiary.

         Section 7.17. INTEREST RATE PROTECTION. Borrower shall maintain at all times an Interest Protection Arrangement in respect of a minimum of thirty percent (30%) of the Total Commitment Amount, the terms and conditions of said Interest Protection Arrangement to be satisfactory to the Required Lenders.

         Section 7.18. USE OF PROCEEDS FOR DIRECT MARKETING PROGRAM AND DEALER PROGRAM. The proceeds of any Revolving Loan requested with respect to the Direct Marketing Program or the Dealer Program shall be used solely to finance Direct Marketing Program Costs and Dealer Program Costs, as applicable.

         Section 7.19. YEAR 2000 COMPATIBILITY. On or before December 31, 1998, Borrower shall take all action necessary to ensure that Borrower's and its Subsidiaries' computer-based systems are able to operate and effectively process data including dates on or after January 1, 2000, and that none of the products and services sold, licensed, rendered, or otherwise provided by Borrower or its Subsidiaries will malfunction or will cease to function as a result of the Year 2000. At the request of the Administrative Agent, the Borrower and its Subsidiaries shall provide the Administrative Agent reasonable assurance of such "Year 2000 Compatibility."

         Section 7.20. ACQUISITION INTEGRATION COSTS. Borrower shall meet with Ernst & Young (or other independent certified public accountants of nationally recognized standing) no later than forty-five (45) days after the end of each Fiscal Quarter to review Acquisition Integration Costs, and Borrower's accounting therefor, for such Fiscal Quarter.

                          SECTION 8. NEGATIVE COVENANTS

         Borrower and each other Credit Party, as applicable, covenants and agrees that from the date hereof until the payment and performance in full of the Obligations and the termination of the Commitments:

         Section 8.1. LIMITATION ON INDEBTEDNESS. Neither any Credit Party nor any of its Subsidiaries shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following ("Permitted Indebtedness"):

                  (a) Indebtedness of Borrower or any of its Subsidiaries incurred in respect of any Extension of Credit under this Agreement;

                  (b) Indebtedness existing as of the date of this Agreement and disclosed on SCHEDULE 8.1. attached hereto or in the Financial Statements referred to in Section 4.7. hereof and any refinancings or refundings of such Indebtedness which will not increase the principal amount of such Indebtedness being refinanced or refunded or change the amortization thereof (other than to extend the same) and otherwise be on terms and conditions no less favorable to any Credit


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                                       69


Party or the Lenders, as determined by the Required Lenders, than the Indebtedness being refinanced or refunded;

                  (c) Indebtedness consisting of Capital Leases and motor vehicle and office equipment and furnishings installment sales contracts permitted under Section 8.9. hereof;

                  (d) Subordinated Indebtedness due to SSH, Alarmguard Holdings or any other Affiliate of Borrower covered by the Affiliate Subordination Agreement or otherwise incurred with the prior consent of the Required Lenders;

                  (e) Subordinated Indebtedness due to any Person other than an Affiliate of Borrower and not incurred in connection with an Acquisition existing on the date hereof or otherwise incurred with the prior consent of the Required Lenders;

                  (f) Indebtedness consisting of an Interest Rate Protection Arrangement having terms acceptable to the Required Lenders and entered into solely in respect of all or a portion of the Loans and other Extensions of Credit under this Agreement as required by Section 7.17. hereof and as such Interest Rate Protection Arrangement may be amended, modified or supplemented from time to time with the prior consent of the Required Lenders;

                  (g) Indebtedness constituting Deferred Purchase Price Obligations; provided, that (A) the aggregate unpaid principal amount of all such Indebtedness shall not exceed TEN MILLION AND NO/100 DOLLARS
($10,000,000.00) at any time and (B) such Indebtedness shall be unsecured; and

                  (h) other Indebtedness of Borrower and its Subsidiaries in an aggregate outstanding principal amount not exceeding FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) in the aggregate at any time.

         Section 8.2. CONTINGENT LIABILITIES. Neither any Credit Party nor any of its Subsidiaries shall create, incur, assume, guarantee or remain liable with respect to any Contingent Obligations other than the following:

                  (a) The Guarantees;

                  (b) Contingent Obligations existing on the date of this Agreement and disclosed on SCHEDULE 8.2. attached hereto;

                  (c) Contingent Obligations resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

                  (d) Contingent Obligations with respect to surety, appeal performance and return-of-money and other similar obligations incurred in the ordinary course of business


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                                       70


(exclusive of obligations for the payment of borrowed money) not exceeding FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) in the aggregate at any time;

                  (e) Contingent Obligations of normal trade debt relating to the acquisition of goods and supplies; and

                  (f) Contingent Obligations which consist of normal and customary buyer indemnification obligations incurred by SSH or Alarmguard Holdings in connection with Permitted Acquisitions.

         Section 8.3. LEASES. No Credit Party shall during any Fiscal Year enter into any agreement in respect of, or become liable for, Lease Obligations except that any Credit Party or its Subsidiaries may enter into any such agreement in respect of, or become liable for, Lease Obligations which do not increase the aggregate amount of Lease Obligations of such Credit Party and its Subsidiaries in excess of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) in any Fiscal Year.

         Section 8.4. SALE AND LEASEBACK. Neither any Credit Party nor any of its Subsidiaries shall enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that any such Credit Party or Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

         Section 8.5. ENCUMBRANCES. Neither any Credit Party nor any of its Subsidiaries shall create, incur, assume or suffer to exist any Encumbrance upon any of its properties and assets, or assign or otherwise convey any right to receive income, with or without recourse, except the following ("Permitted Encumbrances"):

                  (a) Encumbrances in favor of the Administrative Agent under the Security Documents for the ratable benefit of the Lenders;

                  (b) Encumbrances existing as of the date of this Agreement, consented to by the Required Lenders and disclosed in SCHEDULE 4.24. attached hereto;

                  (c) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed, is being contested and is otherwise not required to be paid in accordance with the provisions of Section 7.6. hereof;

                  (d) landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under worker's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to


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                                       71


the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

                  (e) attachments, garnishments and judgment liens not constituting an Event of Default;

                  (f) liens in favor of lessors under Capital Leases and sellers under motor vehicles installment sales contracts permitted under Section 8.9. hereof as long as the collateral subject thereto is limited solely to the property that is the subject of such Capital Leases or sales contracts and secures only the amounts owing in respect of such leases and contracts;

                  (g) easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of its business;

                  (h) Encumbrances on property or assets created in connection with the refinancing or refunding of Indebtedness referred to in Section 8.1.(b) hereof; PROVIDED, HOWEVER, that the amount of Indebtedness secured by any such Encumbrance shall not be increased as a result of such refinancing or refunding and no such Encumbrance shall extend to property and assets of any such Credit Party or Subsidiary not encumbered prior to any such refinancing or refunding; and

                  (i) Encumbrances securing Indebtedness for Capital Expenditures to the extent such Indebtedness is permitted under Section 8.1 hereof, provided, that (i) each such Encumbrance is given solely to secure the purchase price of such property, does not extend to any other property and is given at the time of acquisition of the property, and (ii) the Indebtedness secured thereby does not exceed the lesser of the cost of such property or its fair market value at the time of acquisition.

         Section 8.6. SALE OR LEASE OF ASSETS; MERGER; CONSOLIDATION. Neither Borrower nor any of its Subsidiaries shall sell, lease or otherwise dispose of properties or assets (valued at the lower of cost or market); provided, however, that subject to the requirements of Section 2.6.8. hereof, Borrower may effect
(a) the sale of any asset for cash, for aggregate consideration not exceeding FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) in any calendar year, the Net Proceeds of which are intended to be invested in the acquisition of new RMR or applied to repay the Loans in accordance with Section 2.6.8. hereof, (b) the sale of any obsolete or worn out tangible asset for cash the Net Proceeds of which are to be reinvested in replacement tangible assets; provided, however, that if such Net Proceeds are not reinvested in the acquisition of tangible assets replacing the obsolete or worn out assets being sold by Borrower within three (3) months following the date of sale, such Net Proceeds shall be automatically applied to repay the Loans under Section 2.6.8. hereof and (c) the leasing of commercial or residential systems to customers, for aggregate consideration not exceeding ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) in any calendar year, in connection with the provision of monitoring services under Customer Contracts. Neither Borrower nor any Subsidiary of Borrower may merge or consolidate into or with any other Person; PROVIDED, HOWEVER, that any Subsidiary of Borrower may merge or consolidate into or with (i) Borrower if no Default or Event of Default has occurred and is continuing or would result from such merger and if Borrower is the surviving company, or (ii) any other wholly-owned Subsidiary of Borrower.

         Section 8.7. ADDITIONAL STOCK ISSUANCE. Borrower shall not permit any of its Subsidiaries to issue any additional shares of its Capital Stock or any securities convertible thereto other than to Borrower. Neither Borrower nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any of the Capital Stock of a Subsidiary, except (i) to Borrower or any of its wholly-owned Subsidiaries, or (ii) in connection with a transaction permitted by Section 8.6.

         Section 8.8. DIVIDENDS. Borrower shall not pay any Dividends on any class of its Capital Stock or make any other distribution or payment on account of or in redemption, retirement or purchase of such Capital Stock. This Section
8.8 shall not apply to (i) the issuance, delivery or distribution by Borrower of shares of its Capital Stock pro rata to its existing shareholders, (ii) the purchase or redemption by Borrower of its Capital Stock solely with the proceeds of the issuance of additional shares of Capital Stock or (iii) payments permitted under Section 8.14.(d) hereof. Alarmguard Holdings shall not redeem any shares of the Capital Stock issued pursuant to the Preferred Stock Offering except in accordance with the Transaction Documents.

         Section 8.9. CAPITAL EXPENDITURES. Neither Borrower nor any of its Subsidiaries shall make or commit to make any Capital Expenditures (excluding Program Capital Expenditures and normal replacements and maintenance which are properly charged to current operations and excluding replacements of obsolete or used equipment involving expenditures in an amount in any Fiscal Year not exceeding the lesser of (i) the Net Proceeds of the sale of any obsolete or used equipment and (ii) ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00)) except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate, during any Fiscal Year, the following amounts:

                 Fiscal Year Ending                   Amount

                  December 31, 1998                $1,200,000.00
          December 31, 1999 and thereafter         $1,500,000.00

If during any Fiscal Year the amount of Capital Expenditures permitted during such Fiscal Year (exclusive of any carryover from a preceding Fiscal Year) is not so utilized, such unutilized amount may be carried over and made in the immediately following Fiscal Year (but not in any subsequent Fiscal Year). In addition, during the Fiscal Year ending December 31, 1998, Borrower may make Capital Expenditures (which may not be carried over as set forth in the preceding sentence) in an amount not to exceed ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) in connection with the renovation and upgrade of its central station located in Orange, Connecticut and its Cos Cob, Connecticut office.


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                                       73


         Section 8.10. INVESTMENTS. Neither Borrower nor any of its Subsidiaries shall make or maintain any Investments other than (i) existing Investments in Subsidiaries, (ii) Permitted Acquisitions, (iii) extensions of trade credit in the ordinary course of business in accordance with Borrower's historic business practices; (iv) advances to employees in accordance with Borrower's historic practices thereof in an amount not to exceed ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) in the aggregate at any time or (v) Qualified Investments.

         Section 8.11. ERISA. Neither Borrower nor any member of the Controlled Group shall permit any Plan maintained by it to (i) engage in any Prohibited Transaction; (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived which could reasonably be expected to have a Material Adverse Effect; or (iii) terminate any Plan in a manner that could result in the imposition of an Encumbrance on the property and assets of Borrower or any of its Subsidiaries pursuant to Section 4068 of ERISA.

         Section 8.12. CHANGE IN TERMS AND PREPAYMENT OF SUBORDINATED INDEBTEDNESS. Borrower shall not, except as provided in Section 8.1.(b) hereof and with respect to the use of the proceeds of the Term Loans as set forth in
Section 2.3.4.:

                  (a) effect or permit any change in or amendment to (i) the terms by which any Subordinated Indebtedness purports to be subordinated to the payment and performance of the Obligations, (ii) the terms relating to the repayment (other than extensions of the time during which payment is due) of any Subordinated Indebtedness or (iii) increase the rate of interest applicable thereto; or

                  (b) directly or indirectly, make any payment of any principal of or in redemption, retirement or repurchase of Subordinated Indebtedness except payments required by the instruments evidencing such Indebtedness.

         Section 8.13. CHANGE NAME OR LOCATION. Neither Borrower nor any of its Subsidiaries shall change its corporate name or conduct its business under any name other than those set forth in the Collateral Disclosure List or change its chief executive office, place of business or location of the Collateral or records relating to the Collateral from the locations set forth in the Collateral Disclosure List unless it has given the Administrative Agent at least thirty (30) days prior written notice.

         Section 8.14. AFFILIATE TRANSACTIONS. Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) on terms and conditions not less favorable to Borrower or such Subsidiary than could be obtained on an arm's length basis from unrelated third parties, (b) transactions between or among Borrower and/or its wholly owned Subsidiaries not involving any other Affiliate, (c) the transactions listed and described on SCHEDULE 8.14. attached hereto and (d) following the end of each Fiscal Quarter (i) for which Borrower shall have delivered the monthly Financial Statements required by Section 7.1.2. hereof which coincide with the end of such Fiscal


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Quarter and (ii) during or in respect of which no Default or Event of Default shall have occurred and be continuing (or result from the payment of any amount permitted under this subsection (d)), Borrower may pay to SSH a management fee in an amount not to exceed the amount of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) in any Fiscal Year to reimburse SSH and Alarmguard Holdings for amounts actually expended by SSH in respect of normal and customary fees, expenses, franchise tax and similar obligations and filing fees. Any management fee permitted to be paid by Borrower under this subsection (d) shall be payable as of the end of each Fiscal Quarter only following payment by Borrower of any principal, interest, Fees and other amounts due under this Agreement and for amounts actually paid during such Fiscal Quarter (or previously due but not paid by Borrower) and the submission to the Administrative Agent of a certificate setting forth the fees, expenses or obligations for which reimbursement is sought and demonstrating the making of any such payment shall not result in the occurrence of a Default or Event of Default. With respect to any Fiscal Quarter during or in respect of which a Default or Event of Default shall have occurred, such management fee shall accrue (without interest thereon) but may not be paid; provided, however, that if (i) such Default or Event of Default shall have been cured by Borrower, and for so long as no other Default or Event of Default shall have occurred and be continuing, any such accrued management fees may be paid by Borrower to SSH or Alarmguard Holdings in quarterly installments not to exceed ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), commencing with the end of the Fiscal Quarter next following the calendar month in which such Event of Default shall have been cured and (ii) if such Default or Event of Default shall have been waived by the requisite percentage of Lenders, such accrued and unpaid management fees may not be paid by Borrower to SSH unless and until the Required Lenders shall consent to such payment.

         Section 8.15. LINES OF BUSINESS. No Credit Party shall make a material change in or discontinue its existing lines of business nor enter into any new line or lines of business except for the possible discontinuance of the Direct Marketing Program, the Dealer Program or the Borrower's integrated systems, i.e., "Sonitrol", business. In addition, Borrower shall not materially alter or change the role and purpose of Protective Alarms of Canada, Inc. from that in effect on the Closing Date, i.e., as a adjunct to Borrower's national accounts business.

         Section 8.16. FISCAL YEAR. Borrower shall not change the end of its Fiscal Year from December 31.

         Section 8.17. GOVERNING DOCUMENTS . Borrower shall not amend its Governing Documents in any manner which could be reasonably expected to have a Material Adverse Effect; provided, however, that in no event may any such amendment establish or authorize a new series or other issue of its Capital Stock or change the rights, powers or preferences of an existing series or other issue of its Capital Stock. Alarmguard Holdings shall not amend its Governing Documents in any manner which could be reasonably expected to have a Material Adverse Effect; provided, however, that in no event may any such amendment establish or authorize a new series or other issue of its Capital Stock or change the rights, powers or preferences of an existing series or other issue of its Capital Stock.


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                                       75


         Section 8.18. RMR POLICIES AND PROCEDURES. Borrower shall not change, amend, revise or otherwise modify the practices, policies and procedures followed by Borrower for the calculation of RMR or any component thereof from those practices, policies and procedures in effect on April 15, 1997. In addition, Borrower shall not change, amend, revise or otherwise modify Borrower's policies and procedures for the cancellation of Customer Contracts from those in effect on April 15, 1997.

         Section 8.19. ACQUISITIONS. No Credit Party shall make an Acquisition except for Permitted Acquisitions.

         Section 8.20. SUBSIDIARIES. Borrower shall not create any Subsidiaries except for Subsidiaries created with the prior consent of the Lenders in connection with Permitted Acquisitions.

         Section 8.21. TRANSACTION DOCUMENTS. No Credit Party shall amend the Transaction Documents to which it is a party.

                         SECTION 9. FINANCIAL COVENANTS.

         Borrower covenants and agrees that from the date hereof, until the payment and performance in full of the Obligations and the termination of the
Commitments:

         Section 9.1. RMR. Alarmguard Holdings shall not permit the ratio of Consolidated Total Debt of Alarmguard Holdings to RMR to exceed 30 to 1 at any time.

         Section 9.2. ADJUSTED RMR. Borrower shall not permit the ratio of its Consolidated Senior Debt to RMR to exceed 22.5 to 1 at any time.

         Section 9.3. INTEREST COVERAGE. Borrower shall not permit the ratio of its Consolidated EBITDA to its Consolidated Total Interest to be less than 2.0 to 1.0 as of the end of each calendar month. Borrower's compliance with this covenant shall be determined on a rolling basis by reference to the month then ending and the eleven (11) immediately preceding calendar months.

         Section 9.4. DEBT SERVICE COVERAGE. Borrower shall not permit the ratio of its Consolidated EBITDA to its Consolidated Total Debt Service to be less than 1.20 to 1.0 as of the end of each calendar month. Borrower's compliance with this covenant shall be determined on a rolling basis by reference to the month then ending and the eleven (11) immediately preceding calendar months.

         Section 9.5. LEVERAGE RATIO. Borrower shall not permit the ratio of its Consolidated Senior Debt to its Consolidated EBITDA to exceed the following amount as of the end of each of the following calendar months.


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                                       76


         LEVERAGE RATIO                           CALENDAR MONTH ENDING

           6.0 to 1.0                    January 31, 1998 through July 31, 1998

           5.0 to 1.0                        August 31, 1998 and thereafter


For purposes of this covenant, Consolidated EBITDA shall be calculated by multiplying Consolidated EBITDA for the calendar month then ending and the two
(2) immediately preceding calendar months by 4.

         Section 9.6. ADJUSTED LEVERAGE RATIO. Borrower shall not permit the ratio of its Consolidated Senior Debt to its Consolidated EBITDA to exceed the following amount as of the end of each of the following calendar months.

     ADJUSTED LEVERAGE RATIO                      CALENDAR MONTH ENDING

           4.75 to 1.0                   June 30, 1998 through December 31, 1998

           4.5 to 1.0                        January 31, 1999 and thereafter


For purposes of this covenant, (i) Consolidated EBITDA shall be calculated by multiplying Consolidated EBITDA for the calendar month then ending and the two
(2) immediately preceding calendar months by 4 and (ii) any Loans used in connection with the Direct Marketing Program and the Dealer Program and Acquisition Loans made to Borrower during the calendar month then ending and the two (2) immediately preceding calendar months shall be excluded from the calculation of Consolidated Senior Debt.

         Section 9.7. PROGRAM CREATION MULTIPLES. Borrower shall not permit (a) the multiple resulting from dividing (x) the aggregate amount of Direct Marketing Program Costs by (y) the amount of RMR created thereby to exceed 35 or
(b) the multiple resulting from dividing (x) the aggregate amount of Dealer Program Costs by (y) the amount of RMR created thereby to exceed 35. Borrower's compliance with this covenant shall be determined as of the end of each calendar month and be calculated in the manner set forth in EXHIBIT J attached hereto.

         Section 9.8. PROGRAM COSTS. Borrower shall not permit (i) the aggregate amount of Direct Marketing Program Costs to exceed the amount of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00) or (ii) the aggregate amount of Dealer Program Costs to exceed the amount of TWELVE MILLION AND NO/100 DOLLARS ($12,000,000.00). Borrower's compliance with this covenant shall be calculated as of the end of each calendar month on a cumulative basis dating from the end of the calendar month immediately preceding April 15, 1997.

                             SECTION 10. THE AGENTS


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                                       77


         Section 10.1. APPOINTMENT, POWERS AND IMMUNITIES. Each Lender and each subsequent holder of the Notes hereby irrevocably appoints and authorizes BankBoston, N.A. to act as its Administrative Agent and General Electric Capital Corporation to act as its Documentation Agent under this Agreement and the Other Documents with such powers as are specifically delegated to the Administrative Agent and the Documentation Agent by the terms of this Agreement and the Other Documents together with such other powers as are reasonably incidental thereto. The Administrative Agent and the Documentation Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents and shall not be a trustee for any Lender. The Administrative Agent and the Documentation Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or the Other Documents or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the Other Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Other Documents or any other document referred to or provided for herein or therein or for the collectibility of the Loans or for any failure by the Borrower or any other Person to perform any of its obligations under this Agreement, the Notes or the Other Documents. The Administrative Agent and the Documentation Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent, the Documentation Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them under this Agreement, or under the Other Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         Section 10.2. RELIANCE. The Administrative Agent and the Documentation Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by the Administrative Agent and the Documentation Agent to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent and the Documentation Agent. As to any matters not expressly provided for by this Agreement or the Other Documents, the Administrative Agent and the Documentation Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or the Other Documents in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Administrative Agent and the Documentation Agent shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the Other Documents. The Administrative Agent and the Documentation Agent may utilize the services of such Persons as the Administrative Agent or the Documentation Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by Borrower.

         Section 10.3. PAYMENTS.

                  (a) A payment by the Borrower to the Administrative Agent and the Documentation Agent under this Agreement, the Notes or any of the Other Documents for the account of any Lender shall constitute a payment to such Lender. Except as otherwise provided in this Agreement, the Administrative Agent and the Documentation Agent, as applicable, agree promptly to distribute to each Lender such Lender's PRO RATA share of payments received by the Administrative Agent or the Documentation Agent for the account of the Lenders.

                  (b) If in the opinion of the Administrative Agent or the Documentation Agent, the distribution of any amount received by the Administrative Agent or the Documentation Agent in such capacity hereunder, under this Agreement, the Notes or any of the Other Documents could reasonably be expected to involve the Administrative Agent or the Documentation Agent in liability, the Administrative Agent or the Documentation Agent may refrain from making distribution until the Administrative Agent's or the Documentation Agent's right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent or the Documentation Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent or the Documentation Agent, as applicable, its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         Section 10.4. HOLDERS OF NOTES. The Administrative Agent and the Documentation Agent may deem and treat the payee of any Note as the absolute owner for all purposes hereof until the Administrative Agent or the Documentation Agent, as applicable, shall have been furnished in writing by the Lender with a different name by such payee or be a subsequent holder, assignee or transferee.

         Section 10.5. EVENTS OF DEFAULT. Neither the Administrative Agent or the Documentation Agent shall be deemed to have knowledge of the occurrence of an Event of Default or the occurrence of an event that, with the giving of notice, the lapse of time or both, would constitute an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Administrative Agent and the Documentation Agent has received notice from a Lender or the Borrower specifying such Event of Default or Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent or the Documentation Agent receives such a "Notice of Default" or in the event of any nonpayment of principal or interest on the Loans, the Administrative Agent and the Documentation Agent, as applicable, shall give notice thereof to the Lenders and the Administrative Agent shall take such action with respect to such Event of Default or Default as shall be directed by such Lenders as required under Section 10.14. hereof.

         Section 10.6. RIGHTS AS A LENDER. With respect to its Commitments and the Loans made by it, each of the Administrative Agent and the Documentation Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent or the Documentation Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent and the Documentation Agent, as applicable, in its individual capacity. The Administrative Agent, the Documentation Agent and their Lender Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any Credit Party, as if it were not acting as the Administrative Agent or the Documentation Agent, and the Administrative Agent and the Documentation Agent may accept fees and other consideration from any Credit Party Borrower for services in connection with this Agreement or any of the Other Documents or otherwise without having to account for the same to the Lenders.

         Section 10.7. INDEMNIFICATION. The Lenders shall indemnify the Administrative Agent (to the extent not reimbursed by Borrower under Section
13.4. hereof), ratably in accordance with the ratio that their respective Commitments bear to the aggregate principal amount of the outstanding Obligations, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in its capacity as the Administrative Agent, as applicable, under this Agreement in any way relating to or arising out of this Agreement or any of the Other Documents or any other document contemplated hereby or thereby or referred to herein or therein (including, without limitation, the costs and expenses which Borrower is obligated to pay under
Section 14.5. hereof, but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms of this Agreement, the Other Documents or of any such other documents; PROVIDED, HOWEVER, that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified.

         Section 10.8. NON-RELIANCE ON THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Administrative Agent, the Documentation Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and each other Credit Party and of its decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent, the Documentation Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or the Other Documents. Neither the Administrative Agent or the Documentation Agent shall be required to keep itself informed as to the performance or observance by any Credit Party of this Agreement or the Other Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any Credit Party. Except for notices, reports and other documents and written information delivered by any Credit Party to the Administrative Agent or the Documentation Agent hereunder or under the Other Documents, neither the Administrative Agent nor the Documentation Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the financial condition or business of any Credit Party, which may come into the possession of the Administrative Agent, the Documentation Agent or any of their Lender Affiliates.

         Section 10.9. FAILURE TO ACT. Except for action expressly required of the Administrative Agent or the Documentation Agent hereunder or under the Other Documents, the Administrative Agent and the Documentation Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         Section 10.10. RESIGNATION. The Administrative Agent or the Documentation Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and Borrower; PROVIDED, HOWEVER, that such resignation shall not be effective in the case of the Administrative Agent until the appointment of a successor Administrative Agent as provided for herein. Upon any such resignation, the Lenders shall have the right, upon consultation with Borrower, to appoint a successor Administrative Agent or successor Documentation Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent or successor Documentation Agent shall be reasonably acceptable to Borrower. If no successor Administrative Agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender or financial institution having total assets in excess of FIVE HUNDRED MILLION AND NO/100 DOLLARS ($500,000,000.00). In addition, the Administrative Agent or the Documentation Agent may be removed by the Required Lenders at any time on not less than thirty (30) days prior written notice to the Administrative Agent, the Documentation Agent and the Lenders, as applicable. Upon the acceptance of any appointment as the Administrative Agent or the Documentation Agent hereunder by a successor Administrative Agent or successor Documentation Agent, such successor Administrative Agent or successor Documentation Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or retiring Documentation Agent, and the retiring Administrative Agent or retiring Documentation Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's or retiring Documentation Agent's resignation, the provisions of this Agreement and the Other Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by the Administrative Agent or the Documentation Agent while it was acting as the Administrative Agent or the Documentation Agent.

         Section 10.11. COOPERATION OF LENDERS. The Administrative Agent and the Documentation Agent shall provide the other Lenders with such information and documentation as such other Lender shall reasonably request relating to the performance of its duties hereunder, including all information relative to the outstanding balance of principal, interest and other sums owed to such other Lenders by Borrower; and cooperate with the other Lenders with respect to any and all collections and/or foreclosure procedures at any time commenced against Borrower or otherwise in respect of the Collateral on behalf of the Lenders.


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                                       81


         Section 10.12. ACTIONS BY ADMINISTRATIVE AGENT. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (a) so requested by the Required Lenders and (b) the Required Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of any of the Other Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition and exercise of such other rights or remedies as it may have in respect of such Collateral, the Lenders hereby agreeing to indemnify and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions; PROVIDED, HOWEVER, that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction. In any event, the Lenders agree, as among themselves, that the Administrative Agent shall not, without the consent or approval of the Required Lenders and subject to Section 10.14. hereof, (i) make any sale or disposition of the Collateral,
(ii) release or subordinate the security interest of the Lenders in any of the Collateral or release or discharge any Person which is a party to this Agreement or the Other Documents, (iii) consent or agree to any amendment or waiver of any material provision of this Agreement or the Other Documents, (iv) declare any Default, (v) exercise any right or remedy with respect to the acceleration or collection of the Obligations or (vi) take any other action which requires the consent or approval of the Lenders under this Agreement or the Other Documents.

         Section 10.13. SECURITY.

                  (a) The Administrative Agent acknowledges to the other Lenders that it is acting in an agency capacity hereunder and that the liens and security interests in the Collateral secures the Obligations of Borrower owing to all of the Lenders. In the event of any Default, the Administrative Agent will apply and/or pay over to the Lenders any net proceeds derived from the Collateral in the manner set forth in Section 10.3. hereof.

                  (b) Notwithstanding anything to the contrary set forth herein, each of the parties hereto acknowledges and agrees that the respective rights, benefits and privileges of the Administrative Agent, the Documentation Agent and the Lenders under each of the Other Documents and all other instruments, documents and agreements providing the benefit of any collateral security or guarantees for the prompt payment and performance of the Obligations are for the ratable benefit of the Lenders, and each of the rights, benefits and privileges thereunder shall be exercised (or not exercised) solely by the Administrative Agent but only at the direction and with the consent and approval of such Lenders as are required by Section 10.14. hereof.

         Section 10.14. REQUIRED APPROVAL. Any action which requires the consent or approval of the Lenders under this Agreement may be taken upon the affirmative consent or approval of the


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                                       82


Required Lenders to be effective; PROVIDED, HOWEVER, that the following action shall require the unanimous affirmative approval of all of the Lenders:

                  (a) any increase or decrease in the amount of the Total Revolving Loan Commitment Amount, the Total Term Loan Commitment Amount, or the Swingline Commitment which can be issued or created hereunder;

                  (b) any amendment of the Borrowing Base which would have the effect of increasing credit availability thereunder;

                  (c) any extension of the Revolving Credit Termination Date or the Maturity Date;

                  (d) any increase or decrease in any Lender's Commitment or Commitment Percentage, other than in connection with assignments under Section 13 hereof or in any provision of this Agreement providing for pro rata payments among the Lenders, the sharing of payments of principal, interest, fees and any other amounts due and payable under this Agreement and the sharing of any amounts obtained by any Lender by set-off or otherwise;

                  (e) any decrease in the rate of interest applicable to the Loans (other than as a result of fluctuations in the Base Rate) or in any Fees (other than fees assessed for the account of the Administrative Agent);

                  (f) the release of any Collateral (except for Collateral having a de minimis value or as otherwise expressly provided in this Agreement or in the Security Documents);

                  (g) any amendment of this Section 10.14. and Sections 10.15., 13., 14.11. or 14.12. of this Agreement and any provision of this Agreement providing for the reimbursement of the Lenders for any fees, costs or expenses or the indemnification of any Lender;

                  (h) the release of any Credit Party under any Guarantee;

                  (i) the amendment or modification of the definition of the term "Required Lenders";

                  (j) any amendment or waiver of the provisions of Section 5 or 6 of this Agreement, including, but not being limited to, the provision of any consent of the Lenders in respect of Permitted Acquisitions required under
Section 6.2.1. hereof;

                  (k) any deferral or postponement in the payment or accrual of interest or Fees; or

                  (l) any amendment to the amortization schedule for the Loans.


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                                       83


         Section 10.15. REPLACEMENT OF NON-CONSENTING LENDERS. If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by Section 10.14. hereof, the consent of the Required Lenders is obtained but the consent of one or more other Lenders whose consent is required is not obtained, then Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either
(A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.6.6. so long as at the time of such replacement, each Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitment and repay in full such Lender's outstanding Loans; but only if, in each such case, such Replacement Lender and such action is acceptable to the Administrative Agent and the Documentation Agent provided that, unless the Commitment which is terminated and Loans which are repaid pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto.

         Section 10.16. AMENDMENT. Borrower hereby agrees that the foregoing provisions of this Section 10 constitute an agreement among, and solely for the benefit of, the Lenders, the Administrative Agent and the Documentation Agent, and the Lenders acknowledge that no Credit Party is a party to or bound by such foregoing provisions and that any and all of the provisions of this Section 10 may be amended at any time by the Lenders, with the consent of the Administrative Agent and the Documentation Agent, without the consent or approval of, or notice to, any Credit Party (other than the requirement of notice to the Borrower of the resignation of the Administrative Agent or the Documentation Agent).

         Section 10.17. QUESTIONNAIRE. In order to assist the Administrative Agent and the Documentation Agent in the administration and performance of their duties under this Agreement, each of the Lenders hereby agrees to complete and deliver to the Administrative Agent and the Documentation Agent a questionnaire in substantially the form of EXHIBIT K attached hereto (an "Administrative Questionnaire").

                               SECTION 11. DEFAULT

         Section 11.1. The occurrence of any of the following events shall constitute a default under this Agreement, the Notes and the Other Documents (an "Event of Default"):

                  (a) Borrower shall fail to pay (i) any outstanding principal amount of the Loans when due, (ii) any accrued and unpaid interest on the Loans within three (3) days of the due date therefor or (iii) any fees or expenses payable under this Agreement, the Notes or the Other Documents within five (5) days of the due date therefor; or


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                  (b) Any Credit Party shall fail to perform any term, covenant or agreement contained in Sections 7.1., 7.2., 7.3., 7.4., 7.5., 7.6., 7.7.,
7.8., 7.12., 7.15., 7.17., 7.18., 7.20. and 8.1. through 8.21. of this
Agreement; provided, however, that no Event of Default shall occur under this subsection (b) by virtue of Borrower's failure to timely deliver any financial statement or report required to be delivered under any of the foregoing sections until the lapse of a ten (10) day grace period; or

                  (c) Any Credit Party shall fail to perform any other term, covenant or agreement (other than in respect of terms, covenants and agreements which are the subject of Sections 11.1.(a) or 11.1.(b) and Section 11.1.(k) hereof) contained in this Agreement and such default shall continue for thirty
(30) days after notice thereof has been sent to Borrower by the Administrative Agent; or

                  (d) any default or event of default shall occur under the Other Documents which could have a Material Adverse Effect; or

                  (e) any representation or warranty of any Credit Party made in this Agreement, the Notes, the Other Documents or the Transaction Documents or in any certificate or report delivered hereunder or thereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

                  (f) Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Contingent Obligation or any Lease Obligation, beyond any period of grace (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness, Contingent Obligation or Lease Obligation was created, if the aggregate amount of the Indebtedness, Contingent Obligations or Lease Obligations in respect of which such default or defaults shall have occurred is at least FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Contingent Obligation or Lease Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to permit the holder or holders of such Indebtedness, Contingent Obligation or Lease Obligations to cause, with the giving of notice if required, the same to become due prior to its stated maturity, to become payable or to terminate Borrower's or any Subsidiary's use thereof prior to the specified term therefor; or

                  (g) Any Credit Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its properties and assets; (ii) be generally not paying its debts as such debts become due; (iii) make a general assignment for the benefit of its creditors;
(iv) commence a voluntary case under the Bankruptcy Code; (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors; (vi) fail


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to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or other law; (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing; or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

                  (h) a proceeding or case shall be commenced, without the application or consent of any Credit Party in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its properties and assets; or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, or an order for relief shall be entered in an involuntary case under the Bankruptcy Code, against any such Credit Party; or action under the laws of the jurisdiction of incorporation or organization of any such Person similar to any of the foregoing shall be taken with respect to any such Credit Party; or

                  (i) an uninsured or self-insured judgment or order for the payment of money shall be entered against any Credit Party by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of any Credit Party, that in the aggregate exceeds TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) in value and such judgment, order, warrant or process shall continue undischarged or unstayed for sixty (60) days; or

                  (j) Any Credit Party or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) that it shall have become liable to pay to the PBGC or to a plan under Title IV of ERISA; intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by any Credit Party, any member of the Controlled Group, any plan administrator or any combination of the foregoing, other than in the case of a "statutory termination" as defined in Title IV of ERISA, when the amount of such liability to any Credit Party could reasonably be expected to have a Material Adverse Effect; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against any Credit Party and such proceedings shall not have been dismissed within thirty (30) days thereafter where the liability to any Credit Party could have a Material Adverse Effect; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated where the liability to any Credit Party could have a Material Adverse Effect; or

                  (k) Borrower shall fail to meet any financial covenant set forth in Section 9. hereof; or


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                                       86


                  (l) The failure of any Credit Party to execute, deliver or address, or cause to be executed, delivered and addressed, the matters set forth on SCHEDULE 11.1. attached hereto within the time periods set forth on said
SCHEDULE 11.1. (the "Post Closing Matters"); or

                  (m) Any Governmental Authority shall condemn, seize or otherwise appropriate, or take custody or control of, or file a lien, levy or assessment in respect of, all or any substantial portion of the properties or assets of any Credit Party or any of its Subsidiaries; or

                  (n) Any Governmental Authority or other Person shall garnish, seize or levy or execute upon any monies of Borrower or any of its Subsidiaries on deposit with or otherwise in the custody of the Administrative Agent, the Documentation Agent, the Lenders or any Lender Affiliate; or

                  (o) This Agreement, the Notes or the Other Documents shall cease to be in full force and effect in any material respect, or any Credit Party shall so assert, or, except to the extent resulting from the negligent or willful acts or omissions of the Administrative Agent, the Encumbrances created by the Security Documents shall cease to be fully perfected enforceable first priority security interest on the Collateral as provided herein and therein; or

                  (p) Any Guarantee shall cease to be in full force and effect, or any Guarantor shall so assert; or

                  (q) SSH shall engage in any activity other than Permitted SSH Activities; or

                  (r) a Change in Control Event shall have occurred; or

                  (s) an "Event of Noncompliance" (as defined in the Transaction Documents) shall have occurred in connection with the redemption of, or which otherwise requires the redemption of, the Capital Stock issued under the Transaction Documents.





                              SECTION 12. REMEDIES

         Section 12.1. REMEDIES. Upon the occurrence of an Event of Default, and at any time thereafter while such Event of Default is continuing, immediately and automatically in the case of an Event of Default specified in Section 11.1(g) or 11.1.(h), and in all other cases, upon the Administrative Agent's declaration at the request or consent of the Required Lenders:

                  (a) The Administrative Agent's and the Lenders' obligation to make any Extension of Credit shall terminate;

                  (b) the unpaid principal amount of the Loans, together with accrued interest thereon, and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived;

                  (c) The Administrative Agent, the Documentation Agent, the Lenders and any Lender Affiliate may exercise any right of setoff granted to the Administrative Agent, the Documentation Agent, the Lenders and any Lender Affiliate pursuant to Section 14.2.4. hereof; and

                  (d) The Administrative Agent, the Documentation Agent and the Lenders may exercise any and all other rights and remedies they have under this Agreement, the Notes or the Other Documents or at law or in equity, and proceed to protect and enforce their rights by any action at law, in equity or other appropriate proceeding.

         Section 12.2. DEFAULT INTEREST RATE. Immediately upon the occurrence of an Event of Default specified in Section 11.1.(a) hereof, and in all other cases at the option of the Required Lenders, which may be exercised following the occurrence of any other Event of Default, and whether or not the Lenders exercise any other right or remedy, the Obligations (including, to the extent permitted by law, overdue interest and fees) shall bear interest thereafter until paid in full at the Default Rate.

         Section 12.3. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Adminisitrative Agent, the Documentation Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of this Agreement or any of the Other Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of Swingline Loans in the following order: (i) fees, expenses and penalties applicable to Swingline Loans, (ii) accrued and unpaid interest and (iii) principal.

                  (c) Second, to the payment of Revolving Loans in the following order: (i) fees, expenses and penalties applicable to Revolving Loans, (ii) accrued and unpaid interest and (iii) principal, in each case pro rata with each Lender's Revolving Loan Commitment Percentage.

                  (d) Third, to the payment of the Term Loans in the following order: (i) fees, expenses and penalties applicable to the Term Loans, (ii) accrued and unpaid interest and (iii) principal, in each case pro rata with each Lender's Term Loan Commitment Percentage.

                  (e) Fourth, to the payment of any other Obligations due to the Administrative Agent, the Documentation Agent or the Lenders under this Agreement, the Notes or the Other Documents.

                  (f) Fifth, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Agents of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the State of Connecticut.

                  (g) Finally, the excess, if any, shall be distributed to Borrower or such other Persons as are entitled thereto.


                             SECTION 13. ASSIGNMENT

         Section 13.1. ASSIGNMENT.

                  (a) Each Lender may assign to one or more Persons all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Revolving Loan Commitment and the same portion of the Revolving Loans at the time owing to it and the Revolving Note held by it and/or its Term Loan Commitment, and the same portion of the Term Loan at the time owing to it and the Term Note held by it); PROVIDED, HOWEVER, that (i) except in the case of an assignment to a Lender or a Lender Affiliate, the Administrative Agent and, as long as no Default or Event of Default shall have occurred or be continuing, the Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's interests, rights and obligations under this Agreement; (iii) the amount of the Commitments and the Loans of the assigning Lender subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) in the case of Revolving Loans, FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) in the case of Term Loans or, if less, the entire remaining Revolving Loan Commitment or Term Loan Commitment and all of the Loans of the Class being assigned at the time owing to such assigning Lender; (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an assignment and acceptance in the form of EXHIBIT L attached hereto (the "Assignment and Acceptance"), together with the Note or Notes subject to such assignment and a processing and recordation fee of TWO THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($2,500.00); (v) the assignee shall be a Lender or financial institution having total assets in excess of FIVE HUNDRED MILLION AND NO/100 DOLLARS ($500,000,000.00); (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; (vii) as long as no Default or Event of Default shall have occurred or be continuing, such assignment shall not result in increased costs to any Credit Party by virtue of such assignment; and (viii), in the case of BankBoston, N.A., no such assignment shall result, unless otherwise agreed by Borrower, in a reduction of the amount of the Revolving Loan Commitment of BankBoston, N.A. to less than TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00). Upon such execution, delivery, acceptance and recording pursuant to Section 13.2. hereof from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the


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                                       89


execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement; and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's interests, rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of any indemnity, waiver, release or limitation of liability contained herein, as well as to any Fees accrued for its account and not yet paid).

                  (b) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment or Commitments and the outstanding balances of its Loans being assigned, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in subsection (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Notes, the Other Documents or any other agreement, document or instrument furnished pursuant hereto or thereto;
(iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Financial Statements delivered pursuant to Section 7.1. hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent or the Documentation Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Documentation Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Documentation Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         Section 13.2. MAINTENANCE OF A REGISTER. The Administrative Agent shall maintain at one of its principal offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, the Revolving Loan Commitment, the Revolving Loan Commitment Percentage, the Term Loan Commitment, the Term Loan Commitment Percentage, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and Borrower, the Administrative Agent, the

Documentation Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall also be authorized to amend, modify and substitute SCHEDULE 1.153. attached hereto from time to time to properly reflect the Commitments and the Commitment Percentages of the Lenders under this Agreement.

         Section 13.3. QUESTIONNAIRE. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 13.1. above and, if required, the written consent of the Administrative Agent and/or Borrower to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance; (ii) record the information contained therein in the Register; and (iii) give prompt notice thereof to the Lenders. Within five (5) Business Days after receipt of notice, Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Revolving Loan Commitment or Term Loan Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Loan Commitment or Term Loan Commitment, a new Note or Notes to the order of such assigning Lender in a principal amount equal to the applicable Commitment retained by it. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Note which they replace; shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of EXHIBIT B or EXHIBIT D attached hereto, as applicable. Canceled Notes shall be returned to the Borrower.

         Section 13.4. SALE OF PARTICIPATIONS. Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more Lenders, financial institutions or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Loan Commitment and the same portion of the Revolving Loans owing to Lender and the Revolving Note held by it and/or its Term Loan Commitment, and the same portion of the Term Loan at the time owing to it and the Term Note held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;
(iii) the participating Lenders, financial institutions or other entities shall be entitled to the benefit of the cost protection provisions contained in this Agreement only to the extent the Lender or Lenders selling a participation to them are entitled thereto; (iv) Borrower, the Administrative Agent, the Documentation Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights, interests and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any Fees payable hereunder or the amount of principal of or


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                                       91


the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest or other amounts on the Loans or changing or extending the Commitments or Section 2.6. hereof) and (v) such participation shall not result in increased costs to any Credit Party by virtue of the sale of such participation.

         Section 13.5. DISCLOSURE OF INFORMATION. Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower furnished to such Lender by or on behalf of Borrower; PROVIDED, HOWEVER, that, prior to any such disclosure of information designated by Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information in accordance with Section 7.7. hereof.

         Section 13.6. ASSIGNEE OR PARTICIPANT AFFILIATED WITH BORROWER. If any assignee Lender is an Affiliate of Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the Other Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to this Agreement or any of the Other Documents or for purposes of making requests to the Administrative Agent pursuant to Section 10 hereof, and the determination of the Lenders shall for all purposes of this Agreement and the Other Documents be made without regard to such assignee Lender's interest in any of the Loans. If any Lender sells a participating interest in any of the Loans to a participant, and such participant is Borrower or an Affiliate of the Borrower, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender under this Agreement or any of the Other Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to this Agreement or any of the Other Documents or for purposes of making requests to the Administrative Agent pursuant to Section 10 hereof to the extent that such participation is beneficially owned by Borrower or any Affiliate of Borrower, and the determination of the Lender shall for all purposes of this Agreement and the Other Documents be made without regard to the interest of such transferor Lender in the Loans to the extent of such participation.

         Section 13.7. MISCELLANEOUS ASSIGNMENT PROVISIONS. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable under this Agreement or any of the Other Documents for its account, deliver to Borrower and the Administrative Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 13 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations under this Agreement or any of the Other Documents.

         Section 13.8. NO ASSIGNMENT OR DELEGATION BY BORROWER. Borrower shall not assign or delegate any of its rights or duties under this Agreement.

                            SECTION 14. MISCELLANEOUS

         Section 14.1. CROSS COLLATERAL. The security interests, liens and other rights and interests in and relative to any collateral now or hereafter granted to the Administrative Agent, the Documentation Agent or the Lenders by Borrower by or in any instrument or agreement, including but not limited to this Agreement and the Other Documents, shall serve as security for any and all obligations of Borrower or any other Credit Party to the Administrative Agent, the Documentation Agent and the Lenders, and, for the repayment thereof, the Administrative Agent, the Documentation Agent or the Lenders may resort to any security held by them in such order and manner as they may elect subject to the provisions of Section 12.3. hereof.

         Section 14.2. WAIVERS.

         Section 14.2.1. IN GENERAL. Borrower waives presentment, demand, notice, protest, notice of acceptance, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect both to the Obligations and the Collateral, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of the Collateral, to the addition or release of any party or Person primarily or secondarily liable therefor, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Lenders may deem advisable in their sole and absolute discretion. The Administrative Agent, the Documentation Agent and the Lenders shall have no duty, other than to act in a commercially reasonable manner, as to the collection or protection of the Collateral or any income thereon, as to the preservation of rights or remedies against prior parties, or as to the preservation of any rights and remedies pertaining thereto. The Administrative Agent, the Documentation Agent and the Lenders may exercise their rights and remedies with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for liability. The Administrative Agent, the Documentation Agent and the Lenders shall not be deemed to have waived any of their rights and remedies with respect to the Obligations or the Collateral unless such waiver be in writing. No delay or omission on the part of the Administrative Agent, the Documentation Agent or the Lenders in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to any subsequent enforcement by the Administrative Agent, the Documentation Agent or the Lenders. All rights and remedies of the Administrative Agent, the Documentation Agent or the Lenders with respect to the Obligations or the Collateral shall be cumulative and may be exercised singularly or concurrently.

         Section 14.2.2. PREJUDGMENT REMEDY. EACH CREDIT PARTY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION AND HEREBY WAIVES ITS RIGHT TO


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                                       93


NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT OR THE LENDERS MAY DESIRE TO USE.

         Section 14.2.3. JURY TRIAL. EACH CREDIT PARTY HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART AND/OR IN THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT OR THE LENDERS OF ANY OF THEIR RIGHTS AND REMEDIES HEREUNDER OR UNDER APPLICABLE LAW. EACH CREDIT PARTY ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEY.

         Section 14.2.4. LIEN AND SETOFF. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits (general or special, time or demand, the provisional or final), balances or other sums credited by or due from the Administrative Agent, the Documentation Agent, the Lenders, or any Lender Affiliate to any Credit Party (other than payroll and payroll tax deposit accounts) may, at any time and from time to time after the occurrence of an Event of Default, without notice to any such Credit Party or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be, subject to Section 12.3. hereof, setoff, appropriated, and applied by the Administrative Agent, the Documentation Agent, the Lenders or any Lender Affiliate against any and all obligations of the Credit Parties to the Administrative Agent, the Documentation Agent, the Lenders or any Lender Affiliate in such manner as the Administrative Agent, the Documentation Agent, the Lenders or any Lender Affiliate in their sole and absolute discretion may determine, and each Credit Party hereby grants to the Administrative Agent, the Documentation Agent and the Lenders a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations. The rights provided to the Administrative Agent, the Documentation Agent, the Lenders and any Lender Affiliate in this Section 14.2.4. shall be in addition to and shall not limit any common law right of setoff available to the Administrative Agent, the Documentation Agent, the Lenders or any Lender Affiliate.

         Section 14.2.5. CLAIMS. Borrower does hereby (i) waive any claim in tort, contract or otherwise which Borrower may have against the Administrative Agent, the Documentation Agent, the Lenders, any Lender Affiliate or any Lender Agents which may arise out of the relationship between Borrower and the Administrative Agent, the Documentation Agent, the Lenders or any Lender Affiliate prior to the Closing Date; and (ii) absolutely and unconditionally release and discharge the Administrative Agent, the Documentation Agent, the Lenders and any Lender Affiliate or Lender Agents from any and all claims, causes of action, losses, damages or expenses which may arise out of any relationship between it and the Administrative Agent, the Documentation Agent, the Lenders or any Lender Affiliate which Borrower may have as of the

Closing Date. Borrower acknowledges that it makes this waiver and release knowingly, voluntarily and only after considering the ramifications of this waiver and release with its attorney.

         Section 14.3. NOTICES. All notices, requests, demands or other communications required by this Agreement shall be made in writing, and unless otherwise specifically provided herein, shall be deemed to have been duly given when delivered by hand or mailed, first class mail postage prepaid, or, in the case of telecopy or facsimile notice, when transmitted, answer back received, addressed as follows, or to such other address as either party may designate in writing:

If to the Administrative Agent:

BankBoston, N.A.
100 Pearl Street
Hartford, CT  06103
Attn: Roger J. Roche, Jr., Director
Telephone: (860) 727-6567
Telecopier: (860) 727-6575

If to the Documentation Agent:

General Electric Capital Corporation
335 Madison Avenue, 12th Floor
New York, NY 10017
Attn: Daniel Gagliardo, Assistant Vice President
Telephone:  (212) 370-8085
Telecopier:  (212) 983-8766

If to any Lender, at the address set forth on the Administrative Questionnaire.

If to Borrower:

Alarmguard, Inc.
125 Frontage Road
Orange, CT  06477
Attn:  David Heidecorn, Chief Financial Officer
Telephone:  (203) 795-9000
Telecopier:  (203) 799-9636

         Section 14.4. RETENTION OF DOCUMENTS. The Administrative Agent, the Documentation Agent and any Lender may, in accordance with the Administrative Agent's, the Documentation Agent's or such Lender's customary practices, destroy or otherwise dispose of all documents, schedules, invoices or other papers, delivered by any Credit Party to the Administrative Agent, the Documentation Agent or such Lender unless such Credit Party requests in writing the same be returned. Upon any such request and at such Credit Party's expense, the Administrative Agent, the Documentation Agent or such Lender shall return such papers when the Administrative Agent's, the Documentation Agent's or such Lender's actual or anticipated need for same has terminated.

         Section 14.5. FEES AND EXPENSES; INDEMNITY.

                  (a) Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly all reasonable out-of-pocket (unless otherwise specifically permitted below) fees, costs and expenses incurred by the Administrative Agent, the Documentation Agent and the Lenders in connection with any matters contemplated by or arising out of this Agreement, the Notes or the Other Documents, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) reasonable out-of-pocket fees, costs and expenses (including reasonable attorneys' fees) incurred by the Administrative Agent in connection with the examination, review, due diligence investigation, documentation and closing of the transactions contemplated by this Agreement, the Notes and the Other Documents; (b) reasonable fees, costs and expenses of the Administrative Agent (including reasonable attorneys' fees, allocated costs of internal counsel and fees and expenses of accountants retained by the Administrative Agent) incurred in connection with the administration of this Agreement and the Other Documents and any amendments, modifications and waivers relating thereto; (c) reasonable out-of-pocket fees, costs and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) incurred by the Administrative Agent within six (6) months after the Closing Date in connection with the syndication of the Loans; (d) reasonable out-of-pocket fees, costs and expenses incurred in creating, perfecting and maintaining perfection of Encumbrances in favor of the Administrative Agent on behalf of the Lenders, including lien search fees, filing and recording fees, taxes and expenses, title insurance policy fees, fees and expenses of attorneys for providing such opinions as the Administrative Agent may reasonably request and fees and expenses of attorneys to the Administrative Agent; (e) reasonable fees, costs and expenses (including attorneys' fees and allocated costs of internal counsel) incurred in connection with the review, documentation, negotiation, closing and administration of any subordination or intercreditor agreements; (f) reasonable out-of-pocket fees, costs and expenses incurred in connection with forwarding to Borrower the proceeds of Loans including the Administrative Agent's standard wire transfer fee; (g) reasonable out-of-pocket fees, costs, expense and bank charges, including bank charges for returned checks, incurred by the Administrative Agent in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; and (h) reasonable out-of-pocket fees, costs and expenses of the Administrative Agent, the Documentation Agent and the Lenders (including attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, industry consultants, accountants and other professionals retained by the Administrative Agent, the Documentation Agent or any Lender) incurred in collecting upon or enforcing rights against the Collateral after the occurrence and during the continuance of a Default or an Event of Default or incurred in any action to enforce this Agreement or the Other Documents or to collect any payments due from any Credit Party under this Agreement, the Notes or the Other Documents or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

                  (b) Each Credit Party shall, jointly and severally, indemnify and hold the Administrative Agent, the Documentation Agent, the Lenders, any Lender Affiliate and any Lender Agents harmless from and against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any suit, action, investigation, litigation or other proceeding (whether or not any such Person is a party thereto and whether or not any such suit, action, investigation, litigation or other proceeding is between or among any such Person, or any third Person or otherwise) related to the entering into and/or the performance of (a) this Agreement, the Notes or the Other Documents, the use of the proceeds of any Extension of Credit, the consummation of any other transaction contemplated hereby and thereby or the exercise of any rights or remedies under this Agreement, the Notes or the Other Documents, (b) the Transaction Documents or any other transaction contemplated thereby or (c) any Acquisition (but excluding any such losses, liabilities, claims, damages or expenses to the extent solely incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified as finally determined by a court of competent jurisdiction) and including, in any case, and without limitation, the reasonable fees and expenses of legal counsel and other professional advisors incurred in connection with any such action, suit, investigation, litigation or other proceeding. NO LENDER AGENT SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT, THE NOTES OR THE OTHER DOCUMENTS, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT, THE NOTES OR THE OTHER DOCUMENTS OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

         Section 14.6. TERM OF AGREEMENT. This Agreement shall continue in force and effect so long as the Lenders have any commitment to extend credit or any of the Obligations shall be outstanding.

         Section 14.7. STAMP TAX. Borrower will pay any stamp, franchise or other recording tax which becomes payable in respect of this Agreement, the Notes or the Other Documents.

         Section 14.8. SCHEDULES AND EXHIBITS. The schedules and exhibits which are attached hereto are and shall constitute a part of this Agreement.

         Section 14.9. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement, the Notes and the Other Documents, and the rights and obligations of the parties hereunder and thereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Connecticut. Borrower agrees that any suit for the enforcement of this Agreement, the Notes or the Other Documents may be brought in the courts of the State of Connecticut or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon Borrower by mail at the address referred to in Section 14.3. hereof. Borrower hereby waives any objection that Borrower may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

         Section 14.10. SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants and agreements contained in this Agreement, the Notes or the Other Documents shall survive the Closing Date and continue in full force and effect until the payment and the performance of the Obligations in full and the termination of the Commitments.

         Section 14.11. AMENDMENTS. No modification or amendment of this Agreement, the Notes or the Other Documents shall be effective unless the same shall be in writing and signed by Borrower and the Required Lenders (or, if required by Section 10.14., all of the Lenders) and, if the modification or amendment relates to any duties, obligations or rights of the Administrative Agent or the Documentation Agent, the Administrative Agent and the Documentation Agent, as applicable.

         Section 14.12. BINDING EFFECT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Administrative Agent, the Documentation Agent, the Lenders, Borrower and their respective successors and assigns; PROVIDED, HOWEVER, that Borrower may not assign or transfer its rights or obligations hereunder.

         Section 14.13. INTEREST RATE. If the rate of interest payable by Borrower under this Agreement, the Notes or the Other Documents shall be or become usurious or otherwise unlawful under laws applicable thereto, the interest rate shall be reduced to the maximum lawful rate and any amount paid by Borrower in excess of the maximum lawful rate shall be considered a payment in reduction of principal or, at the sole election of the Lenders, shall be returned to Borrower.

         Section 14.14. COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon one and the same instrument.

         Section 14.15. NO AGENCY RELATIONSHIP. Neither the Administrative Agent, the Documentation Agent nor any Lender is the agent, fiduciary or representative of Borrower nor is Borrower the agent, fiduciary or representative of the Administrative Agent, the Documentation Agent or any Lender and this Agreement shall not make the Administrative Agent, the Documentation Agent or any Lender liable to any third party, including but not limited to, Borrower's shareholders, directors, officers, creditors or any other person.

         Section 14.16. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         Section 14.17. HEADINGS. All article, section and subsection headings in this Agreement, the Notes and the Other Documents are included for convenience of reference only and shall not constitute a part of this Agreement, the Notes or the Other Documents for any other purpose.

         Section 14.18. REINSTATEMENT. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Administrative Agent, the Documentation Agent or any Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent, the Documentation Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party or upon the appointment of any intervenor or conservator of, or trustee or similar official for, any Credit Party or any substantial part of its properties or assets, or otherwise, all as though such payments had not been made.

         Section 14.19. INTERPRETATION AND CONSTRUCTION. The following rules shall apply to the interpretation and construction of this Agreement, the Notes and the Other Documents unless the context requires otherwise: (a) the singular includes the plural and the plural includes the singular; (b) words importing any gender include the other gender; (c) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes; (d) references to "writing" shall include printing, photocopy, typing, lithography and other means of reproducing words in a tangible, visible form; (e) the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; (f) references to the introductory paragraph, preliminary statements, articles, sections (or subdivisions of sections), exhibits or schedules are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not prohibited by the terms of this Agreement; (h) references to Persons include their respective permitted successors and assigns; and (i) "or" is not exclusive.

         Section 14.20. GAAP AND ACCOUNTING CHANGES. Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any of the Other Documents, then the Credit Parties, the Administrative Agent, the Documentation Agent and the Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating any Credit Party's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. "Accounting Changes" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions); (b) changes in accounting principals concurred in by any Credit Party's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to April 15, 1997 (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall, except as otherwise provided in this Agreement, be treated as expenses in the period the expenditures are made and deducted as part of the calculation of Consolidated EBITDA in such period. If the Credit Parties, the Administrative Agent, the Documentation Agent and the Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in this Agreement or in any of the Other Documents shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If the Credit Parties, the Administrative Agent, the Documentation Agent and the Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any

Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with this Agreement and the Other Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

                        [SIGNATURE PAGE S-1 FOLLOWS NEXT]

         IN WITNESS WHEREOF, Borrower, the Guarantors, the Lenders, the Administrative Agent and the Documentation Agent have executed this Agreement as of the date first above written.

                                       THE BORROWER:
                                       ALARMGUARD, INC.


                                       By: ___________________________
                                              Name:
                                              Title:

                                       THE GUARANTORS:
                                       SECURITY  SYSTEMS HOLDINGS, INC.


                                       By: ___________________________
                                              Name:
                                              Title:

                                       ALARMGUARD HOLDINGS, INC.



                                       By: ___________________________
                                              Name:
                                              Title:

                                       PROTECTIVE ALARMS OF CANADA, INC.



                                       By: ____________________________
                                              Name:
                                              Title:

                                       DETECT, INC.



                                       By: ____________________________
                                              Name:
                                              Title:

                                       THE LENDERS:
                                       BANKBOSTON, N.A.
                                       (successor by merger to Bank of Boston
                                        Connecticut)


                                       By:___________________________
                                             Name:
                                             Title:

                                       GENERAL ELECTRIC CAPITAL
                                       CORPORATION


                                       By: __________________________
                                              Name:
                                              Title:


                                       IBJ SCHRODER BANK & TRUST COMPANY


                                       By: __________________________
                                              Name:
                                              Title:


                                       CIBC INC.


                                       By: __________________________
                                              Name:
                                              Title:

                                       THE ADMINISTRATIVE AGENT:
                                       BANKBOSTON, N.A. (successor by merger to Bank of Boston Connecticut)


                                       By: ___________________________
                                              Name:
                                              Title:


                                       THE DOCUMENTATION AGENT:
                                       GENERAL ELECTRIC CAPITAL
                                       CORPORATION


                                       By: ___________________________
                                              Name:
                                              Title: